Exhibit 1
Annual Financial Report
(Japanese GAAP)
This report is an English translation of “Yukashoken-Houkokusho” as of and for the year ended
March 31, 2008, filed through the Electronic Disclosure for Investors’ Network (EDINET) in Japan,
pursuant to the Japanese Financial Instruments and Exchange Law, Regulation Section 27-30 Paragraph 2.

Annual Financial Report

Document for filing:	Annual Financial Report

Pursuant to:	Japanese Financial Instruments and Exchange Law, Regulation 24-1

Administrative division for filing to:	Director of Kanto Local Finance Bureau

Filing date:	June 25, 2008

Period of Annual Financial Report for:	April 1, 2007 ~ March 31, 2008

Company name:	NIS GROUP CO., LTD.

Representative:	Kunihiko Sakioka

President, Representative Director of the Board and CEO

Location of Matsuyama Head Office:	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime

(The address above is the registered head office; the actual principal executive office is the Tokyo Head Office stated below)

Telephone:	+ 81-89-943-2400

Contact:	Akihiro Nojiri

Senior Executive Director of the Board, Executive Officer and

Head of Strategy & Operations Control

Location of Tokyo Head Office:	6-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

Telephone:	+81-3-3348-2424

Contact:	Akihiro Nojiri

Senior Executive Director of the Board, Executive Officer and

Head of Strategy & Operations Control

Locations where the filing is available to the public:	Tokyo Head Office, NIS Group Co., Ltd.

(6-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo)

Research Department, NIS Group Co., Ltd.

(1-8, Hon-cho 4-chome, Kawaguchi City, Saitama)

Nagoya Sales Section 1, Sales Control 2nd Department, NIS Group Co., Ltd.

(20-25, Nishiki 1-chome, Naka-ku, Nagoya City)

Osaka Sales Section 1, Sales Control 2nd Department, NIS Group Co., Ltd.

(2-27, Shiromi 1-chome, Chuo-ku, Osaka City)

Tokyo Stock Exchange, Inc.

(2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)

Annual Financial Report

FIRST SECTION:	CORPORATE INFORMATION

Note:	All amounts are rounded down to the nearest million yen, and all percentages are rounded to the nearest one-tenth of one percent in this annual financial report.

ITEM 1.	OVERVIEW OF THE CORPORATION

1.	KEY FINANCIAL DATA AND TRENDS

	Year Ended / As of March 31,
	2004	2005	2006	2007	2008

	(In millions except percentages, shares, per share data and number of employees)
Consolidated Financial Data:
Operating revenues	¥45,693	¥45,867	¥60,991	¥88,152	¥83,027
Ordinary income (losses)	11,112	8,592	12,785	9,323	(17,438)
Net income (losses)	6,186	6,525	9,033	8	(45,116)
Net assets	53,832	65,793	79,824	86,747	58,763
Total assets	207,955	226,287	350,861	403,880	272,983
Net assets per share (in yen)	425.90	127.11	58.35	29.01	228.89
Net income (losses) per share (in yen):
Basic	49.04	12.67	6.91	0.00	(289.06)
Diluted	45.21	11.53	6.50	0.00	-
Net worth ratio (%)	25.9	29.1	22.8	20.5	20.1
Return on equity (%)	12.5	10.9	12.4	0.0	(65.6)
Price earnings ratio (times)	17.3	23.7	37.3	23,451.1	-
Net cash provided by (used in) operating activities	5,053	16,202	(89,882)	(67,357)	68,045
Net cash (used in) provided by investing activities	(2,184)	(15,825)	(17,144)	(8,547)	8,204
Net cash (used in) provided by financing activities	(6,237)	4,765	102,574	79,728	(90,168)
Cash and cash equivalents at end of year	20,243	25,376	21,105	27,625	11,652
Number of employees (persons)	851	818	998	1,166	708
Average number of temporary employees (persons)	94	85	100	90	65

Non-consolidated Financial Data:
Operating revenues	40,795	32,370	34,152	36,622	28,123
Ordinary income (losses)	10,596	7,989	8,109	4,947	(16,495)
Net income (losses)	5,483	6,279	6,944	64	(45,615)
Common stock	7,218	7,779	11,848	16,289	26,289
Issued shares (in thousand shares)	134,726	544,668	1,406,470	2,917,887	245,894
Net assets	53,150	64,861	74,752	78,820	51,148
Total assets	201,733	206,782	300,715	327,891	222,855
Net assets per share (in yen)	420.58	125.32	54.65	27.66	213.46
Dividend per share (in yen):
Full-year dividend	8.50	3.875	2.10	0.16	-
Of which half-year dividend	3.75	1.375	1.00	0.16	-
Net income (losses) per share (in yen):
Basic	43.49	12.21	5.32	0.02	(292.26)
Diluted	40.19	11.20	5.02	0.02	-
Net worth ratio (%)	26.4	31.4	24.9	24.0	23.0
Return on equity (%)	11.2	10.6	9.9	0.1	(70.2)
Price earnings ratio (times)	19.5	24.6	48.5	3,038.5	-
Dividend pay-out ratio (%)	19.4	31.7	39.5	694.5	-
Number of employees (persons)	785	680	720	801	485
Average number of temporary employees (persons)	86	74	90	77	54

Notes:	1.	Consumption taxes are excluded from operating revenues.
	2.	On May 20, 2004, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	3.	On November 19, 2004, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	4.	On May 20, 2005, NIS Group Co., Ltd. completed a 1.2-for-1 stock split.
	5.	On November 18, 2005, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	6.	On April 1, 2006, NIS Group Co., Ltd. completed a 2-for-1 stock split.
	7.	On August 31, 2007, NIS Group Co., Ltd. completed a 1-for-20 reverse stock split.
	8.	Diluted net income per share for the year ended March 31, 2008 was not presented because of net losses per share.
	9.	Price earning ratio for the year ended March 31, 2008 was not presented because of net losses per share.
	10.	The half-year dividend per share for the year ended March 31, 2005, which amounted to ¥2.75, includes the ¥0.5 commemorative dividend in connection with the listing of a subsidiary’s shares on the stock exchange. In addition, the amount of half-year dividends per share presented above is adjusted retroactively to reflect the 2-for-1 stock split completed on November 19, 2004.

Annual Financial Report

11.	The half-year dividend per share for the year ended March 31, 2006 amounted to ¥2.00. In addition, the amount of half-year dividend per share presented above is adjusted retroactively to reflect the 2-for-1 stock split completed on November 18, 2005.
12.	The Accounting Standard Board Statement (“ASB Statement”) No.5 “Accounting Standards for Presentation on Net Assets in the Balance Sheet” and the Accounting Standard Board Guidance (“ASB Guidance”) No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheets” issued by the Accounting Standard Board of Japan (“ASBJ”) were adopted beginning from the year ended March 31, 2007.
13.	ASB Statement No. 2 “Accounting Standard Concerning Net Income Per Share” and ASB Guidance No. 4 “Guidance for Accounting Standard Concerning Net Income Per Share,” issued by the ASBJ on September 25, 2002, were adopted.
In addition, per share data is adjusted retroactively as follows, reflecting stock splits in accordance with the abovementioned standard and guidance:

	Year Ended / As of March 31,
	2004	2005	2006	2007	2008

	(In yen)
Consolidated:
Net assets per share	¥443.65	¥529.62	¥583.48	¥580.20	¥228.89
Net income (losses) per share:
Basic	51.08	52.79	69.14	0.06	(289.06)
Diluted	47.10	48.02	64.99	0.01	-

Non-consolidated:
Net assets per share	438.11	522.18	546.53	553.21	213.46
Dividend per share:
Full-year dividend	8.85	16.15	21.00	3.20	-
Of which half-year dividend	(3.91)	(5.73)	(10.00)	(3.20)	(-)
Net income (losses) per share:
Basic	45.31	50.86	53.16	0.46	(292.26)
Diluted	41.86	46.67	50.22	0.46	-

Annual Financial Report

2.	CORPORATE HISTORY

May 1960	Nissin Shoji Co., Ltd. (common stock: ¥1.85 million) established in Matsuyama City, specializing in discounting commercial bills.

April 1967	Merged with Nissin Real Estate Co., Ltd. (common stock: ¥8 million).

July 1967	Began offering secured loans.

July 1972	Began offering consumer loans.

September 1981	Began offering SME loans.

February 1984	Registered as a moneylending company following the enactment of the Moneylending Business Law.

April 1990	Merged with National Shinpan Co., Ltd. (common stock: ¥10 million).

November 1990	Changed company name to Nissin Co., Ltd., and relocated the head office to the current location.

April 1994	Obtained approval from Japan Securities Dealers Association to register shares on the OTC market.

August 1994	Established the Tokyo Office to strengthen financing activities in the Kanto region.

September 1996	Listed on the Second Section of the Osaka Securities Exchange.

October 1996	Upgraded the Tokyo Office to Tokyo Branch.

April 1998	Upgraded the Tokyo Branch to Tokyo Head Office.

December 1998	Listed on the Second Section of the Tokyo Stock Exchange.

September 1999	Listed on the First Section of the Tokyo Stock Exchange and Osaka Securities Exchange.

July 2001	Established Nissin Servicer Co., Ltd., currently a consolidated subsidiary.

August 2002	Listed on the New York Stock Exchange.

November 2003	Established NIS Lease Co., Ltd., currently a consolidated subsidiary.

June 2004	Sold unguaranteed consumer loans receivable to Orient Credit Co., Ltd.

June 2004	Commenced the real estate business through NIS Property Co., Ltd., currently a consolidated subsidiary.

July 2004	Established Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd. (now named Nissin Leasing (China) Co., Ltd.), currently an affiliate accounted for under the equity method.

September 2004	Nissin Servicer Co., Ltd. was listed on the Mothers market of the Tokyo Stock Exchange.

December 2004	Acquired shares of Yamagen Securities Co., Ltd. (now named NIS Securities Co., Ltd.), currently a consolidated subsidiary.

December 2005	Acquired shares of Aprek Co., Ltd., currently an affiliate accounted for under the equity method, through a cash tender offer.

October 2006	Changed company name to NIS Group Co., Ltd.

December 2006	Acquired shares of Araigumi Co., Ltd., currently an affiliate accounted for under the equity method, through a subscription to a third-party allotment of new shares.

May 2007	Established NI Strategic Partners Co., Ltd., currently a consolidated subsidiary.

December 2007	Reached a basic agreement to form a strategic investment and business alliance with TPG, a U.S. private equity firm.

February 2008	Increased capital through a third-party allotment of new shares to investment vehicles managed by TPG, as a part of a strategic investment and business alliance with TPG.

Annual Financial Report
3.	DESCRIPTION OF BUSINESS

The NIS Group corporate group, comprised of NIS Group Co., Ltd., (the “Company”) and its 61 subsidiaries and 19 affiliates (collectively the “Group”), provides integrated financial services as its core business. Information about the members of the Group is given below:

Business Segment	Business Category	Company Name	Business Description	Company Description

Integrated Financial Services	SME loan business	Aprek Co., Ltd.	Provider of unsecured and secured loans	Affiliate accounted for under the equity method
		NIS Group Co., Ltd.		-
	Consumer loan business		Provider of unsecured and secured loans, and real estate finance
	Credit guarantee business		Credit guarantees in connection with unsecured and secured loans to SMEs
		NIS Lease Co., Ltd.	Guarantees of accounts receivable and credit guarantees in connection with real estate rentals	Consolidated subsidiary
	Leasing business		Provider of leases, installment loans, and rentals in Japan
		Nissin Leasing (China) Co., Ltd. 3 other affiliates accounted for under the equity method	Provider of leases, installment loans, and rentals in the People’s Republic of China	Affiliate accounted for under the equity method
	Securities business	NIS Securities Co., Ltd. 6 other consolidated subsidiaries	Investment banking	Consolidated subsidiary
		1 affiliate accounted for under the equity method		Affiliate accounted for under the equity method
Servicing Business	Loan servicing (Servicing business)	Nissin Servicer Co., Ltd.	Acquisition, collection and collection services of specific money claims	Consolidated subsidiary
		J One Investment Co., Ltd. 22 other consolidated subsidiaries	Acquisition and joint acquisition of specific money claims, etc.	Consolidated subsidiary
		8 affiliates accounted for under the equity method		Affiliate accounted for under the equity method
Real Estate Business	Real estate business	NIS Property Co., Ltd. 20 other consolidated subsidiaries	Real estate transactions, real estate development and asset management	Consolidated subsidiary
		1 affiliate accounted for under the equity method		Affiliate accounted for under the equity method
Other Businesses	Other businesses	8 consolidated subsidiaries	Construction business, SME support services and other businesses	Consolidated subsidiary
		Araigumi Co., Ltd. 3 other affiliates accounted for under the equity method		Affiliate accounted for under the equity method

Notes:	1.	Nissin Servicer Co., Ltd. is listed on the Mothers market of the Tokyo Stock Exchange. Aprek Co., Ltd. is listed on the JASDAQ Securities Exchange. Araigumi Co., Ltd. is listed on the Tokyo Stock Exchange, First Section and Osaka Securities Exchange, First Section. In addition, these three companies are required to file their annual financial reports (Yukashoken-Houkokusho) with the Ministry of Finance.
	2.	Nissin Leasing (China) Co., Ltd., a former consolidated subsidiary, became an affiliate accounted for under the equity method as a result of capital investment through investment vehicles managed by TPG.
	3.	Aprek Co., Ltd., a former consolidated subsidiary, became an affiliate accounted for under the equity method as a result of an issuance of new shares to Incubator Bank of Japan, Limited, Chusho-Kigyo Hosho Kikoh Co., Ltd., and SBG Co., Ltd. through a third-party allotment on March 4, 2008.

Annual Financial Report
Our business flow chart is shown below:

Annual Financial Report
4.	OVERVIEW OF SUBSIDIARIES AND AFFILIATES

				Voting
		Capital		Interest
		(In millions of yen	Main	Owned
Company Name	Location	unless otherwise stated)	Business	(%)	Relationship

(Consolidated Subsidiaries)

Nissin Servicer Co., Ltd. (Notes 2 and 3)	Shinjuku-ku, Tokyo	1,736	Servicing Business	73.6%	1 shared director Lending of funds Management consulting services Office leases
NIS Securities Co., Ltd.	Shinjuku-ku, Tokyo	1,620	Integrated Financial Services	99.5	1 shared director Outsourcing of investment consulting Outsourcing of investment securities management Office leases
NIS Lease Co., Ltd.	Shinjuku-ku, Tokyo	475	Integrated Financial Services	100.0	4 shared directors Lending of funds Customer referral services Outsourcing of investment consulting Office leases
NIS Property Co., Ltd.	Shinjuku-ku, Tokyo	60	Real Estate Business	100.0	4 shared directors Lending of funds Guarantees of borrowings from financial institutions Customer referral services Outsourcing of guarantees to purchase real estate Office leases
57 other companies

(Affiliates Accounted for under the Equity Method)

Nissin Leasing (China) Co., Ltd.	Shanghai, People’s Republic of China	US$202,500 (In thousands )	Integrated Financial Services	50.0	3 shared directors
Aprek Co., Ltd. (Note 2)	Kitakyushu City, Fukuoka	1,126	Integrated Financial Services	39.8	Lending of funds Guarantees of borrowings from financial institutions Management consulting services
Araigumi Co., Ltd. (Note 2)	Nishinomiya City, Hyogo	2,192	Other Businesses	37.5	2 shared directors
Nippon Real Estate Rating Services Co., Ltd.	Shinjuku-ku, Tokyo	80	Other Businesses	25.0	1 shared director Outsourcing of business operations
15 other companies

Notes:	1.	“Main Business” refers to the Business Segment.
	2.	The company is required to file its annual financial report (Yukashoken-Houkokusho) with the Ministry of Finance.
	3.	Operating revenues of the company, net of inter-company sales, contribute to more than 10% of the consolidated operating revenues; however, the presentation of significant financial results information is omitted since the company is required to file its annual financial report (Yukashoken-Houkokusho) with the Ministry of Finance.

Annual Financial Report
5.	EMPLOYEES
(1)	Employees of the Group

	March 31, 2008
	Integrated Financial
	Services	Servicing Business	Real Estate Business	Other Businesses	Total

	(Persons)
Number of Employees	561	103	14	30	708
	(56)	(8)	(-)	(1)	(65)

Notes:	1.	The number of employees represents the number of full-time employees, including employees of third parties seconded to the Group, net of employees seconded to third parties by the Group.
	2.	Each number presented in parentheses is the average number of temporary employees for the one-year period, which is not included in the relevant number of full-time employees.
	3.	Temporary employees include part-timers and persons with short-term contracts, and exclude temporary employees dispatched from personnel agencies.
	4.	The number of employees decreased by 458 persons, or 39.3%, compared with the end of the previous fiscal year, mainly due to the voluntary retirement of 335 persons in the Company and exclusion of Aprek Co., Ltd. and Nissin Leasing (China) Co., Ltd. from the scope of consolidation.
(2)	Employees of the Company

March 31, 2008
Number of Employees	Average Age	Average Years of Service	Average Annual Salary
(Persons)	(Years)	(Years)	(In thousands)

485	31.4	4.8	¥5,247
(54)

Notes:	1.	The number of employees represents the number of full-time employees, including employees of third parties seconded to the Company, net of employees seconded to third parties by the Company.
	2.	The amount presented in “Average Annual Salary” includes bonuses and additional wages.
	3.	Each number presented in parentheses is the average number of temporary employees for the one-year period, which is not included in the relevant number of full-time employees.
	4.	Temporary employees include part-timers and persons with short-term contracts, and exclude temporary employees dispatched from personnel agencies.
	5.	The number of employees decreased by 316 persons, or 39.5%, compared with the end of the previous fiscal year, mainly due to the voluntary retirement of 335 persons in the Company.
(3)	Labor Unions

None of the Group’s employees are members of any labor union. We consider the relations between management and the employees to be excellent.

Annual Financial Report

ITEM 2.	OVERVIEW OF BUSINESS
1.	SUMMARY OF OPERATING RESULTS
(1)	Business Performance

During the year ended March 31, 2008, the Company and its consolidated subsidiaries have continued in their efforts to establish a unique business model among non-bank financial companies in Japan centered on the real estate business, expansion into China, and servicing business. However, the business environment is becoming increasingly challenging reflecting circumstances surrounding the recent moneylending industry in Japan such as increased claims for excess interest repayments, and the turmoil in global financial and capital markets.

In this business environment, the Group adopted its management reform program in order to improve operational efficiency and to significantly reorganize, while the Group further restructured its loan portfolio in the loan business as a provider of integrated financial services. In addition, the Group reached a basic agreement in December 2007 to form a strategic investment and business alliance with TPG, a U.S. private equity firm, to strengthen its financial base and creditworthiness, as well as to further enhance its business expansion. In February 2008, TPG injected ¥20,000 million of capital to the Company and approximately U.S.$102 million of capital to the Company’s foreign subsidiary as a part of the strategic investment and business alliance.

With regard to the financial results for the year ended March 31, 2008, total operating revenues were ¥83,027 million, a decrease of ¥5,124 million, or 5.8%, compared with the previous fiscal year. This is attributable to a decrease in fees received and interest income from notes and loans receivable due to a decrease in the amount of loans originated and the balance of loans receivable, reflecting a more cautious sales strategy including stricter credit standards for new loans, as well as a decrease in revenues from purchased loans receivable and sales of real estate in the servicing business, despite revenue from sales of real estate in the real estate business of ¥13,800 million earned by a special purpose company (SPC) established by a consolidated subsidiary during the six months ended September 30, 2007.

Operating income decreased by ¥25,862 million, compared with the previous fiscal year and, accordingly, the Group recorded operating losses of ¥15,427 million for the year ended March 31, 2008. This is attributable to an increase in operating expenses such as costs of sales of real estate, and an increase in selling, general and administrative expenses due to factors such as a revision of estimates for allowance for loan losses in a more conservative manner and total provision for excess interest repayment-related losses of ¥12,115 million. Consequently, ordinary income decreased by ¥26,761 million, compared with the previous fiscal year and, accordingly, the Group recorded ordinary losses of ¥17,438 million for the year ended March 31, 2008. This is mainly attributable to an increase of net losses on affiliates accounted for under the equity method and losses on investment funds.

Net income decreased by ¥45,124 million, compared with the previous fiscal year and, accordingly, the Group recorded net losses of ¥45,116 million for the year ended March 31, 2008. This is attributable to impairment of investment securities of ¥9,252 million reflecting a decline in the market price of securities held, losses on sales of investment securities of ¥2,757 million due to sales of investment securities in order to improve asset efficiency as a part of the management reform program, provision for losses on group businesses of ¥2,963 million in line with guarantee of loans receivable and indemnification for claims for excess interest repayments of Aprek Co., Ltd., an affiliate accounted for under the equity method listed on the JASDAQ Securities Exchange (Code: 8489), and special retirement bonuses of ¥1,917 million incurred as special losses as a result of voluntary retirement program, in addition to a reversal of all deferred tax assets of ¥11,375 million of the Company, taking into consideration the recent adverse changes in the business environment.

Annual Financial Report
Operating Results by Business Segment are described below:
1)	Integrated Financial Services
(a)	Loans

The Company engages in secured and unsecured lending to small and medium-sized enterprises (“SMEs”) in Japan. The Company attempted to accumulate high-quality operating assets through tightening credit screening standards for secured and unsecured lending and strengthening its credit management system, as well as improved the efficiency of its sales structure through integration of its loan offices.

As a result of these efforts, the amount of loans originated for the year ended March 31, 2008 was ¥174,599 million, a decrease of ¥126,068 million, or 41.9%, compared with the previous fiscal year, and the total outstanding balance of notes and loans receivable as of March 31, 2008 was ¥124,545 million, an decrease of ¥88,966 million, or 41.7%, compared with the end of the previous fiscal year.
(b)	Leasing

Nissin Leasing (China) Co., Ltd., an affiliate accounted for under the equity method, promotes financial services in the People’s Republic of China, centering on direct finance leases for Chinese companies. Also, NIS Lease Co., Ltd., a consolidated subsidiary, promotes financial services such as leases and installment loans in Japan.

As a result of these efforts, total assets held for leases and installment loans, net of unearned revenue from installment loans, as of March 31, 2008 were ¥9,124 million, a decrease of ¥4,654 million, or 33.8%, compared with the end of the previous fiscal year.
(c)	Credit Guarantee

The Company and NIS Lease Co., Ltd., a consolidated subsidiary, guarantee secured and unsecured SME loans receivable and unsecured consumer loans receivable of other companies. The Group utilizes its credit expertise developed through experience in the loan business and the customer base of its alliance companies as well as their brand value. The Group has focused its efforts on expansion of the credit guarantee business through providing business supports to alliance companies and other measures.

In addition, the Company provides guarantees for loans receivable and indemnification for claims for excess interest repayments of Aprek Co., Ltd.

As a result, the balance of guarantees for loans and accounts receivable after deduction of reserves as of March 31, 2008 was ¥16,397 million, a decrease of ¥1,000 million, or 5.8%, compared with the end of the previous fiscal year.
(d)	Securities

NIS Securities Co., Ltd., a consolidated subsidiary, promotes the investment banking business, including advising on initial public offerings as well as providing proposals and offers for funding techniques to listed venture companies and SMEs.
As a result of these efforts, operating assets for integrated financial services as of March 31, 2008 were ¥136,263 million, a decrease of ¥92,912 million, or 40.5%, compared with the end of the previous fiscal year, due to a decrease of ¥88,966 million, or 41.7%, in notes and loans receivable to ¥124,545 million. Operating revenues for the year ended March 31, 2008 were ¥37,215 million, a decrease of ¥8,929 million, or 19.3%, and operating income decreased by ¥22,594 million to ¥21,845 million of operating losses, due to an additional provision for excess interest repayments-related losses of ¥12,115 million, compared with the previous fiscal year, respectively.

Annual Financial Report
2)	Servicing Business

Nissin Servicer Co., Ltd., a consolidated subsidiary listed on the Mothers market of the Tokyo Stock Exchange (Code: 8426), promoted collection activities which take into consideration customers’ revitalization efforts and profitability, and enhancement of real estate-related revitalization businesses, while maintaining a cautious investment strategy reflecting the recent changes in market trend.

As a result of these efforts, the total balance of purchased loans receivable and real estate for sale in the servicing business as of March 31, 2008 was ¥47,922 million, a decrease of ¥3,082 million, or 6.0%, compared with the end of the previous fiscal year. Operating revenues from the servicing business for the year ended March 31, 2008 were ¥18,860 million, a decrease of ¥12,894 million, or 40.6%, and operating income was ¥4,870 million, a decrease of ¥1,315 million, or 21.3%, compared with the previous fiscal year, respectively.
3)	Real Estate Business

The Group, primarily through NIS Property Co., Ltd., a consolidated subsidiary, attempted to improve the value of assets held as well as investment efficiency.

As a result of these efforts, the total balance of real estate for sale and real estate under construction for sale in the real estate business as of March 31, 2008 was ¥25,812 million, a decrease of ¥785 million, or 3.0%, compared with the end of the previous fiscal year. Operating revenues from the real estate business for the year ended March 31, 2008 were ¥24,994 million, an increase of ¥14,986 million, or 149.7%, and operating income was ¥3,403 million, an increase of ¥322 million, or 10.5%, compared with the previous fiscal year, respectively.
4)	Other Businesses

The Group engages in other businesses, including SME support services. Operating revenues from other businesses for the year ended March 31, 2008 were ¥1,956 million, an increase of ¥1,711 million, or 698.1%, and operating losses were ¥250 million, a decrease of ¥154 million, or 38.1%, compared with the previous fiscal year, respectively.

Annual Financial Report
(2)	Cash Flows

As of March 31, 2008, cash and cash equivalents (“Cash”) were ¥11,652 million, a decrease of ¥15,972 million, compared with the end of the previous fiscal year. Overview of cash flows is as follows:

(Cash Flows from Operating Activities)
Net Cash provided by operating activities for the year ended March 31, 2008 was ¥68,045 million, compared with ¥67,357 million used for the previous fiscal year.

Cash provided during the year ended March 31, 2008 mainly comprised ¥596 million provided by net collection of purchased loans receivable, compared with ¥6,707 million used in net acquisition for the previous fiscal year, and ¥58,736 million provided by net collection of loans receivable, compared with ¥51,226 million used in net origination for the previous fiscal year, while losses before income taxes and minority interest were ¥35,899 million, compared with ¥2,754 million of income before income taxes and minority interest for the previous fiscal year, and ¥14,207 million used in net acquisition of assets held for leases and installment loans, compared with ¥7,032 million used for the previous fiscal year.
(Cash Flows from Investing Activities)
Net Cash provided by investing activities for the year ended March 31, 2008 was ¥8,204 million, compared with ¥8,547 million used for the previous fiscal year.

Cash provided during the year ended March 31, 2008 mainly comprised ¥8,981 million provided by net sales of investment securities, compared with ¥2,490 million used in net acquisition for the previous fiscal year.
(Cash Flows from Financing Activities)
Net Cash used in financing activities for the year ended March 31, 2008 was ¥90,168 million, compared with ¥79,728 million provided for the previous fiscal year.

Cash used during the year ended March 31, 2008 mainly comprised ¥101,701 million used in net repayments of interest-bearing debt, compared with ¥39,985 million provided by net proceeds for the previous fiscal year, and ¥19,910 million provided by proceeds from issuance of new shares, compared with ¥7,910 million provided for the previous fiscal year.

Annual Financial Report
2.	OPERATING RESULTS
(1)	Operating Results of the Group

1)	Operating Revenues by Business Segment

	Year Ended March 31,
	2007		2008
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(In millions except percentages)
Integrated Financial Services:
Interest income from notes and loans receivable:
Secured loans	¥7,156	8.1%	¥6,239	7.5%
SME loans	16,379	18.6	11,149	13.4
Discount notes	209	0.2	99	0.1
Consumer loans	7,260	8.3	4,673	5.7

Total	31,005	35.2	22,162	26.7

Fees received	4,068	4.6	1,742	2.1
Guarantee fees received	1,880	2.1	1,962	2.3
Revenue from leases and installment loans	5,897	6.7	5,867	7.1
Other	3,292	3.7	5,480	6.6

Total	15,139	17.1	15,052	18.1

Sub-total	46,144	52.3	37,215	44.8

Servicing Business:
Revenue from collections of purchased loans	18,856	21.4	12,335	14.9
Revenue from sales of real estate	10,678	12.1	4,326	5.2
Other	2,219	2.5	2,197	2.6

Sub-total	31,754	36.0	18,860	22.7

Real Estate Business:
Revenue from sales of real estate	8,691	9.9	23,317	28.1
Other	1,316	1.5	1,676	2.0

Sub-total	10,008	11.4	24,994	30.1

Other Businesses:
Other	245	0.3	1,956	2.4

Total	¥88,152	100.0%	¥83,027	100.0%

Notes:	1.	Business segments presented above are identical to the business segments presented in “Business Segment Information.”
	2.	Consumption taxes are excluded from the amounts presented above.

Annual Financial Report
2)	Operating Assets by Business Segment

	March 31,
	2007		2008
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(In millions except percentages)
Integrated Financial Services:
Notes and loans receivable:
Secured loans	¥102,623	33.4%	¥63,061	30.0%
SME loans	75,671	24.7	39,925	19.0
Discount notes	1,772	0.6	51	0.0
Consumer loans	33,444	10.9	21,507	10.3

Total	213,512	69.6	124,545	59.3

Assets held for finance leases, of which ownership is non-transferable:
Machinery	292	0.1	243	0.1
Equipment	2,685	0.8	2,113	1.0
Software	477	0.2	433	0.2
Other	41	0.0	29	0.0

Total	3,497	1.1	2,819	1.3

Assets held for operating leases	2,094	0.7	2,035	1.0
Installment loans	8,186	2.7	4,268	2.0
Other	1,884	0.6	2,593	1.3

Sub-total	229,175	74.7	136,263	64.9

Servicing Business:
Purchased loans receivable	31,565	10.3	28,777	13.7
Real estate for sale	19,439	6.3	19,145	9.1

Sub-total	51,004	16.6	47,922	22.8

Real Estate Business:
Real estate for sale and real estate under construction for sale	26,598	8.7	25,812	12.3

Sub-total	26,598	8.7	25,812	12.3

Total	¥306,779	100.0%	¥209,998	100.0%

Notes:	1.	Installment loans presented above are the amount after deduction of unearned revenue from installment loans.
	2.	In addition to those presented above, the amount of loans and accounts receivable of other companies that the Group guarantees in connection with the credit guarantee business in the integrated financial services segment is as follows:

	March 31,
	2007	2008
	Amount	Amount

	(In millions)
Guarantees for loans and accounts receivable	¥17,398	¥16,397

Note:	Guarantees for loans and accounts receivable presented above are the amount after the deduction of reserve for guarantee losses and reserve for losses on group businesses.

Annual Financial Report
(2)	Operating Results of the Company

A.	Disclosure under the “Regulation for Disclosure of Special Finance Companies”

1)	Loans Outstanding by Category

	March 31, 2007
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Balance	of Total	Interest Rate

	(In millions except accounts, percentages and interest rates)
Consumers:
Unsecured loans (excluding housing loans)	28,385	45.9%	¥ 33,307	14.0%	22.03%
Secured loans (excluding housing loans)	151	0.3	1,528	0.6	9.98
Housing loans	-	-	-	-	-

Sub-total	28,536	46.2	34,836	14.6	21.50

SMEs:
Unsecured loans	32,521	52.6	64,195	26.9	21.98
Secured loans	643	1.0	139,405	58.4	7.31
Discount notes	104	0.2	165	0.1	9.68

Sub-total	33,268	53.8	203,766	85.4	11.94

Total	61,804	100.0%	¥238,602	100.0%	13.33%

	March 31, 2008
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Balance	of Total	Interest Rate

	(In millions except accounts, percentages and interest rates)
Consumers:
Unsecured loans (excluding housing loans)	18,653	43.6%	¥ 21,412	17.3%	20.96%
Secured loans (excluding housing loans)	103	0.2	874	0.7	10.37
Housing loans	-	-	-	-	-

Sub-total	18,756	43.8	22,286	18.0	20.55

SMEs:
Unsecured loans	23,724	55.3	38,541	31.2	19.12
Secured loans	335	0.8	62,957	50.8	7.60
Discount notes	23	0.1	51	0.0	9.38

Sub-total	24,082	56.2	101,550	82.0	11.98

Total	42,838	100.0%	¥123,836	100.0%	13.52%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
2)	Loans Outstanding by Type of Pledged Assets

	March 31,
	2007				2008
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Pledged Assets	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total

	(In millions except accounts and percentages)
Investment securities	33	0.1%	¥ 6,613	2.7%	14	0.0%	¥ 1,506	1.2%
Of which equity stock	19	0.0	6,347	2.6	5	0.0	1,395	1.1
Receivables	50	0.1	940	0.4	37	0.1	1,053	0.9
Of which bank deposits	-	-	-	-	-	-	-	-
Commodities	8	0.0	238	0.1	3	0.0	159	0.1
Real estate	702	1.1	133,129	55.8	384	0.9	61,112	49.3
Foundations	-	-	-	-	-	-	-	-
Other	1	0.0	12	0.0	-	-	-	-

Sub-total	794	1.3	140,934	59.0	438	1.0	63,831	51.5

Guaranteed	38,257	61.9	71,987	30.2	25,209	58.8	41,393	33.5
Unsecured	22,649	36.6	25,514	10.7	17,168	40.1	18,560	15.0
Discount notes	104	0.2	165	0.1	23	0.1	51	0.0

Total	61,804	100.0%	¥238,602	100.0%	42,838	100.0%	¥123,836	100.0%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.

Annual Financial Report
3)	Loans Outstanding by Loan Term

	March 31,
	2007				2008
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Term	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total

	(In millions except accounts and percentages)
Revolving loans	22,649	36.7%	¥ 25,514	10.7%	17,168	40.1%	¥ 18,560	15.0%
1 year or less	1,206	2.0	118,309	49.6	359	0.8	49,035	39.6
Over 1 year to 5 years	36,194	58.5	86,505	36.2	24,011	56.1	51,101	41.2
Over 5 years to 10 years	1,741	2.8	6,868	2.9	1,289	3.0	3,939	3.2
Over 10 years to 15 years	14	0.0	1,405	0.6	11	0.0	1,199	1.0
Over 15 years to 20 years	-	-	-	-	-	-	-	-
Over 20 years to 25 years	-	-	-	-	-	-	-	-
Over 25 years	-	-	-	-	-	-	-	-

Total	61,804	100.0%	¥238,602	100.0%	42,838	100.0%	¥123,836	100.0%

Average loan term per account	48 months				48 months

Notes:	1.	The average loan term per account is calculated based on the assumption that the loan term of revolving loans is three years, as the contract is automatically renewed every three years.
	2.	Each amount represents the sum of loans receivable and notes receivable.
	3.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
4)	Loans Outstanding by Type of Industry

	March 31,
	2007				2008
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Type of Industry	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total

	(In millions except accounts and percentages)
Manufacturing	1,742	2.8%	¥ 4,758	2.0%	1,231	2.9%	¥ 2,591	2.1%
Construction	3,686	6.0	9,882	4.1	2,416	5.6	4,007	3.2
Public utilities	-	-	-	-	-	-	-	-
Transportation / Communication	761	1.2	2,667	1.1	539	1.2	1,088	0.9
Wholesale / Retail / Restaurants	18,634	30.1	37,335	15.7	13,882	32.4	25,151	20.3
Finance / Insurance	243	0.4	5,238	2.2	159	0.4	1,896	1.5
Real estate	888	1.4	97,792	41.0	511	1.2	44,684	36.1
Services	6,593	10.7	43,968	18.4	4,880	11.4	20,478	16.6
Individuals	28,536	46.2	34,836	14.6	18,756	43.8	22,286	18.0
Other	721	1.2	2,123	0.9	464	1.1	1,651	1.3

Total	61,804	100.0%	¥238,602	100.0%	42,838	100.0%	¥123,836	100.0%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
5)	Funding Status

	March 31,
	2007		2008
		Average Borrowing		Average Borrowing
	Amount	Interest Rate	Amount	Interest Rate

	(In millions except accounts and percentages)
Borrowings from financial institutions	¥143,124	1.57%	¥ 71,162	1.96%
Other	95,257	1.11	80,274	2.89
Of which bonds and commercial paper	68,300	1.14	56,880	2.39

Total	¥238,382	1.40%	¥151,437	2.38%

Company’s capital	¥102,408	-	¥ 97,299	-
Of which common stock	16,289	-	26,289	-

Notes:	1.	The Company’s capital represents the amount of total assets plus allowances and reserves (including those under special laws), less the sum of total liabilities and the planned amount of dividends.
	2.	The average borrowing interest rate is the weighted-average interest rate of borrowings during the year.

Annual Financial Report
B.	Overview of Operations

1)	Number of Branches

	March 31,
	2007	2008

Manned branches and loan offices	35	14

2)	Operating Revenues
(a)	Operating Revenue by Operating Activity

	Year Ended March 31,
	2007		2008
	Amount	Percentage of Total	Amount	Percentage of Total

	(In millions except percentages)
Interest income from notes and loans receivable:
Secured loans	¥ 6,787	18.5%	¥ 5,937	21.1%
SME loans	14,304	39.1	9,424	33.5
Discount notes	20	0.1	13	0.1
Consumer loans	7,260	19.8	4,673	16.6

Sub-total	28,372	77.5	20,049	71.3

Other financial income:
Interest income from deposits	2	0.0	21	0.1
Interest income from securities	681	1.9	2,693	9.6
Other	16	0.0	5	0.0

Sub-total	700	1.9	2,720	9.7

Other operating income:
Fees received	4,009	10.9	1,709	6.1
Recovery from loans previously charged-off	842	2.3	931	3.3
Guarantee fees received	1,686	4.6	1,769	6.3
Other	1,012	2.8	942	3.3

Sub-total	7,550	20.6	5,353	19.0

Total	¥36,622	100.0%	¥28,123	100.0%

Note: Consumption taxes are excluded from the amounts presented above.

Annual Financial Report
(b)	Interest Income from Notes and Loans Receivable by Region

	Year Ended March 31,
	2007		2008
Region	Amount	Percentage of Total	Amount	Percentage of Total

	(In millions except percentages)
Hokkaido	¥ 907	3.2%	¥ 367	1.8%
Tohoku	623	2.2	403	2.0
Kanto	16,448	58.0	13,735	68.5
Chubu	1,966	6.9	654	3.3
Kinki	4,256	15.0	2,934	14.6
Chugoku	1,322	4.7	589	3.0
Shikoku	612	2.1	284	1.4
Kyushu	2,235	7.9	1,078	5.4

Total	¥28,372	100.0%	¥20,049	100.0%

Notes:	1.	Consumption taxes are excluded from the amounts presented above.
	2.	“Regions” are categorized by location of branches and/or loan offices.
		The prefectures included in each region are as follows: (The same definitions of regions also apply to those under 4) - (d))

Hokkaido:	Hokkaido
Tohoku:	Iwate, Miyagi, Fukushima
Kanto:	Ibaraki, Tochigi, Gunma, Saitama, Chiba, Tokyo, Kanagawa
Chubu:	Niigata, Ishikawa, Nagano, Shizuoka, Aichi
Kinki:	Kyoto, Osaka, Hyogo, Nara
Chugoku:	Okayama, Hiroshima
Shikoku:	Tokushima, Kagawa, Ehime, Kochi
Kyushu:	Fukuoka, Kumamoto, Oita, Kagoshima, Okinawa
3)	Originated Loan Amounts by Product

	Year Ended March 31,
	2007		2008
Loan Product	Amount	Percentage of Total	Amount	Percentage of Total

	(In millions except percentages)
Secured loans	¥223,809	80.3%	¥154,178	87.8%
SME loans	42,343	15.2	17,653	10.1
Discount notes	753	0.3	530	0.3
Consumer loans	11,742	4.2	3,090	1.8

Total	¥278,649	100.0%	¥175,451	100.0%

Annual Financial Report
4)	Loans Outstanding
(a)	Loans Outstanding by Product

	March 31,
	2007				2008
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Product	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total

	(In millions except accounts and percentages)
Secured loans	670	1.1%	¥139,277	58.4%	348	0.8%	¥ 62,352	50.4%
SME Loans	32,617	52.8	65,715	27.5	23,789	55.5	39,925	32.2
Discount notes	104	0.1	165	0.1	23	0.1	51	0.0
Consumer loans	28,413	46.0	33,444	14.0	18,678	43.6	21,507	17.4

Total	61,804	100.0%	¥238,602	100.0%	42,838	100.0%	¥123,836	100.0%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
(b)	Loans Outstanding by Loan Balance

	March 31,
	2007				2008
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Balance	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total

	(In millions except accounts and percentages)
¥500,000 or less	18,303	29.6%	¥ 4,970	2.1%	13,156	30.7%	¥ 3,216	2.6%
¥500,001 ~ ¥1,000,000	12,449	20.1	9,570	4.0	8,691	20.3	6,660	5.4
¥1,000,001 ~ ¥3,000,000	21,849	35.4	40,120	16.8	15,853	37.0	28,660	23.1
¥3,000,001 ~ ¥5,000,000	6,924	11.2	27,641	11.6	4,265	9.9	16,549	13.4
¥5,000,001 ~ ¥10,000,000	1,593	2.6	10,521	4.4	627	1.5	4,002	3.2
Over ¥10,000,000	686	1.1	145,779	61.1	246	0.6	64,746	52.3

Total	61,804	100.0%	¥238,602	100.0%	42,838	100.0%	¥123,836	100.0%

Average balance of loans outstanding per account (in thousands)		¥3,860				¥2,890

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
(c)	Loans Outstanding by Interest Rate

	March 31,
	2007				2008
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Interest Rate	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total

	(In millions except accounts and percentages)
Less than 15%	2,223	3.6%	¥151,128	63.3%	1,372	3.2%	¥ 67,789	54.8%
From 15% to less than 20%	6,342	10.3	17,378	7.3	7,402	17.3	15,764	12.7
From 20% to less than 25%	33,759	54.6	52,079	21.8	20,746	48.4	28,515	23.0
From 25% to 29.2%	19,480	31.5	18,015	7.6	13,318	31.1	11,766	9.5

Total	61,804	100.0%	¥238,602	100.0%	42,838	100.0%	¥123,836	100.0%

Average contractual interest rate (%)		13.33%				14.59%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.
	2.	The average contractual interest rate is the weighted-average interest rate as of the end of the fiscal year and does not include fees, etc.
	3.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.

Annual Financial Report
(d)	Loans Outstanding by Region

	March 31,
	2007				2008
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Region	Accounts	of Total	Balance	of Total	Accounts	of Total	Balance	of Total

	(In millions except accounts and percentages)
Hokkaido	1,984	3.2%	¥ 3,530	1.5%	375	0.9%	676	0.5%
Tohoku	1,158	1.9	2,523	1.1	760	1.8	1,301	1.1
Kanto	35,640	57.7	177,593	74.4	36,261	84.6	106,037	85.6
Chubu	3,178	5.1	6,482	2.7	819	1.9	1,317	1.1
Kinki	6,662	10.8	26,108	10.9	2,350	5.5	9,617	7.8
Chugoku	2,719	4.4	4,473	1.9	1,194	2.8	2,003	1.6
Shikoku	6,455	10.4	8,054	3.4	-	-	-	-
Kyushu	4,008	6.5	9,835	4.1	1,079	2.5	2,882	2.3

Total	61,804	100.0%	¥238,602	100.0%	42,838	100.0%	¥123,836	100.0%

Notes:	1.	The definitions of regions are listed in 2) - (b).
	2.	Each amount represents the sum of loans receivable and notes receivable.
	3.	The above data as of March 31, 2007 includes ¥43,612 million of off-balance-sheet loans receivable, which resulted from measures such as securitization, for comparison purposes only.
5)	Loans Outstanding Per Office and Per Employee

	March 31,
	2007		2008
	Number of Accounts	Balance	Number of Accounts	Balance

	(In millions except accounts)
Loans outstanding per office	1,766	¥6,817	3,060	¥8,845
Loans outstanding per employee	128	494	252	728

Notes:	1.	Loans outstanding per office are calculated based on the total number of branches and loan offices as of the end of the fiscal year. The total numbers of branches and loan offices as of March 31, 2007 and 2008 are 35 and 14, respectively.
	2.	Loans outstanding per employee are calculated based on the number of sales persons as of the end of the fiscal year. The numbers of sales persons as of March 31, 2007 and 2008 are 483 and 170, respectively.

Annual Financial Report
3.	CHALLENGES FOR THE GROUP
Following the amendments to the Moneylending Business Restriction Law and substantial changes in the management environment, the Group has broken away from a business model centered on financing for domestic SMEs, and is seeking to achieve further growth and profit performance by further devoting management efforts to four business segments, namely, real estate-related business, China-related business, investment banking business and servicing business, in order to transform itself into a comprehensive non-bank financial services provider that can respond to the various needs of mid-sized SMEs developing their businesses widely in Asia as well as domestic mid-sized SMEs. In addition, the Group aspires to be the most profitable non-bank financial services provider in Japan by leveraging TPG’s best practice in the global financial market, while improving its financial position and controlling risk and return through strengthening its integrated risk management, as well as bolstering its approach to compliance.

In order to accomplish above, the Group is undertaking the following by making the best use of TPG’s human resources which have significant knowledge in a variety of industries as well as significant experience of business management and network in the financial sector, and by combining these resources with the Group’s business expertise: (1) further enhancement of the Group’s funding base; (2) organizational reinforcement of corporate structure and personnel placement as well as human resource development by upgrading and expanding the in-house education program; (3) reform of profit structure by promoting businesses for earning fee income such as the investment banking business; (4) improving the Group’s financial base and controlling risk and return by means of risk measurement; and (5) further improvements to the internal control system.
(1)	Further Enhancement of the Group’s Funding Base

In order to respond to the recent turmoil in the global financial market and significant changes surrounding the moneylending industry, the Company reached a basic agreement to form a strategic investment and business alliance with TPG, a U.S. private equity firm, in December 2007, and TPG injected ¥20,000 million of capital to the Company and approximately U.S.$102 million of capital to the Company’s foreign subsidiary. The Group is currently in the progress of improving its financial base through capital reinforcement as well as strengthening relationships with correspondent financial institutions and expanding relationships with new financial institutions by making the best use of TPG’s significant experiences and business network. In addition, the Group will further strengthen its funding base, taking into consideration the financial balance, by utilizing external sources through funding programs such as securitization in connection with operating activities and cooperation with investors and financial institutions.

(2)	Organizational Reinforcement of Corporate Structure and Personnel Placement as well as Human Resource Development by Upgrading and Expanding the In-house Education Program

In order to respond to further specialization and diversifications of business operations going forward, the Group seeks to ensure the stability of its professional personnel as well as enhance and vitalize organizational strength through appropriate personnel placement.

Furthermore, the Group will develop and implement employee training programs through cross-departmental project teams in order to improve its services by improving individual skills of employees.

(3)	Reform of Profit Structure by Promoting Businesses for Earning Fee Income such as the Investment Banking Business

Under the corporate philosophy of “Vision Support Company,” the Group has aspired to provide one-stop financial services to mid-sized SMEs and has established the solid sales network and broad information network.

In addition, Nissin Leasing (China) Co., Ltd. has focused its efforts on establishing strong network with Chinese companies and building a leading brand as a leasing company in China.

The Group will take full advantage of the abovementioned competitiveness in order to improve its profitability through establishment of the system to provide a variety of support for domestic mid-sized SMEs and Asian companies centered in China, as well as to promote business for earning fee income from advisory services for businesses between Japan and China.

Annual Financial Report
(4)	Improving the Group’s Financial Base and Controlling Risk and Return by Means of Risk Measurement

The Group recognizes that risk management is one of the highest-priority corporate strategy issues, and established the “Risk Management Division” in April 2007, aiming to control various risks arising from our operations through integrated risk management and to create a risk-control structure.

In addition, the Group recognizes that thorough management of information assets is another highest-priority issue, and is working to enhance its information security system. As a part of the enhancement of its information security system, the Group has acquired “ISO27001,” the international practice standard for information security management systems.

Furthermore, the “Enterprise Risk Management Department” seeks to determine portfolio risks of the Group in a comprehensive and quantitative manner. It will also seek to analyze the balance between risk and return and to make appropriate allocations of capital, as well as to improve profit-earning capacity to secure the Group’s financial soundness.

(5)	Further Improvements to the Internal Control System

As a listed company on the New York Stock Exchange (“NYSE”), the Group established the internal control system in accordance with the Sarbanes-Oxley Act (“SOX”). For the year ended March 31, 2007, the first year of the application of certain SOX rules regarding review of internal control over financial reporting, the Group obtained the opinion from its independent auditor, expressing that the Group maintained an effective internal control system over financial reporting.

In addition, the Group is currently upgrading and establishing its internal control system based on the Japanese version of SOX (maintenance and reporting procedures for the “Internal Controls over Financial Reporting” set forth in the “Financial Instruments and Exchange Law” in Japan, the so-called “J-SOX”) to be effective from the year ending March 31, 2009. Specifically, segregating operations and supervision through the introduction of an executive officer system and outside director system, and enhancing the management monitoring system through the establishment of a Board of Statutory Auditors, which includes outside statutory auditors.

Furthermore, the Group recognizes compliance as one of the highest-priority corporate strategy issues. In order to enhance its compliance function, the Group established the “Compliance Committee,” which consists primarily of external experts and as an advisory panel to the Board of Directors, as well as enacted the “NIS Code of Ethics.”

Annual Financial Report
4.	BUSINESS RISK FACTORS

Certain risks that affect our business results, stock price and financial position are discussed below.

In addition, these materials contain forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations that are based on our current expectations, assumptions, estimates and projections as of the date of filing of this annual financial report (“Yukashoken-Houkokusho”) in Japan. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information.

Our business results and these forward-looking statements are subject to various risks and uncertainties. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from and be worse than those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results or other information expressed in or underlying these forward-looking statements will turn out to be correct.
(1)	Risks related to the Business Environment
1)	Weak economic conditions

Economic conditions affecting the Group are becoming increasingly uncertain reflecting a slowing down of the recovery trend in the economy, caused by factors such as turmoil in the global financial market affected by the deterioration of the subprime- mortgage market in the United States and the surge in crude oil prices. Furthermore, in the moneylending industry, the business environment has been significantly changing. The Amendment of the Moneylending Business Law and other laws related to the moneylending business were enacted in the 165th Diet session in December 2006. Accordingly, the lowering of the maximum lending rate stipulated by the Contribution Law and the restriction on the total amount of advances per customer are scheduled to become effective in approximately three years.

If the economic situation in Japan worsens, we may be forced to further increase our provisions for loan losses or to limit our acquisition of new customers, thereby adversely affecting our financial condition and results of operations.

2)	Misconduct by an employee or director, or negative publicity for our industry and the Group

Any of our directors or employees could engage in misconduct, which includes conduct that exceeds authority, concealment of unauthorized or unsuccessful activities, and improper use of information assets or leakage of personal information. Any such misconduct could result in regulatory sanctions, legal liability, and serious reputational or financial harm to the Group. The precautions we take to prevent and detect such misconduct may not always deter or prevent it, even though we recognize compliance as one of the most significant challenges for management. Even if we succeed in managing the conduct of our own directors and employees, we may suffer reputationally or financially from the negative impact caused by misconduct by other lenders in the finance industry. This could lead to the introduction of additional regulations or laws favoring borrowers that might erode our profitability, and therefore could affect our financial position and results of operations.

Annual Financial Report
(2)	Risks related to Laws and Regulations
1)	Regulations under Japanese law

As we operate integrated financial services and the servicing business, the main laws and regulations with which we must comply are as follows:
(a)	Regulations concerning the loan business

Regulations concerning interest rates
•	Law Concerning the Regulation on Acceptance of Capital Contributions, Money Deposits and Interest (the “Contribution Law”)

•	Law Concerning the Regulation of Interest Rate (the “Interest Rate Restriction Law”)
Regulations concerning excessive lending

Regulations concerning loan operations
•	Law Concerning Regulations on Moneylending Business, etc. (the “Moneylending Business Law”)

•	Comprehensive Supervisory Guidelines for Moneylending Business (the “Supervisory Guidelines”)
(b)	The Special Measures Law concerning the Claims Servicing Business (the “Servicer Law”)

(c)	Installment Sales Law

(d)	Financial Instruments and Exchange Law

(e)	Other related regulations
•	Law Concerning the Protection of Personal Information (the “Personal Information Protection Law”)

•	Law for Prevention of Transfer of Criminal Proceeds (the “Anti-Money Laundering Law”)

•	Civil Code
The overview of the laws or regulations mentioned above and the accompanying risks are as follows:
(a)	Regulations concerning the loan business

Regulations concerning interest rates

Regarding interest rates, the Contribution Law defines the maximum interest rate for loans as 29.20%, and all of our products are set below the maximum interest rate.

On the other hand, Article 1-1 of the Interest Rate Restriction Law provides that a loan with an interest rate exceeding the prescribed rate is invalid with respect to the portion exceeding the maximum rate. Prescribed rates are 20% per annum for loans of less than ¥100 thousand; 18% per annum for loans of ¥100 thousand or more but less than ¥1 million; and 15% per annum for loans of ¥1 million or more. Interest exceeding the maximum rates under the Interest Rate Restriction Law but below the maximum rate under the Contribution Law is often called “gray-zone” interest.

In addition, the Amendment of the Moneylending Business Law, which includes amendments of the overall Moneylending Business Law such as abolishment of so-called “gray-zone” interest by reducing the maximum legal interest rate, was enacted in the 165th Diet session on December 13, 2006 and promulgated on December 20, 2006.

The reduction of the maximum legal interest rate is scheduled to become effective within approximately three years, and the Company reduced interest rates on all newly originated financial products from October 1, 2006. However, if non-bank financial companies rapidly implement tightening of their credit screening prior to the effectiveness, resulting in a substantial shrinkage of credit, our financial position and result of operations could be adversely affected.

Annual Financial Report
Regulations concerning excessive lending

The aforementioned Amendment of the Moneylending Business Law also contemplates tightening restraints on excessive lending and introduced a prohibition on lending to individual customers if, in principle, the aggregate loan balance would exceed one-third of the customer’s annual salary, with certain exceptions.

The restraints on excessive lending, as with the reduction of the maximum legal interest rate, are scheduled to become effective within approximately three years of promulgation. The Group is seeking to restructure its loan portfolio by shifting its target customers from individual customers to SMEs, and focusing on secured loans which are exempted from the restrictions on total advances. However, if the subject and scope of the restrictions on total advances become more tightened, our financial position and result of operations could be adversely affected.

Regulations concerning loan operations

As a registered moneylender, the Company and some of its affiliated companies are subject to the Moneylending Business Law and various regulations, such as prohibition of excessive lending, display of lending terms and conditions, advertisement of lending terms and conditions, prohibition of exaggerated advertisements, requirements of issuance of written notice and issuance of receipts, preparation of accounts and records, restrictions on the acquisition of blank power of attorney, regulations on loan collection practices, return of loan contracts, indication of registration signs, and restrictions on loan assignments.

On January 1, 2004 (portions on September 1, 2003), amendments to the Moneylending Business Law and Contribution Law were enacted which strengthened the moneylender registration system, tightened regulation concerning marketing and loan collection practices, and increased penalties for unregistered moneylenders and violations of the statutory maximum interest rate stipulated by the Contribution Law. In addition, strict requirements regarding the issuance of written notice by moneylenders will be applied to registered moneylenders due to the amendment on April 11, 2006 of the Enforcement Order of Article No.17 (Requirements of Issuance of Written Notice) and Article No.18 (Requirements of Issuance of Receipt) of the Moneylending Business Law. Moreover, increased penalties on unregistered moneylenders and violations of the statutory maximum interest rate stipulated by the Contribution Law have been imposed by the amended Contribution Law promulgated on December 20, 2006.

Furthermore, on December 29, 2007, the Financial Service Agency formulated the Supervisory Guidelines to maintain and strengthen the supervisory system to comprehend business conditions and approaches to compliance of moneylenders. Following the formulation of the Supervisory Guidelines, former Administrative Guidelines issued by the Financial Service Agency were abolished, except provisions concerning Article 5-7 of Contributions Law and provisions concerning supervision of daily installment moneylenders.

Although the Group’s practices fully comply with the related laws and Supervisory Guidelines, changes in basic policies of the Financial Services Agency and any amendments to these laws and regulations, depending on the content, could materially affect our business and results of operations.

(b)	The Servicer Law

The Servicer Law applies to the Group’s servicing business operated by Nissin Servicer Co., Ltd. On October 25, 2001, Nissin Servicer Co., Ltd. was licensed by the Ministry of Justice pursuant to the Servicer Law to perform servicing business activities. The Servicer Law, in addition to setting forth the required authorization standards for the conduct of servicing business, also stipulates required compliance items with respect to the scope of these activities, the obligation to provide specified legal documentation and notification procedures upon repayment of specific money claims, and the obligation to return legal documents evidencing such debt. Although the Group’s practices fully comply with related laws and regulations, in the event that there is an easing of the licensing standards or establishment of new regulations, or if, despite our intention to expand into other business areas, approval to perform such operations is not granted, it could adversely affect our business strategies.

Furthermore, as we mainly purchase specific money claims from financial institutions by invited tender, the increase in the number of companies entering this market, together with the contraction in the market for the liquidation of bad debts due to the trend towards economic recovery, has led to increasingly severe competition.

Annual Financial Report
In response to these factors, we have revised pricing standards through a classification of specific money claims into categories, and by improving the accuracy of due diligence, we have also maintained our competitiveness in the purchase of specific money claims. This, together with the development of new areas of business such as liquidation of assets, securitization, and corporate revitalization, has allowed us to respond to the current business environment. However, if we are unable to maintain competitiveness in the purchase of specific money claims, or if there are rapid increases in purchase prices or decreases in commission fees, our servicing business may face a decrease in profitability, which could significantly affect our business strategies and results of operations.

(c)	Installment Sales Law

The Installment Sales Law applies to the Group’s installment sales business operated by NIS Lease Co., Ltd. Upon application of the Installment Sales Law, the Group is required to comply with regulations, among other things, such as display of selling conditions, issuance of written documentation, restrictions with respect to cancellation of a contract, restrictions with respect to maximum amount of compensated damages accompanying cancellation of a contract, cancellation of a contract application, and prevention of purchases which exceed ability to pay. Although the Group’s practices fully comply with the Installment Sales Law, any amendments to related laws and regulations, depending on the content, could affect our financial position and results of operations.

(d)	Financial Instruments and Exchange Law

The Financial Instruments and Exchange Law, as well as regulations imposed by each financial instruments exchange and association of financial instruments firms, apply to the Group’s securities business operated by NIS Securities Co., Ltd., and the Group’s practices fully comply with these laws and related regulations.

However, there still remain ambiguous interpretations of the Financial Instruments and Exchange Law. Therefore, any trends in interpretations, and any amendments and administrations of this law related directly to our business activities, could adversely affect our reputation, financial position and results of operations.

(e)	Other related regulations
•	The Personal Information Protection Law

On April 1, 2005, the Personal Information Protection Law as well as the guidelines concerning personal information by related ministries and agencies were publicly announced and fully implemented. Under the Personal Information Protection Law, an entrepreneur or corporation handling personal data is obliged to “specify and limit the purpose of usage for such data,” “acquire such data appropriately and notify the purpose of usage for such data,” “ensure data accuracy,” “provide for safe control of such data,” “supervise employees and third-party consignees,” “restrict the provision of such data to third-parties,” and “respond to a person who requests control over his or her personal information, including amendment, suspension of the use or deletion of his or her data.”

An entrepreneur or corporation handling personal data is also obliged to file certain reports, when considered necessary, with to the relevant minister. Failure to comply with certain duties stipulated by the Personal Information Protection Law, when considered necessary in order to protect personal rights and interests, empowers the competent minister to recommend or order required administrative sanctions and penalties for non-compliance or negligence in reporting.

In order to comply with the requirements of the Personal Information Protection Law and other related statutes, the Group has established a working committee, which examines countermeasures, develops a control system and continuously inspects the control system. However, events such as leakage of personal data for unforeseen reasons may occur, and this could affect our business activities and results of operations.

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•	The Anti-Money Laundering Law

The Group previously maintained the customer management system based on the Law on Confirmation of Customer Identification by Financial Institutions and Prevention of Unauthorized Use of Deposit Accounts (the “Customer Identification Law”) which was implemented on January 6, 2003. However, the Customer Identification Law was abolished following the implementation of the Anti-Money Laundering Law on March 1, 2008. In accordance with the Anti-Money Laundering Law, the Group is promoting establishment of customer management system by collecting the prescribed documents from customers and confirming their identities, as well as by creating customer cards to maintain identity verification records and transaction histories.

However, in case the Group’s operations are not pursuant to the law, this could affect our reputation, financial position and results of operations by means of administrative penalties by the Commissioner of the Financial Agency Services or criminal penalties.

In addition, any amendment to the law, or any implementation of new laws and regulations, which affects our business activities, could also affect our financial position and results of operations.

•	Civil Code

On April 1, 2005, the Civil Code was revised and the language and terms of the Civil Code were modernized to make it easier for people to understand the Civil Code. Simultaneously, the revised Civil Code provides for rationalization of the contents of guaranty contracts, especially revolving guaranty contracts, in which guarantors normally assume excessive responsibility with respect to the loan. The revised code includes new provisions for:
•	revolving guaranty to be voided if the maximum or limit amount is not stated;

•	guaranteed liability assumed by guarantors pursuant to a revolving guaranty contract only limits to the amount of the loan performed before the principal amount decision date;

•	guaranteed liability for the amount of the loan performed thereafter will not be assumed by a guarantor pursuant to a revolving guaranty contract upon subjection to compulsory execution, or petition to commence bankruptcy proceedings, or upon the death of a primary obligor or a guarantor; and

•	guaranty contracts, including revolving guaranty contracts, to be invalid unless executed in written documents.
In response to the revised Civil Code, the Group is taking necessary measures including verification of written contracts and operating procedures. However, any further amendments to the Civil Code in the future, which result in the need to reconstruct our operating management system, could affect our operating activities.

Annual Financial Report
2)	Regulations under U.S. Law

In August 2002, we listed our shares on the New York Stock Exchange. Therefore, we are required to comply with U.S. laws, including as described below.

The U.S. Investment Company Act of 1940 was enacted to protect the public interest and investors in investment trust transactions. In general, a company which is or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in investment securities may be deemed to be an investment company under the U.S. Investment Company Act of 1940.

If we are deemed to be an investment company under this Act, we would be prohibited from issuing our securities in the United States and may have to terminate our U.S. listing or other sponsorship promoting a U.S. trading market for our issued securities.

On July 30, 2002, Congress passed SOX. All issuers, including foreign issuers, of securities of which are registered under Securities Exchange Act of 1934 are subject to SOX, which emphasizes the responsibility of the issuer’s management and board of directors over financial reporting, and establishment and maintenance of effective internal controls, as well as improvement of disclosure. Furthermore, violation by any person or corporation of the Securities Exchange Act of 1934 may be subject to severe penalties. Pursuant to SOX 302, the chief executive officer and chief financial officer (the “Management”) are required to certify in each annual report that the report does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading and that the financial statements and other financial information included in the report fairly present in all material respects the financial condition, results of operations and cash flows of the Group as of and for the periods presented in the report, and the signing officers are responsible for establishing and maintaining necessary internal controls. Our Management is making such certifications.

In addition, the Group is subject to SOX 404 beginning from the fiscal year ended March 31, 2007. Pursuant to the U.S. Securities and Exchange Commission (the “SEC”) rules enacted under SOX 404, we must fulfill the obligation to attach Management assessments of internal controls to each annual report submitted to the SEC. In the event the Management finds any problems with respect to internal controls over financial reporting, they must identify and evaluate the materiality of the issue, and if it is a material weakness, the issue must be disclosed in the annual report. Also, if the Management submits any false reports, they could personally face criminal charges.

We are in the midst of strengthening our corporate governance structure in order to comply with SOX while obtaining a wide range of advice from inside and outside experts regarding approaches to corporate governance and risk management, and examining them from different perspectives. We will continue to do our utmost to enhance our internal control structure in order to:
•	ensure the reliability of our financial statements;

•	ensure our management and corporate business activities comply with related regulations; and

•	improve the effectiveness and efficiency of our management and corporate business activities.
However, intentional or unintentional failure of the Management to comply with SOX, with respect to certifications regarding our financial reporting, could subject to the certifying Management to severe legal sanctions, therefore tarnishing our credibility and adversely affecting our stock price and business activities.

Moreover, any amendments to SOX that will increase regulations that we must comply with could materially and adversely affect our business operations.

Annual Financial Report
(3)	Business Risk
1)	Funding and Market Interest Rates

In our business operations, we need capital and liquidity for funding loans to customers, acquisition of purchased loans, purchase of real estate, general working capital, capital expenditures for reinforcement of our operating activities and acquisition of assets held for leases, dividend payments and repurchases of our stock. We derive the funds we require to meet our capital requirements principally from cash flow provided by operations, indirect financing through borrowings from financial institutions and direct financing from the capital markets such as through issuances of bonds.

Although contractual borrowing interest rates are subjected to fluctuation due to the market environment and other factors, the contractual lending interest rate in our loan business is restricted as stipulated by the Contribution Law. Therefore, in order to minimize our interest rate fluctuation risk, we are pursuing fixed interest rate financings with respect to borrowings from financial institutions and issuances of corporate bonds, as well as shortening loan periods or applying variable interest rates to loans to our customers.

Furthermore, the Group is diversifying its methods of fund-raising to stabilize its financial condition, as well as upgrading and expanding its commitment lines with financial institutions to secure liquidity.

However, the Group may be affected by a number of other factors largely beyond our control, such as shrinkage of global debt markets affected by prolonged deterioration of the subprime-mortgage market in the United States, fluctuation in interest rates, deterioration of the capital market such as declines in market prices of shares, changes in lenders’ stances toward us due to reorganizations of financial institutions and other reasons, and turmoil in financial markets, as well as negative views about the prospects for the non-bank finance industry and other various factors. Any impact from these factors that worsen our capital procurement environment significantly beyond our expectations could increase our interest expense and prevent us from obtaining sufficient funds from lenders or the capital markets, thereby adversely affecting our financial position and results of operations.

2)	Claims for Excess Interest Repayments

Regarding interest rates, the Contribution Law defines the maximum interest rate for loans as 29.20%, and all of our products are set below the maximum interest rate.

On the other hand, Article 1-1 of the Interest Rate Restriction Law provides that a loan with an interest rate exceeding the prescribed rate is invalid with respect to the portion exceeding the maximum rate. Prescribed rates are 20% per annum for loans of less than ¥100 thousand; 18% per annum for loans of ¥100 thousand or more but less than ¥1 million; and 15% per annum for loans of ¥1 million or more. Portions of our contractual loan interest rates exceed the prescribed rates under the Interest Rate Restriction Law. With respect to the interest in excess of the prescribed rate, a payment is deemed valid so long as certain prerequisites under the Moneylending Business Law are satisfied (often called “deemed valid payments”). However, the Supreme Court decisions on January 13, January 19 and January 24, 2006, held that the deemed valid payments shall not be applied when an acceleration clause is in effect, except under special circumstances. In accordance with these decisions, the voluntariness of the deemed valid payments has been virtually rejected.

Moreover, the Amendment of Moneylending Business Law, which includes amendments of the overall Moneylending Business Law such as abolishment of so-called “gray-zone” interest by reducing the maximum legal interest rate, was enacted in the 165th Diet Session on December 13, 2006 and promulgated on December 20, 2006.

Since then, customer demands for repayment of excess interest have been rapidly increasing in the moneylending industry. As a consequence, the Group has provided its reserve for losses on excess interest repayments.

Based on the “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the Industry Audit Committee Report No. 37) issued on October 13, 2006 by the Japanese Institute of Certified Public Accountants (“JICPA”), we provided reserve for losses on excess interest repayments to cover all estimated future losses on excess interest repayments derived from current loans receivable.

In these business circumstances, if excess interest repayments to customers exceed our estimates, it could adversely affect our financial condition and results of operations.

Annual Financial Report
3)	Reliability of our Information or Technological Systems and Networks

The Group increasingly relies on internal and external information and technological systems and networks to generate new business, provide services to customers, and manage our operations.

In particular, our business depends on:
•	the reliability and security of third-party databases from which we obtain credit information about our customers;

•	the reliability of the wire transfer service that we use to disburse loans to accounts designated by our customers;

•	the reliability of the financial institutions that hold our customers’ accounts from which we automatically transfer their payments to us;

•	the ability of our automated fund transfer system to handle high volumes of phone calls and to provide customers a more convenient alternative with reliable privacy protection; and

•	the reliability of following important internal-use systems:
•	Sales operating system;

•	Information system;

•	Accounting system;

•	Financial system;

•	Personnel and salary system; and

•	Groupware.
In addition, we outsource the part of following hardware and software in order to manage operating transactions and accounting data, confidential customer information, and other back-office operations:
•	our main computer housed in the data center of an affiliate of NEC Corporation (“NEC”), to which all data are backed up each business day;

•	dedicated lines that connect our main computer and outsourcing center to our application servers and e-mail servers; and

•	an NEC affiliate to provide maintenance and support work for our main computer.
Our systems are vulnerable to damage or interruption from human error, natural disasters, power loss, computer hackers, computer viruses and similar events or the loss of support services from third parties such as our main systems solution provider including NEC and its affiliates, telephone carriers, and Internet backbone providers. Any disruption, outages, or delays or other difficulties experienced by any of these technological and information systems and networks could affect our financial position and results of operations.
4)	Influence on Important Decisions by TPG Capital L.P. and its Affiliated Companies (collectively, “TPG”)

On December 10, 2007, the Company reached a basic agreement to form a strategic investment and business alliance with TPG, in order to strengthen its financial base and to maximize its corporate value. Based on this strategic investment and business alliance, TPG holds approximately 40% of shares of the Company’s common stock through investment vehicles managed by TPG, and the Company appointed a majority of its board members from TPG. Therefore, TPG is able to exercise a controlling influence over important decisions involving significant corporate transactions such as the sale of companies of the Group, corporate restructuring, investment in businesses or assets, or changes in the terms of future financing, all of which could affect our business and affairs.

The interests of TPG in these and/or other matters may differ from those of our public shareholders.

5)	Ability to Pursue and Maintain Successful Strategic Investment and Business Alliance with TPG

The strategic investment and business alliance includes following: (i) issuance of new shares and equity warrants through a third-party allotment to investment vehicles managed by TPG; (ii) a capital injection to the Company’s foreign subsidiary (currently an affiliate accounted for under the equity method); (iii) an appointment of a majority of board members of the Company from TPG; and (iv) an advisory agreement with TPG to plan and execute the Company’s mid to long-term business and financial strategy. However, if we fail to achieve a successful strategic investment and business alliance, or for any reason fail to maintain this alliance, it could adversely affect our business strategies and results of operations.

Annual Financial Report
In addition, as mentioned above in “(b) a capital injection to the Company’s foreign subsidiary (currently an affiliate accounted for under the equity method),” TPG injected U.S.$102,500,000 of capital to a limited liability company established by the Company in the State of Delaware, U.S.A. (“Delaware LLC”), through investment vehicles managed by TPG. The purpose of this capital injection was fund procurement of Nissin Leasing (China) Co., Ltd., a former specified company of the Company until the date of this capital injection, mainly providing direct finance leases in the People’s Republic of China (“China”), which is indirectly wholly owned by Delaware LLC through companies established in the Cayman Islands and Hong Kong Special Administrative Region of China. As a result of this investment, TPG obtained convertible preferred membership units of Delaware LLC equivalent to 50% stake as of the time of investment (calculated on a fully diluted basis); however, such membership units may be converted to 90% (calculate on a fully diluted basis) upon occurrence of certain trigger events. The trigger events consist of the occurrence of certain events within seven years of the capital injection that would have a substantial impact on the Company’s business or the inability of the Company to achieve certain minimum performance targets agreed by the Company and TPG within the same seven-year timeframe. More specifically, the trigger events include; (a) a situation wherein the aggregate amount of refunds of excess interest repayments in cash and loan principal charged-off by excess interest repayments of the Company from and after October 1, 2007 exceeds the reserve for such amounts recorded as of September 30, 2007 by ¥8,000 million; (b) a situation wherein, on the third anniversary of the date of TPG’s investment in the Company, the trading price per share of common stock of the Company is less than twice the per share price paid by TPG (¥200) on the date of the investment; (c) a situation wherein, on the fifth anniversary of the date of TPG’s investment in the Company, the trading price per share of common stock of the Company is less than three times the per share price paid by TPG (¥200) on the date of the investment; (d) a situation wherein the Company is in material default under its financing agreements, has entered bankruptcy proceedings, or experiences an occurrence of certain other events which would adversely impact its liquidity; or (e) a situation wherein the Company’s common stock is no longer listed on the Tokyo Stock Exchange. If any of above trigger events occurs, TPG would acquire 90% of interest in Delaware LLC and, accordingly, the Company’s interest would decrease. Therefore, this could adversely affect our business strategy in China and our results of operations.

6)	Influence on Important Decisions by the President and Representative Director of the Board and His Family

Kunihiko Sakioka, the President and Representative Director of the Board of the Company, and his family members can exercise a certain controlling influence over important decisions involving significant corporate transactions such as the sale of companies of the Group, corporate restructuring, investment in businesses or assets, or changes in the terms of future financing, all of which could affect our business and affairs.

The interests of such shareholders in these and/or other matters may differ from those of our public shareholders.

7)	Risks in Our Operating Assets Portfolio

In order to move away from our previous business model centered on the loan business for domestic SMEs and to transform into a comprehensive non-bank financial services company responding to the diverse needs of mid-size SMEs, we are seeking to expand our operating assets. As of March 31, 2008, operating assets amounted to ¥209,998 million, of which 64.9% was attributable to the integrated financial services segment.

With respect to operating assets in the integrated financial services segment, 91.4% consist of loans receivable. We aim to accumulate prime assets with lower charge-off risk through acquisition of prime customers through promotion of our alliance strategy. However, deterioration in the quality of our operating assets due to worsening of the financial condition of SMEs caused by rapid changes in the economic environment, consumers’ moral hazard regarding borrowings, and various other factors could adversely affect our financial position and results of operations.

8)	Condition and Liquidity in Stock Markets

We are entering into capital tie-ups with various companies in order to increase our network of enterprises that can provide synergies with our integrated financial services. However, in the future, if the stock prices of investees decline significantly, or the financial condition of our investments worsens due to deterioration of the economic environment, we could suffer impairment losses on these securities, or our net worth ratio could decline due to fluctuations in unrealized profits in investment securities, which could adversely affect our financial position and results of operations.

Annual Financial Report
9)	Ability to Pursue and Maintain Successful Strategic Alliances

We are pursuing strategic alliances with various companies, in particular financial institutions with respect to our guarantee business, in order to maximize synergies with alliance companies and to take advantage of the customer bases and brands of alliance companies. However, if we fail to establish successful alliances, or for any reason fail to maintain alliances, it could adversely affect our business strategies and results of operations.

10)	Economic Trends and Liquidity in Real Estate Markets

With respect to the Group’s real estate businesses, we have been actively developing our businesses in the context of Japan’s brisk real estate market in recent years, mainly focusing on aggressive real estate acquisitions through the expansion of our information network, as well as investments in special purpose companies related to the real estate business (“Real Estate SPCs”). However, as the real estate business has a strong tendency to reflect economic trends, if land and lease values decline due to a downturn in the Japanese economy, or if sales activities of real estate held by Real Estate SPCs extend for a long term due to a shrinking of market, we may incur substantial amounts of impairment losses which could adversely affect our results of operations and business strategies.

In addition, in the event of changes to taxation affecting the real estate business, including property taxes, costs for the acquisition and sale of real estate may increase, which in turn could adversely affect our business.

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5.	SIGNIFICANT CONTRACTS

Contract of Capital Injection to an Affiliate

The Company has entered into an agreement with TPG concerning the ownership of Delaware LLC such as conversion of preferred membership units of Delaware LLC.

As stated in “ITEM 2. OVERVIEW OF BUSINESS – 4. BUSINESS RISK FACTORS – (3) Business Risk – 5) Ability to Pursue and Maintain Successful Strategic Investment and Business Alliance with TPG,” TPG injected capital to Delaware LLC as a part of the strategic investment and business alliance, and obtained convertible preferred membership units of Delaware LLC equivalent to 50% stake (calculated on a fully diluted basis) which may be converted to 90% (calculated on a fully diluted basis) upon occurrence of certain trigger events, based on the abovementioned agreement.

6.	RESEARCH AND DEVELOPMENT

None

Annual Financial Report
7.	MANAGEMENT’S DISCUSSION AND ANALYSIS
(1)	Significant Accounting Policies and Estimates

The following describes our significant accounting policies that affect our significant judgments and estimates used in the preparation of our consolidated financial statements. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities. These estimates are based on, but not limited to, historical results, industry standards and current economic conditions, giving due consideration to materiality. Our estimates are based on information that is currently available to us and on various other assumptions that we believe are reasonable under the circumstances. Actual results may vary from those estimates, and those estimates could differ under different assumptions or conditions.
1)	Interest Income from Loans Receivable

Interest income from loans receivable is recognized on an accrual basis. Article 1-1 of the Interest Rate Restriction Law provides that interest on a loan with an interest rate exceeding a prescribed rate is invalid with respect to the portion exceeding the maximum rate. On the other hand, Article 43 of the Moneylending Business Law provides that a payment by a borrower or guarantor of interest in excess of the prescribed rate is valid (and non-refundable), provided that excess interest is paid voluntarily, we have complied with the specified legal documentation procedures, and certain other requirements are satisfied (often called “deemed valid payments”).

However, the Supreme Court of Japan recently ruled on January 13, January 19 and January 24, 2006 that “the voluntary nature of excess interest payments under the provision of Article 1-1 of the Interest Rate Restriction Law shall not be recognized when an acceleration clause is in effect, since a borrower may be coerced into payment of interest in excess of the prescribed interest rate in order to prevent disadvantage such as acceleration of loans,” and the voluntary requirement for deemed valid payments should be interpreted strictly. As a result, we have experienced a number of claims for repayments of interest received previously as deemed valid payments.

Accordingly, we maintain reserves for estimated losses from the abovementioned excess interest payments at a level that is adequate to provide for estimated probable refund claims of excess interest previously paid by borrowers.

We recognize accrued interest income on loans receivable outstanding as of the balance sheet date at the lower of the restricted rate and the contractual interest rate. Contractual interest in excess of the restricted rate is recognized as interest income when collected.

Interest accrual is terminated when loan principal is charged-off or is wholly or partially reserved due to delay in contractual interest payments.

2)	Loans Receivable and Allowance for Loan Losses

Allowance for loan losses is maintained at a level that is adequate to provide for the estimated amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

In evaluating the adequacy of the allowance, management considers various factors, including current economic conditions, such as unemployment rates, corporate insolvencies and personal bankruptcy cases, and historical loss experience. Allowance for loan losses is increased by provision for loan losses. Recoveries from loans previously charged-off are recognized as income.

Restructured loans include any loans for which interest, principal or term is restructured. Allowances for restructured loans are based on the collection history or legal classification of the borrowers.

Annual Financial Report
Our policy is generally to charge off loan balances and cease accrual of interest as follows:
(a)	Revolving Loans: Loan balances are charged-off and interest accrual is terminated when a loan’s contractual interest payment becomes 67 days delinquent or upon the occurrence of other events such as the bankruptcy of the borrower.

(b)	Unsecured Loan on Deeds: Loan balances are charged-off when we believe the likelihood of any future collection is minimal. Events triggering charge-offs include bankruptcy of both the borrower and guarantor. Interest accrual is terminated at the earlier of the date when contractual interest payments are 97 days delinquent or the date when all or a part of loan principal is deemed uncollectible.

(c)	Secured loans: Loan balances are charged-off when we believe the likelihood of any future collection is minimal. We consider the availability and value of collateral in determining the level of charge-off. Interest accrual is terminated when contractual interest payments are 97 days delinquent or when loan principal is charged-off or is wholly or partially reserved due to delay in contractual interest payments.
Other than above, in the case that loans are restructured, we charge off the amount of the recorded loan balance less the restructured loan balance.

3)	Purchased Loans Receivable and Revenue Recognition

Revenue from collections of purchased loans is recognized using the collection amount at the time of collection of such loans. With respect to the costs of collections of purchased loans, for those purchased loans for which the Group can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as cost and, for those purchased loans for which the Group cannot reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

Most of purchased loans are distressed loans purchased from third party originators such as banks, and all of purchased loans are reported at purchased cost.

Purchased loans for which the Group can reasonably estimate the expected timing and amount of cash flows due to installment repayment contracts with borrower, the Group uses those expected future cash flows, based on future yields, to recognize the principal portion of the collection as costs of collections of purchased loans. As of March 31, 2008, approximately ¥821 million in book value of loans was accounted for under this method.

In addition, since the Group cannot reasonably estimate the expected timing and amount of cash flows from collections such as lump-sum repayment and legal enforcement, we recognize revenue from these collections of loans using the cost recovery method. Under this method, payments from a borrower are first applied to loan principal and the entire amount is recognized as revenue from collections of purchased loans and costs of collections of purchased loans. Once the purchased cost is fully recovered, subsequent receipts are recognized as revenue.

If the Group determines that the Group cannot recover a portion of the cost of the purchased loans, an allowance for the expected uncollectible portion is established. The loan is written off once we deem the entire loan uncollectible.

Annual Financial Report
(2)	Results of Operations

Total operating revenues for the year ended March 31, 2008 were ¥83,027 million, a decrease of ¥5,124 million, or 5.8%, compared with the previous fiscal year. This is attributable to a decrease in fees received and interest income from notes and loans receivable due to a decrease in the amount of loans originated and the balance of loans receivable, reflecting a more cautious sales strategy including stricter credit standards for new loans, as well as a decrease in revenues from purchased loans receivable and sales of real estate in the servicing business, despite revenue from sales of real estate in the real estate business of ¥13,800 million earned by a special purpose company (SPC) established by a consolidated subsidiary during the six months ended September 30, 2007.

Operating income decreased by ¥25,862 million, compared with the previous fiscal year and, accordingly, the Group recorded operating losses of ¥15,427 million for the year ended March 31, 2008. This is attributable to an increase in operating expenses such as costs of sales of real estate, and an increase in selling, general and administrative expenses due to factors such as a revision of estimates for allowance for loan losses in a more conservative manner and total provision for excess interest repayment-related losses of ¥12,115 million. Consequently, ordinary income decreased by ¥26,761 million, compared with the previous fiscal year and, accordingly, the Group recorded ordinary losses of ¥17,438 million for the year ended March 31, 2008. This is mainly attributable to an increase of net losses on affiliates accounted for under the equity method and losses on investment funds.

Net income decreased by ¥45,124 million, compared with the previous fiscal year and, accordingly, the Group recorded net losses of ¥45,116 million for the year ended March 31, 2008. This is attributable to impairment of investment securities of ¥9,252 million reflecting a decline in the market price of securities held, losses on sales of investment securities of ¥2,757 million due to sales of investment securities in order to improve asset efficiency as a part of the management reform program, provision for losses on group businesses of ¥2,963 million in line with guarantee of loans receivable and indemnification for claims for excess interest repayments of Aprek Co., Ltd., an affiliate accounted for under the equity method listed on the JASDAQ Securities Exchange (Code: 8489), and special retirement bonuses of ¥1,917 million incurred as special losses as a result of voluntary retirement program, in addition to a reversal of all deferred tax assets of ¥11,375 million of the Company, taking into consideration the recent adverse changes in the business environment.

1)	Operating Revenues

Interest income from notes and loans receivable for the year ended March 31, 2008 was ¥22,162 million, a decrease of ¥8,842 million, or 28.5%, compared with the previous fiscal year, due to a decrease of ¥88,966 million, or 41.7%, in notes and loans receivable to ¥124,545 million, reflecting a more cautious sales strategy including stricter credit standards for new loans.

Revenue from purchased loans receivable for the year ended March 31, 2008 was ¥12,335 million, a decrease of ¥6,521 million, or 34.6%, compared with the previous fiscal year, due to collection activities which take into consideration customers’ revitalization efforts and profitability, and enhancement of real estate-related revitalization businesses, while maintaining a cautious investment strategy reflecting the recent changes in market trend.

Revenue from sales of real estate in the real estate business for the year ended March 31, 2008 was ¥23,317 million, an increase of ¥14,625 million, or 168.3%, compared with the previous fiscal year, due to improvement of the value of assets held as well as investment efficiency.

With respect to other operating revenues, loan origination fees received in the integrated financial services for the year ended March 31, 2008 were ¥1,742 million, compared with the pervious fiscal year, due to a decrease of notes and loans receivable. Revenues from leases and installment loans for the year ended March 31, 2008 were ¥5,867 million, due to promotion of financial services such as leases and installment loans to mid-sized SMEs in Japan as well as promotion of financial services in the People’s Republic of China, centering on direct finance leases for Chinese companies. Revenue from sales of real estate in the servicing business for the year ended March 31, 2008 was ¥4,326 million.

As a result, operating revenues for the year ended March 31, 2008 were ¥83,027 million, a decrease of ¥5,124 million, or 5.8%, compared with the previous fiscal year.

2)	Operating Expenses

Financial costs for the year ended March 31, 2008 were ¥4,962 million, an increase of ¥1,428 million, or 40.4%, due to an increase in borrowing interest rates affected by the turmoil in global financial and capital markets, despite a decrease of ¥109,529 million, or 37.3%, in the aggregate amount of interest-bearing debt to ¥184,484 million, compared with the end of the previous fiscal year.

Annual Financial Report
Cost of collections of purchased loans for the year ended March 31, 2008 was ¥7,474 million, a decrease of ¥5,393 million, or 41.9%, due to a decrease in revenue from collections of purchased loans.

Cost of sales of real estate in the real estate business for the year ended March 31, 2008 was ¥17,139 million, an increase of ¥11,670 million, or 213.4%, due to an increase in revenue from sales of real estate in the real estate business.

With respect to other operating expenses, cost of sales of real estate in the servicing business for the year ended March 31, 2008 was ¥4,784 million.

As a result, operating expenses for the year ended March 31, 2008 were ¥43,183 million, an increase of ¥6,321 million, or 17.1%, compared with the previous fiscal year.

3)	Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended March 31, 2008 were ¥55,271 million, an increase of ¥14,416 million, or 35.3%, compared with the previous fiscal year, due to factors such as an increase in loan loss-related costs in the loan business, including ¥12,115 million of additional provision for losses on excess interest repayments in cash and additional provision for loan losses provided for loan principal charged-off by excess interest repayments, taking into account the recent status on occurrence of excess interest repayments.

4)	Operating Income

Operating income decreased by ¥25,862 million and accordingly, the Group recorded operating losses of ¥15,427 million for the year ended March 31, 2008, as a result of operating revenues of ¥83,027 million, operating expenses of ¥43,183 million, and selling, general and administrative expenses of ¥55,271 million.

5)	Other Income and Expenses

Other income for the year ended March 31, 2008 was ¥300 million, a decrease of ¥425 million, or 58.6%, compared with the previous fiscal year. This is attributable to income from investment funds of ¥507 million and interest and dividends received of ¥123 million, both of which were incurred in the previous fiscal year, despite the interest and dividends received of ¥138 million for the year ended March 31, 2008.

Other expenses for the year ended March 31, 2008 were ¥2,312 million, an increase of ¥473 million, or 25.8%, compared with the previous fiscal year. This is attributable to loan borrowing costs of ¥430 million in addition to an increase of ¥241 million, or 26.7%, in other interest expenses on borrowings to ¥1,142 million, compared with the previous fiscal year.

6)	Ordinary Income

Ordinary income decreased by ¥26,761 million and accordingly, the Group recorded ordinary losses of ¥17,438 million for the year ended March 31, 2008, as a result of operating losses of ¥15,427 million, other income of ¥300 million, and other expenses of ¥2,312 million.

7)	Special Gains and Losses

Special gains for the year ended March 31, 2008 were ¥740 million, a decrease of ¥1,254 million, or 62.9%, compared with the previous fiscal year. This is attributable to gains on sales of investment securities of ¥1,246 million and gains on sales of investment in affiliated companies of ¥457 million, both of which were incurred in the previous fiscal year, despite gains on change in equity interest of ¥437 million for the year ended March 31, 2008.

Special losses for the year ended March 31, 2008 were ¥19,201 million, an increase of ¥10,637 million, or 124.2%, compared with the previous fiscal year. This is attributable to losses on sales of investment securities of ¥2,757 million, provision for losses on group businesses of ¥2,963 million, expenses for management reform program of ¥2,019 million as a result of implementation of voluntary retirement program and others, and impairment of investment securities of ¥9,252 million reflecting a decline in the market price of securities held.

8)	Net Income

As a result of the above, income before income taxes and minority interest decreased by ¥38,653 million and accordingly, the Group recorded net losses of ¥35,899 million, compared with the previous fiscal year. Income taxes for the year ended March 31, 2008 were ¥9,095 million, an increase of ¥6,571 million, or 260.4%, compared with the previous fiscal year, due to a reversal of all deferred tax assets of ¥11,375 million of the Company. Consequently, net income decreased by ¥45,124 million and accordingly, the Group recorded net losses of ¥45,116 million for the year ended March 31, 2008.

Annual Financial Report
(3)	Liquidity and Capital Resources

1)	Cash Flows

Information on the detail of cash flows for the year ended March 31, 2008 is stated in “ITEM 2. OVERVIEW OF BUSINESS –1. SUMMARY OF OPERATING RESULTS – (2) Cash Flows.”

2)	Liquidity and Capital Requirements

In our business operations, our principal capital and liquidity needs are for funding loans to customers, purchase of loans, general working capital, capital expenditures for enhancement of our operating activities and acquisition of assets held for leases, dividend payments and acquisition of treasury stock.
(a)	Loan Origination

We provide integrated financial services as our principle business, and our most critical capital requirement is for loan origination.

(b)	Purchased Loans

We mainly purchase distressed loans from third-party originators including financial institutions in our servicing business operations.

(c)	Working Capital

Our working capital needs are primarily for financial costs such as interest expenses, and operating expenses including salaries and employee benefits, commission fees and rental expenses.

(d)	Capital Expenditures

Our capital expenditure needs are for installment of equipments to further strengthen operational activities and to improve operational efficiency, as well as the acquisition of assets held for leases in NIS Lease Co., Ltd.

(e)	Dividend Payments

The amount of dividend payments depends on various factors, including the Group’s future earnings and economic trends. In addition, we need sufficient liquidity to provide for the planned amount.

(f)	Acquisition of Treasury Stock

At the Annual Shareholders’ Meeting held on June 24, 2006, a resolution was approved concerning a partial amendment of the Company’s Articles of Incorporation in response to the implementation of the Corporate Law, which continues to permit the repurchase of stock by approval of the Board of Directors. We plan to repurchase our stock after carefully considering the trends in our results of operations, financial position and share price as well as the market trends.
3)	Financial Position

As of March 31, 2008, total assets were ¥272,983 million, a decrease of ¥130,896 million, or 32.4%, compared with the end of the previous fiscal year. This is mainly attributable to a decrease of ¥88,966 million, or 41.7%, in notes and loans receivable to ¥124,545 million, caused by tightening of credit screening standards, and a decrease of ¥4,651 million, or 12.9%, in investment securities to ¥31,358 million due to sales and impairment, compared with the end of the previous fiscal year, respectively.

As of March 31, 2008, total liabilities were ¥214,219 million, a decrease of ¥102,912 million, or 32.5%, compared with the end of the previous fiscal year. This is mainly attributable to a decrease of ¥109,529 million, or 37.3%, in total interest-bearing debt to ¥184,484 million due to a decrease in operating assets, despite an increase of ¥5,814 million, or 117.4%, in reserve for losses on excess interest repayments to ¥10,766 million, compared with the end of the previous fiscal year, respectively.

As of March 31, 2008, net assets were ¥58,763 million, a decrease of ¥27,984 million, or 32.3%, compared with the end of the previous fiscal year. This is attributable to net losses of ¥45,116 million, in addition to an increase of ¥2,327 million in treasury stock to ¥3,892 million, despite an increase of ¥20,098 million, or 55.3%, to ¥56,469 million in the total of common stock and additional paid-in capital due to an issuance of new shares to investment vehicles managed by TPG through a third-party allotment.

As a result, net worth ratio as of March 31, 2008 was 20.1%, a decrease of 0.4 points, compared with the end of the previous fiscal year, due to a decrease in net assets, despite a decrease in interest-bearing debt.

Annual Financial Report
4)	Capital Resources

We manage our capital resources and liquidity to provide adequate funds for current and future operating activities and financial obligations. In addition, in order to respond to the turmoil in global financial markets and significant changes in the business environment surrounding the recent moneylending industry, the Company and its foreign subsidiary procured ¥20,000 million and approximately U.S.$102 million, respectively, through a third-party allotment of new shares to TPG, a U.S. private equity firm.

5)	Commitments
(a)	Long-term Borrowings

We require a significant amount of funds for the purpose of extending loans to our customers and other operating activities. Our borrowings are mainly denominated in yen. As of March 31, 2008, we had long-term borrowings including asset backed securities, as well as current portion of long-term borrowings, totaling ¥159,540 million.

Of our total long-term borrowings as of March 31, 2008, ¥91,595 million were from loans, principally from banks and other financial institutions. Our long-term borrowings will mature within five years from March 31, 2008 and accrue interest on a fixed rate basis or on a floating rate basis. The weighted-average interest rate of our long-term borrowings as of March 31, 2008 was 2.6%.

In addition, ¥57,760 million of our total long-term borrowings as of March 31, 2008 were from the issuance of long-term bonds. Our long-term bonds will mature within five years from March 31, 2008. The weighted-average interest rate of our long-term bonds as of March 31, 2008 was 2.7%.

(b)	Short-term Borrowings

Our short-term borrowings comprised bank loans. Our short-term borrowings accrue interest on a fixed rate basis or on a floating rate basis. The weighted-average interest rate of our short-term loans as of March 31, 2008 was 3.4%.

(c)	Collateral for Borrowings

Information on the details of our assets pledged as collateral and corresponding borrowings secured by the collateral is stated in “ITEM 5. FINANCIAL STATEMENTS – 1. CONSOLIDATED FINANCIAL STATEMENTS – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – Consolidated Balance Sheets.”
6)	Contingencies
(a)	Loan Commitments

Information on the details of our loan commitments is stated in “ITEM 5. FINANCIAL STATEMENTS – 1. CONSOLIDATED FINANCIAL STATEMENTS – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – Consolidated Balance Sheets.”

(b)	Guarantees

We provide guarantees for borrowings of SMEs, lease receivable, accounts receivable in connection with the complementation of customers’ credibility in corporate transactions, and are required to perform as a guarantor for the borrowings for which payments are delinquent for a certain period of time. In order to provide for estimated probable losses from these guarantee transactions, we maintain a reserve for estimated guarantee losses.

From the year ended March 31, 2008, the Company has to indemnify Aprek Co., Ltd. until February 28, 2013, for losses that Aprek incurs due to claims for excess interest repayments raised by customers to whom Aprek lent money on or before March 3, 2008. In addition, the Company is to provide guarantees for the borrowings of customers to whom Aprek lent money on or before February 29, 2008 of which payments are delinquent for a certain period of time. In order to provide for probable losses from these indemnification and guarantee transactions, the Company estimated the probable losses as of March 31, 2008, and included in “Reserve for losses on group businesses.”

Annual Financial Report
Pursuant to each agreement, we receive guarantee fees and indemnification fees. The amount of loans and accounts receivable that we guarantee in connection with the credit guarantee business is ¥16,397 million (after the reduction of reserve for guarantee losses and reserve for losses on group businesses). This amount does not include the amount of indemnification for losses that Aprek incurs due to claims for excess interest repayments since it is difficult to estimate the amount of such liabilities.

Annual Financial Report

ITEM 3.	OVERVIEW OF PROPERTY AND EQUIPMENT
1.	OVERVIEW OF CAPITAL EXPENDITURES

The total amount of investment in property and equipment of the Group was ¥2,584 million during the year ended March 31, 2008. Main expenditures were for integrated financial services in connection with function additions to the operating systems of the Company of ¥144 million and acquisition of assets held for leases of ¥1,623 million mainly by NIS Lease Co., Ltd., and for the real estate business in connection with acquisition of tangible fixed assets of ¥115 million by Seizanso C.C. Management Co., Ltd.

In addition, all capital expenditures were made with cash on hand.

Annual Financial Report
2.	MAJOR PROPERTY AND EQUIPMENT
(1)    The Company

		Book Value
		(In millions except square meters)
		Buildings					Number of
Name of Office	Description	and		Land			Employees
(Location)	(Business Segment)	Structures	Equipment	(m2)	Software	Total	(Persons)

Tokyo Head Office	Offices (Integrated Financial Services)	¥103	¥157	¥-	¥1,209	¥1,470	226
(Shinjuku-ku, Tokyo)
Matsuyama Head Office (Matsuyama City, Ehime)		33	11	-	17	61	10

Research Department (Kawaguchi City, Saitama)	Sales support office
	(Integrated Financial	2	2	-	-	5	90
	Services)

Hokkaido region	Branches (Integrated Financial Services)	0	0	-	-	0	7
(Sapporo Branch Office)
Tohoku region (Sendai Branch Office)		1	0	-	-	2	5
Kanto region (Tokyo Sales Department and 6 others)		1	2	-	-	3	88
Chubu region (Nagoya Sales Section 1)		2	0	-	-	3	10
Kinki region (Osaka Sales Section 1)		12	2	-	-	15	23
Chugoku region (Hiroshima Branch Office)		1	0	-	-	2	9
Kyushu region (Naha Branch Office and 1 other)		0	0	-	-	0	17

Total	-	¥160	¥178	¥-	¥1,226	¥1,565	485

Notes:	1.	The average number of temporary employees of the Company is 54 persons for the year ended March 31, 2008 and is excluded from the numbers presented above.
	2.	Consumption taxes are excluded from amounts presented above.
	3.	In addition, major leased assets are as follows:

			Lease Term	Annual Lease Payment	Balance of Lease Contracts
Business Segment	Description	Units	(Years)	(In millions)	(In millions)

Integrated Financial Services	Operating system	1	4 ~ 6	¥412	¥325
Integrated Financial Services	Vehicles	25	5	11	21

Total	-	-	-	¥423	¥346

Note: Consumption taxes are excluded from the amounts presented above.

Annual Financial Report
(2)   Domestic Subsidiaries

			Book Value
			(In millions except square meters)
			Buildings						Number of
	Office	Description	and			Land			Employees
Name of Subsidiary	(Location)	(Business Segment)	Structures	Machinery	Equipment	(m2)	Other	Total	(Persons)

Nissin Servicer Co., Ltd.	Head Office	Office (Servicing Business)
	(Shinjuku-ku, Tokyo)		¥20	¥-	¥7	¥ -	¥12	¥40	103

NIS Lease Co., Ltd.	Head Office	Office (Integrated Financial Services)
	(Shinjuku-ku, Tokyo)		4	-	2	-	12	19	47

	-	Assets held for leases (Integrated Financial Services)	873	287	2,659	-	492	4,312	-

	Head office	Office
NIS Securities Co., Ltd.	(Shinjuku-ku,	(Integrated Financial	15	-	7	-	30	53	29
	Tokyo)	Services)

Seizanso C.C. Management Co., Ltd.	Country Club	Golf courses (Real Estate Business)				1,247 (1,173,102.40)
	(Hitachi-Ota		376	-	16		-	1,640	-
	City, Ibaraki)

Notes:	1.	The average numbers of temporary employees of Nissin Servicer Co., Ltd., and NIS Lease Co., Ltd. are 8 persons and 2 persons for the year ended March 31, 2008, respectively, and are excluded from the numbers presented above. In addition, NIS Securities Co., Ltd. and Seizanso C.C. Management Co., Ltd. do not have any temporary employees.
	2.	Consumption taxes are excluded from the amounts presented above.
	3.	“Other” consists of software and vehicles.
	4.	In addition, major leased assets are as follows:

Name of Subsidiary			Lease Term	Annual Lease Payment	Balance of Lease Contracts
(Business Segment)	Description	Units	(Years)	(In millions)	(In millions)

Nissin Servicer Co., Ltd. (Servicing Business)	Operating system	1	4 ~ 5	¥24	¥32
NIS Lease Co., Ltd. (Integrated Financial Services)	Operating system	1	4 ~ 5	42	159
NIS Securities Co., Ltd. (Integrated Financial Services)	Operating system	1	5 ~ 7	14	16

Total	-	-	-	¥89	¥231

Note: Consumption taxes are excluded from the amounts presented above.

Annual Financial Report
3.	PLANS FOR ACQUISITIONS AND DISPOSALS OF PROPERTY AND EQUIPMENT
(1)	Acquisitions of Major Property and Equipment

1)	Assets for Internal Use
     The following major property and equipment is expected to be acquired during the year ending March 31, 2009:

		Expenditure Plan
		(In millions)
	Description			Amount Estimated		Expected Date
Company Name	(Business Segment)	Total Amount	Amount Paid	to Pay	Date Started	of Completion

NIS Group Co., Ltd.	Installation of equipment at Tokyo Head Office (Integrated Financial Services)	¥329	¥-	¥329	May 2008	March 2009

	Relocation and renovation of branches and loan offices (Integrated Financial Services)	41	-	41	July 2008	September 2008

Notes:	1.	All future capital expenditures above are expected to be made with cash on hand.
	2.	The amounts of expenditures include the amounts of security deposits for leased offices.
	3.	The increase in property and equipment above will have no significant effect on the financial position or results of operations of the Company.
	4.	Consumption taxes are excluded from the amounts presented above.
2)	Assets Held for Leases
     The following major property and equipment is expected to be acquired during the year ending March 31, 2009:

		Expenditure Plan
	Description	(In millions)
Company Name	(Business Segment)	Total Amount	Amount Paid	Amount Estimated to Pay

NIS Lease Co., Ltd.	Assets held for leases (Integrated Financial Services)	¥2,273	¥-	¥2,273

Notes:	1.	All future capital expenditures above are expected to be made with cash on hand.
	2.	Consumption taxes are excluded from the amounts presented above.
(2)	Disposals of Major Property and Equipment
No major dispositions of property and equipment are planned for the year ending March 31, 2009, except for disposals in the course of the Group’s routine renewal of its property and equipment.

Annual Financial Report

ITEM 4.	OVERVIEW OF THE COMPANY
1.	INFORMATION ON CAPITAL STOCK
(1)	Total Number of Shares

1)	Total Number of Authorized Shares

Number of Shares
Type of Shares	(Shares)

Common stock	384,000,000

Total	384,000,000

2)	Total Number of Issued Shares

		June 25, 2008
	March 31, 2008	(Filing Date)
Type of Shares	(Shares)	(Shares)	Stock Exchange	Details

Common stock	245,894,350	245,894,350	Tokyo Stock Exchange (First Section) New York Stock Exchange	-

Total	245,894,350	245,894,350	-	-

Note:	The number of issued shares of common stock as of the filing date does not include the number of shares newly issued upon exercises of stock acquisition rights during the period from June 1, 2008 to the filing date of this annual financial report.

Annual Financial Report
(2)	Information on Stock Acquisition Rights and Convertible Bonds

Stock Acquisition Rights Issued under the Former Amended Commercial Code of Japan

(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2004)

	March 31, 2008	May 31, 2008

Number of stock acquisition rights:	2,444 units	-
Number of stock acquisition rights for share repurchases:	-	-
Type of shares:	Common stock	-
Number of shares of common stock issuable upon exercise:	117,312 shares (Note 1)	-
Amount to be paid in upon exercise:	¥1,340 per share (Note 2)	-
Exercise period:	From May 1, 2005 to April 30, 2008	-
Exercise price:	¥1,340 per share	-
Amount to be credited to common stock:	¥670 per share	-
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or temporary employees with tenure of over one year of the Group, or director, statutory auditor or employees of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
	Other requirements for the exercise of stock acquisition rights are defined in the Contract on Granting New Share Subscription Rights executed pursuant to the resolution approved by the Annual Shareholders’ Meeting and the Board of Directors.	-
Transfer restriction item:	Upon approval by the Board of Directors	-
Substitution item for cash payment:	-	-
Restriction on issuance in connection with organizational restructuring:	-	-

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted = Paid-in amount before adjustment ×	1

Split or consolidation ratio
In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted	=	Paid-in amount before adjustment	x	Number of already issued shares	+	Number of newly issued (distributed) shares	x	Paid-in price per share

Current market price per share

Number of already issued shares + Number of newly issued (distributed) shares

Annual Financial Report
(Special Resolution at the Annual Shareholders’ Meeting on June 22, 2005)

	March 31, 2008	May 31, 2008

Number of stock acquisition rights:	13,000 units	12,600units
Number of stock acquisition rights for share repurchases:	-	-
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	260,000 shares (Note 1)	252,000 shares (Note 1)
Amount to be paid in upon exercise:	¥1,160 per share (Note 2)	¥1,160 per share (Note 2)
Exercise period:	From August 1, 2005 to July 31, 2008	From August 1, 2005 to July 31, 2008
Exercise price:	¥1,160 per share	¥1,160 per share
Amount to be credited to common stock:	¥580 per share	¥580 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. Business counterparties approved by the Board of Directors are bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between the Company and each grantee. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the Contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	-
Restriction on issuance in connection with organizational restructuring:	-

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted = Paid-in amount before adjustment ×	1

Split or consolidation ratio
In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted	=	Paid-in amount before adjustment	x	Number of already issued shares	+	Number of newly issued (distributed) shares	x	Paid-in price per share

Current market price per share

Number of already issued shares + Number of newly issued (distributed) shares

Annual Financial Report
(Approved at the Annual Shareholders’ Meeting on June 22, 2005)

	March 31, 2008	May 31, 2008

Number of stock acquisition rights:	3,050 units	3,050 units
Number of stock acquisition rights for share repurchases:	-	-
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	61,000 shares (Note 1)	61,000 shares (Note 1)
Amount to be paid in upon exercise:	¥2,620 per share (Note 2)	¥2,620 per share (Note 2)
Exercise period:	From April 1, 2006 to March 31, 2009	From April 1, 2006 to March 31, 2009
Exercise price:	¥2,620 per share	¥2,620 per share
Amount to be credited to common stock:	¥1,310 per share	¥1,310 per share
Requirement for exercise of stock acquisition rights:	Grantee must be a director, statutory auditor, corporate advisor, contract employee or regular employee (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), or director, statutory auditor or employee of a business counterparty of the Company approved by the Board of Directors at the time of the exercise of such stock acquisition rights. Business counterparties approved by the Board of Directors are bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between the Company and each grantee. However, stock acquisition rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the exercise of stock acquisition rights are defined in the Contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment:	-
Restriction on issuance in connection with organizational restructuring:	-

Notes:	1.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2.	In the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted = Paid-in amount before adjustment ×	1

Split or consolidation ratio
In the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted	=	Paid-in amount before adjustment	x	Number of already issued shares	+	Number of newly issued (distributed) shares	x	Paid-in price per share

Current market price per share

Number of already issued shares + Number of newly issued (distributed) shares

Annual Financial Report
(Special Resolution at the Extraordinary Shareholders’ Meeting on February 18, 2008)

	March 31, 2008	May 31, 2008

Number of stock acquisition rights:	87,500 units	87,500 units
Number of stock acquisition rights for share repurchases:	-	-
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise:	8,750,000 shares

(1) NIS Group Co., Ltd. 10th Equity Warrant (the “Equity Warrant”) is exercisable for shares of the Company’s common stock. The number of shares to be issued upon exercise of one equity warrant (the “Allotted Shares”) shall be 100 shares.

(2) However, upon any adjustment in the Exercise Price (as defined below) pursuant to “Amount to be paid in upon exercise” below, for each Equity Warrant, the number of Allotted Shares shall be adjusted to equal the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Allotted Shares deliverable upon exercise of one Equity Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(3) If, in accordance with the paragraph (2) above, an adjustment to the number of shares would result in the fraction of the integral number of one share, such situation will be dealt with in the manner set forth in Article 283 of the Corporate Law.

Amount to be paid in upon exercise:	1. The value of property that will be contributed upon exercise of the Equity Warrants:

(1) The value of property that will be contributed upon exercise of one Equity Warrant is calculated by multiplying the number of Allotted Shares by the Exercise Price (as adjusted pursuant to “3. Adjustment of Exercise Price” below). Values below one yen will be rounded down to the nearest integral number.

(2) The amount to be paid per share for the shares issued by the Company upon exercise of Equity Warrants (the “Exercise Price”) shall, initially, be ¥200 per share (the “Initial Exercise Price”). However, if the average closing price of the Company’s common stock in ordinary trading on the Tokyo Stock Exchange, Inc. (including the average of the bid prices (uri-kehaine) and ask prices (kai-kehaine) or, if more than one in either case, the average of the average bid prices and average ask prices) for the five consecutive trading days ending the day (inclusive) before the exercise date falls below the Initial Exercise Price (or the Exercise Price after adjustment, if adjusted pursuant to “3. Adjustment of Exercise Price”), the Exercise Price shall be obtained by multiplying 0.9 to the Initial Exercise Price (or the Exercise Price after adjustment, if adjusted pursuant to “3. Adjustment of Exercise Price”) (rounded down to the nearest first decimal place) (if any event requiring adjustment of the Exercise Price pursuant to “3. Adjustment of Exercise Price” should arise during such five consecutive trading days, the value calculated by multiplying 0.9 to the Exercise Price shall be subject to further adjustments considered appropriate by the Company pursuant to this terms and conditions). In addition, the Exercise Price is subject to adjustment as noted in “3. Adjustment of Exercise Price.”

2. Amendment of Exercise Price No amendment will be made to the Exercise Price of the Equity Warrants.

3. Adjustment of Exercise Price

(1) In case the Company shall, while any of the Equity Warrants are outstanding, conduct a stock split or a reverse stock split of the shares of Common Stock of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

Adjusted Exercise Price	=	Exercise Price in effect at the opening of business on the day following the day upon which such stock split or consolidation becomes effective	x	The number of shares of Common Stock Outstanding immediately before such split or consolidation The number of shares of Common Stock Outstanding immediately after such split or consolidation

Annual Financial Report

March 31, 2008	May 31, 2008

Such adjustment of the Exercise Price shall become effective immediately after the opening of business in Japan on the day following the day on which such stock split or consolidation becomes effective.

In this section, “Common Stock” means the common stock of the Company and shares of common stock of the Restructuring Company (as defined in “Restructuring on issuance in connection with organizational restructuring” below) as at the relevant time. In this section, “Common Stock Outstanding” means the number of issued and outstanding shares of Common Stock of the Company (which under Japanese law includes common stock of the Company held as treasury stock) minus the number of the shares of Common Stock of the Company held by the Company as treasury stock.

(2) In case the Company shall, while any of the Equity Warrants are outstanding, offer to all holders of shares of Common Stock Outstanding (x) new shares of Common Stock of the Company, or (y) shares of Common Stock of the Company held by the Company as treasury stock, in either case as a gratis allotment of shares of Common Stock (excluding any case of conversion, exchange or exercise of the securities, rights, or warrants set forth in the paragraph (3) below), then the Exercise Price shall be adjusted as follows:

Adjusted Exercise Price	=	Exercise Price in effect at the opening of business on the day when such adjustment becomes effective	x
Number of shares of Common Stock Outstanding
				Number of shares of Common Stock Outstanding	+	Total number of shares of Common Stock so allotted

Number of shares of Common Stock Outstanding used in the formula set forth in this paragraph shall be the number of shares of Common Stock Outstanding as of the record date fixed for determination of shareholders entitled to such gratis allotment in case the Company fixed such date (in all other cases, as of the day one month prior to the day upon which the Exercise Price after adjustment becomes effective). Such adjustment of the Exercise Price shall become effective immediately after the opening of business in Japan on the day following the record date fixed for the determination of stockholders entitled to receive such gratis allotment (if the record date is not fixed, the effective date thereof).

If any allotment of the type described in this paragraph is determined but not so made, the Exercise Price shall again be adjusted to the Exercise Price that would have been in effect if such gratis allotment had not been determined.

(3) In case the Company shall, while any of the Equity Warrants are outstanding, confer to all holders of shares of Common Stock Outstanding, any securities, rights, or warrants (including any warrants attached to bonds with warrants (the same applies hereinafter)) (such conferment includes any gratis allotment of shares and warrants, which entitle the holders thereof to acquire from the Company shares of Common Stock (other than any gratis allotment of share of Common Stock to which the paragraph (2) above applies) or any securities, rights or warrants convertible into or exchangeable for or exercisable for shares of Common Stock, at a Price Per Share less than the Current Market Price on the day on which the adjusted Exercise Price becomes effective, the Exercise Price shall be adjusted as follows:

Annual Financial Report

March 31, 2008	May 31, 2008

Adjusted Exercise Price	=	Exercise Price at the opening of business on the day on which the adjusted Exercise Price becomes effective	x

Number of shares of Common Stock Outstanding	+	Number of shares of Common Stock which are issued or disposed	×	Price Per Share
Current Market Price on the day on which the adjusted Exercise Price becomes effective

Number of shares of Common Stock Outstanding	+	Number of shares of Common Stock which are issued or disposed

Such adjustment of the Exercise Price shall become effective immediately after the opening of business in Japan on the day following the record date fixed for the determination of stockholders entitled to such conferment; provided, that if the record date for such conferment is not fixed, such adjustment shall become effective immediately after the opening of business in Japan on the day following (i) the payment date or the last day of the payment period of the relevant shares or (ii) the effective date in the case of a gratis allotment of shares and warrants. The Exercise Price after adjustment shall be calculated in accordance with the above formula, assuming that all the securities, rights, or warrants to be issued or disposed of have been (i) converted at the initial conversion price, (ii) exchanged at the initial exchange price or (iii) exercised at the initial exercise price, as the case may be (in case of the securities, rights, or warrants which entitle the holders thereof to acquire from the Company any securities, rights, or warrants convertible into or exchangeable for or exercisable for shares of Common Stock, further assuming that all such securities, rights, or warrants have been (i) converted at the initial conversion price, (ii) exchanged at the initial exchange price or (iii) exercised at the initial exercise price, as the case may be).

Notwithstanding the above, in case that the consideration for the shares of Common Stock of the Company to be delivered upon conversion, exchange or exercise cannot be determined as of the day when such adjustment becomes effective as provided for the preceding paragraph, the Exercise Price after adjustment shall be calculated in accordance with the above formula, assuming that all the outstanding securities, rights, or warrants then issued and outstanding are converted, exchanged or exercised in accordance with terms and conditions thereof as of the date of determination of such consideration (in case of the securities, rights, or warrants which entitle the holders thereof to acquire from the Company any securities, rights, or warrants convertible into or exchangeable for or exercisable for shares of Common Stock, further assuming that all such securities, rights, or warrants have been (i) converted at the initial conversion price, (ii) exchanged at the initial exchange price or (iii) exercised at the initial exercise price, as the case may be) (in which case adjustment of the Exercise Price shall become effective immediately after the opening of business on the day following the determination of such consideration).

Number of shares of Common Stock Outstanding used in the formula set forth in this paragraph shall be the number of shares of Common Stock Outstanding as of the record date fixed for determination of shareholders entitled to rights to receive allotment upon the relevant offering, issuance or disposal in case the Company fixed such date (in all other cases, as of the day one month prior to the day upon which the Exercise Price after adjustment becomes effective).

Annual Financial Report

March 31, 2008	May 31, 2008

In the event that conferment of such securities, rights, or warrants is determined but not so issued or delivered upon the issuance date or effective date, the Exercise Price shall again be adjusted to be the Exercise Price that would have been in effect if such conferment had not been determined.

For the purposes of this paragraph only, the capitalized term “Price Per Share” means the amount calculated by (A-B)÷C, where:

“A” means the amount paid to the Company by the recipients of such conferred securities, rights, or warrants to acquire the relevant securities, rights, or warrants (in the case of warrants, the amount to be contributed upon the exercise should be added; and in case of the securities, rights, or warrants which entitle the holders thereof to acquire from the Company any securities, rights, or warrants exercisable for shares of Common Stock, the amount to be contributed upon the exercise of such securities, rights or warrants should be added);

“B” means the amount of cash and the value of the other assets (which should be reasonably determined in good faith by the Board of Directors of the Company) (excluding the shares of Common Stock) to be delivered to the holder of such securities, rights, or warrant upon the conversion, exchange or exercise thereof (in case of the securities, rights, or warrants which entitle the holders thereof to acquire from the Company any securities, rights, or warrants convertible into or exchangeable for or exercisable for shares of Common Stock, the amount of such cash and the value of such other assets to be delivered upon the conversion, exchange or exercise thereof should be added); and

“C” means the number of shares of Common Stock to be acquired upon conversion at the initial conversion price, exchange at the initial exchange price, or exercise at the initial exercise price of such conferred securities, rights, or warrants (in case of the securities, rights, or warrants which entitle the holders thereof to acquire from the Company any securities, rights, or warrants convertible into or exchangeable for or exercisable for shares of Common Stock, the number of shares of Common Stock to be acquired upon conversion at the initial conversion price, exchange at the initial exchange price, or exercise at the initial exercise price of such securities, rights, or warrants should be added).

In this section, “Current Market Price” means, on any date, the average of the Sale Price per share of Common Stock for the 30 consecutive Trading Days commencing 45 Trading Days prior to such date. In such case, the average shall be rounded to the nearest tenth of a yen.

In this section, “Trading Day” for the Common Stock means a day on which the Tokyo Stock Exchange, Inc. is open for business.

In this section, “Sale Price” of the Common Stock on any date means the last reported per share sale price (or, if no last sale price is reported, the average of the bid prices and ask prices or, if more than one in either case, the average of the average bid prices and average ask prices) on such date as reported in ordinary transactions for the Tokyo Stock Exchange, Inc., or if the Common Stock is not listed on the Tokyo Stock Exchange, Inc. at the relevant time, any other principal financial instruments exchange in Japan on which the Common Stock is then listed. In the absence of such quotations, the Board of Directors of the Company shall make a good faith determination of the Sale Price.

Annual Financial Report

March 31, 2008	May 31, 2008

(4) In case the Company shall, while the Equity Warrants are outstanding, distribute or allot to all holders of its Common Stock Outstanding shares of any class of Capital Stock of the Company (other than any dividends, distributions, or allotments of Common Stock to which the paragraph (2) above applies) or evidences of its indebtedness or assets (including securities, but excluding any securities, rights, or warrants referred to in the paragraph (3) above, and excluding any dividend, distribution or allotment (x) paid exclusively in cash or (y) referred to in the paragraph (2) above) (any of the foregoing, in this section, the “Distributed Securities”), then, in each such case, the Exercise Price shall be reduced as follows:

Adjusted Exercise Price	=	Exercise Price in effect on the record date with respect to such dividend, distribution or allotment	x	Current Market Price on such record date	–	Aggregate fair market value of the Distributed Securities
Number of shares of Common Stock Outstanding on such record date

Current Market Price on such record date

Such reduction in the Exercise Price shall become effective immediately after the opening of business on the day following the record date for such dividend, distribution or allotment.

If any dividend, distribution or allotment of the type described in this paragraph is determined but not so made, the Exercise Price shall again be adjusted to the Exercise Price that would have been in effect if such dividend, distribution or allotment had not been determined.

“Capital Stock” means, with respect to any corporation, any and all shares, warrants and rights convertible into or exchangeable for or exercisable for any class of shares issued by that corporation.

(5) In case the Company shall, while any of the Equity Warrants are outstanding, distribute to all holders of its shares of Common Stock Outstanding, cash (excluding any cash distributed as part of a distribution referred to in the paragraph (4) above or upon a Restructuring Transaction (as defined in “Restriction on issuance in connection with organizational restructuring” below)), and the total sum of (i) the amount of such distributions of such cash, (ii) the amount of the distributions paid to all holders of shares of Common Stock of the Company made exclusively in cash within the 12 months preceding the effective date of such distributions (and in respect of which no adjustment pursuant to this paragraph has been made); and (iii) the aggregate amount of any cash, plus the fair market value (which shall be determined in good faith by the Board of Directors of the Company, and which shall be set forth in accordance with the resolution of such Board of Directors) of other consideration for acquisition of shares of treasury stock of Common Stock of the Company by way of a tender offer concluded within the 12 months preceding the effective date of such distribution (and in respect of which no adjustment pursuant to the paragraph (6) below has been made) exceeds 10% of the product of (1) the Current Market Price on the record date with respect to such distribution, times (2) the number of shares of Common Stock Outstanding on such record date (such excess over 10%, in this section, the “Excess Amount”), then the Exercise Price shall be adjusted in accordance with the following formula:

Annual Financial Report

March 31, 2008	May 31, 2008

Adjusted Exercise Price	=	Exercise Price in effect immediately prior to the close of business in Japan on such record date	x	Current Market Price on such record date	–	Excess Amount
Number of shares of Common Stock Outstanding on such record date

Current Market Price on such record date

Such adjustment of the Exercise Price shall become effective immediately after the close of business in Japan on the record date with respect to such distribution.

(6) In case the Company, while the Equity Warrants are outstanding, conducts a tender offer to acquire its shares of Common Stock, and the sum of (i) the fair market value (which shall be determined in good faith by the Board of Directors of the Company, and which shall be set forth in accordance with the resolution of such Board of Directors) of the consideration for acquisition of such shares (in this section, the “Purchased Shares”) payable pursuant to such tender offer; (ii) the aggregate of the cash plus the fair market value (which shall be determined in good faith by the Board of Directors of the Company, and which shall be set forth in accordance with the resolution of such Board of Directors) of any other consideration payable by the Company for acquisition of shares of Common Stock of the Company in response to a tender offer concluded within the 12 months preceding the Expiration Time (as defined below) (and in respect of which no adjustment pursuant to this paragraph has been made); and (iii) the aggregate amount of the dividends to all holders of Common Stock Outstanding made exclusively in cash within the 12 months preceding the Expiration Time (and in respect of which no adjustment pursuant to the paragraph (5) above has been made), exceeds 10% of the product of (1) the Current Market Price as of the last time (in this section, the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended), multiplied by (2) the number of shares of Common Stock Outstanding (including any Purchased Shares) at the Expiration Time, then, and in each such case, the Exercise Price shall be adjusted as follows:

Adjusted Exercise Price	=	Exercise Price in effect immediately prior to close of business in Japan on the date of the Expiration Time	x

Number of shares of Common Stock Outstanding (including any Purchased Shares) at the Expiration Time	x	Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time

Fair market value of the aggregate consideration payable to stockholders based on the acceptance of the Purchased Shares	+	Number of shares of Common Stock Outstanding (less any Purchased Shares) at the Expiration Time	x	Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time

Such reduction (if any) shall become effective immediately after the opening of business on the business day following the Expiration Time.

In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exercise Price shall again be adjusted to be the Exercise Price that would have been in effect if such tender offer had not been made.

Annual Financial Report

March 31, 2008	May 31, 2008

If the application of this paragraph to any tender offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer under this paragraph.

(7) With respect to the formulas set forth in paragraph (1), (2), (3), (4), (5), (6) or this paragraph, each such calculation shall be rounded to the nearest tenth of a yen.

If, in the case of any transaction set forth in paragraph (1), (2), (3), (4) or (5), (x) the record date for determining the holders of shares of Common Stock of the Company for the purpose of such transaction is fixed and (y) the effectiveness of each such transaction is made subject to an approval of the general meeting of shareholders, the board of directors or any other organ of the Company on or after such record date, notwithstanding the provisions of paragraph (1), (2), (3), (4) or (5) the Exercise Price shall be adjusted on and after the date immediately following the date of such approval (the “Retroactive Adjustment”).

In this case, additional shares of Common Stock of the Company shall be delivered to any person who exercised Equity Warrants during the period (i) beginning on the record date fixed for determining the holders of shares of Common Stock of the Company for the purpose of such transaction and (ii) ending on the date of the approval of such transaction, in a number equal to the excess of (x) the number of shares of Common Stock which would have been acquired upon exercise of such Equity Warrant if the relevant Retroactive Adjustment had been given effect as at the said exercise date, over (y) the number of shares of Common Stock previously acquired pursuant to such exercise. In this case, any fraction of one share shall be treated by the method provided for in Article 283 of the Corporate Law.

Exercise period:	From February 20, 2008 to February 20, 2015, 5.00 p.m.	From February 20, 2008 to February 20, 2015, 5.00 p.m.
Exercise price:	¥200 per share	¥200 per share
Amount to be credited to common stock:	¥100 per share	¥100 per share
Requirement for exercise of stock acquisition rights:	Each Equity Warrant shall be exercisable only in whole and not in part.	Each Equity Warrant shall be exercisable only in whole and not in part.
Transfer restriction item:	The acquisition of the Equity Warrants through assignment shall not require approval by resolution of the Company’s board of directors.
Substitution item for cash payment:	-	-
Restriction on issuance in connection with organizational restructuring:	In the event the Company restructures by consolidation or merger (provided that the Company is the dissolving company in the transaction), demerger or company split (provided that in each case the Company is the de-merged company in the transaction), share exchange or share transfer (but only where the Company becomes a wholly-owned subsidiary of another corporation) (collectively, “Restructuring Transaction”), new equity warrants (“New Equity Warrants”) of the joint stock corporation as specified in Article 236, Section 1, Item 8, i through ho of the Corporate Law (“Restructuring Company”), as set forth in (1) to (8) below, shall be delivered to the holders of any remaining Equity Warrants outstanding immediately prior to the relevant effective dates (for the purpose of this section, “effective dates” mean, as the case may be: (a) in case of merger, the effective date of such merger; (b) in case of consolidation, the date of establishment of a new joint stock corporation which is formed by the relevant consolidation; (c) in case of demerger, the effective date of such demerger; (d) in case of company split, the date of establishment of a new joint stock corporation which is formed by the relevant company split; (e) in case of share exchange, the effective date of such share exchange; and (f) in case of share transfer, the date of establishment of a new corporation which is formed by the relevant share transfer and has all of outstanding shares of common stock of the Company immediately after such share transfer) of the Restructuring Transaction (“Outstanding Warrants”). In such case, Outstanding Warrants shall expire and the Restructuring Company shall issue New Equity Warrants.

Annual Financial Report

March 31, 2008	May 31, 2008

(1) Number of New Equity Warrants of the Restructuring Company to be delivered: Number of warrants equal to the Outstanding Warrants held by warrant holders shall be issued.

(2) Type of shares of the Restructuring Company subject to New Equity Warrants: Common stock of the Restructuring Company

(3) Number of shares of the Restructuring Company subject to New Equity Warrants: To be decided in the manner described in paragraph (1) through (3) of “Number of shares of common stock issuable upon exercise” above, taking into account the terms and conditions of the Restructuring Transaction.

(4) The value of property that will be contributed upon exercise of New Equity Warrants: The amount to be contributed upon exercise of New Equity Warrants shall be calculated by multiplying (x) the Exercise Price as determined pursuant to “Amount to be paid in upon exercise” above as adjusted to take into account of the terms and conditions of the Restructuring Transaction by (y) the number of shares of the Restructuring Company subject to relevant New Equity Warrants determined pursuant to paragraph (3) above.

(5) The period New Equity Warrants can be exercised: From the later of the commencement date of Exercise Period for New Equity Warrants pursuant to “Exercise period” above and the effective date of the Restructuring Transaction, until the last date of the Exercise Period pursuant to “Exercise period.”

(6) Matters relating to increase in stated capital and additional paid-in capital from issuance of shares through exercise of New Equity Warrant: To be decided pursuant to “Exercise price” and “Amount to be credited to common stock.”

(7) Limitations on acquisition of New Equity Warrants by assignment: The acquisition of New Equity Warrants through assignment shall not require an approval by resolution of the Restructuring Company’s Board of Directors.

(8) Terms for acquiring New Equity Warrants: No terms for acquisition of New Equity Warrants will be set.

(3)	Summary of Rights Plan

Not Applicable

Annual Financial Report
(4)	Changes in the Number of Issued Shares and Balance of Paid-in Capital

	Increase (decrease) in	Balance of	Change in	Balance of	Change in	Balance of
	Issued Shares of	Issued Shares of	Common	Common	Additional	Additional
Date	Common Stock	Common Stock	Stock	Stock	Paid-in Capital	Paid-in Capital

	(In millions except shares)
May 20, 2003	66,312,028	132,624,056	¥-	¥6,610	¥-	¥8,933
April 1, 2003 ~ March 31, 2004	2,102,136	134,726,192	607	7,218	713	9,647
May 20, 2004	134,726,192	269,452,384	-	7,218	-	9,647
April 1, 2004 ~ September 30, 2004	189,526	269,641,910	27	7,245	32	9,679
November 19, 2004	269,641,910	539,283,820	-	7,245	-	9,679
October 1, 2004 ~ March 31, 2005	5,384,611	544,668,431	533	7,779	523	10,203
May 20, 2005	108,933,686	653,602,117	-	7,779	-	10,203
April 1, 2005 ~ September 30, 2005	12,475,533	666,077,650	1,022	8,802	1,018	11,221
November 18, 2005	666,077,650	1,332,155,300	-	8,802	-	11,221
October 1, 2005 ~ March 31, 2006	74,315,344	1,406,470,644	3,046	11,848	3,032	14,253
April 1, 2006	1,406,470,644	2,812,941,288	-	11,848	-	14,253
June 12, 2006	86,021,600	2,898,962,888	4,043	15,891	3,956	18,210
April 1, 2006 ~ March 31, 2007	18,924,124	2,917,887,012	397	16,289	376	18,586
August 31, 2007	(2,771,992,662)	145,894,350	-	16,289	-	18,586
February 20, 2008	100,000,000	245,894,350	10,000	26,289	10,000	28,586

Notes:	1.	The increase in the number of issued shares of common stock on May 20, 2003 was due to a 2-for-1 stock split.
	2.	The increase in the number of issued shares of common stock, the balance of common stock and additional paid-in capital for the year ended March 31, 2004 was due to the exercises of stock acquisition rights (warrants).
	3.	The increase in the number of issued shares of common stock on May 20, 2004 was due to a 2-for-1 stock split.
	4.	The increase in the number of issued shares of common stock, the balance of common stock and additional paid-in capital for the six months ended September 30, 2004 was due to the exercises of stock acquisition rights (warrants).
	5.	The increase in the number of issued shares of common stock on November 19, 2004 was due to a 2-for-1 stock split.
	6.	The increase in the number of issued shares of common stock, the balance of common stock and additional paid-in capital for the six months ended March 31, 2005 was due to the exercise of stock acquisition rights (warrants) (hereafter including the conversion of former convertible bonds, etc.).
	7.	The increase in the number of issued shares of common stock on May 20, 2005 was due to a 1.2-for-1 stock split.
	8.	The increase in the number of issued shares of common stock, the balance of common stock and additional paid-in capital for the six months ended September 30, 2005, was due to the exercise of stock acquisition rights (warrants).
	9.	The increase in the number of issued shares of common stock on November 18, 2005 was due to a 2-for-1 stock split.
	10.	The increase in the number of issued shares of common stock, the balance of common stock and additional paid-in capital for the six months ended March 31, 2006, was due to the exercise of stock acquisition rights (warrants).
	11.	The increase in the number of issued shares of common stock on April 1, 2006 was due to a 2-for-1 stock split.
	12.	The increase in the number of issued shares of common stock, the balance of common stock and additional paid-in capital on June 12, 2006 was due to a third-party allotment of new shares as follows:
		Issue price of new share:	¥93
		Amount to be credited to common stock:	¥47
		Subscriber:	Sumitomo Mitsui Banking Corporation
	13.	The increase in the number of issued shares of common stock, the balance of common stock and additional paid-in capital for the year ended March 31, 2007 was due to the exercise of stock acquisition rights (warrants).
	14.	The decrease in the number of issued shares of common stock on August 31, 2007 was due to a 1-for-20 reverse stock split.
	15.	The increase in the number of issued shares of common stock, the balance of common stock and additional paid-in capital on February 20, 2008 was due to a third-party allotment of new shares as follows:
		Issue price of new share:	¥200
		Amount to be credited to common stock:	¥100
		Subscriber:	TPG Izumi, L.P.
TPG Izumi AIV 6, L.P.
TPG Izumi AIV 1, L.P.

Annual Financial Report
(5)	Details of Shareholdings

The following table shows the details of shareholdings in units under the Japanese Unit Share System. Each unit equals 100 shares of common stock. In addition, the total number of shares below one unit under the Japanese Unit Share System is 1,343,650 shares.

	March 31, 2008
		Number of Shares Owned
Category	Number of Shareholders	(Units)	Percentage of Total

Governmental organizations	-	-	-%
Financial institutions	27	121,465	5.0
Financial instruments firms	42	27,491	1.1
Other corporations	298	358,369	14.7
Foreign shareholders:
Other than individuals	125	1,146,081	46.9
Individuals	40	1,033	0.0
Individuals and other	48,410	791,068	32.3

Total	48,942	2,445,507	100.0%

Notes:	1.	With respect to 6,276,613 shares of treasury stock held by the Company, 62,766 units are included in “Individuals and other” and 13 shares are included in shares below one unit under the Japanese Unit Share System.
	2.	353 units nominally owned by Japan Securities Depositary Center, Inc. are included in “Other corporations.”
(6)	Major Shareholders

		March 31, 2008
		Number of	Percentage of
		Shares Owned	Total Issued
Name	Address	(Thousand shares)	Shares

TPG Izumi, L.P.	Maples Corporate Services Limited
(Standing agent: Merrill Lynch Japan	P.O. Box 309, Ugland House, Grand Cayman
Securities Co., Ltd.)	KY1-1104 Cayman Islands	73,880	30.05%
	(Nihonbashi 1-chome Building, 4-1, Nihonbashi
	1-chome, Chuo-ku, Tokyo )
TPG Izumi AIV 6, L.P.	Corporation Trust Center
(Standing agent: Merrill Lynch Japan	1209 Orange Street, Wilmington
Securities Co., Ltd.)	County of New Castle, Delaware 19801 U.S.A.	20,480	8.33
	(Nihonbashi 1-chome Building, 4-1, Nihonbashi
	1-chome, Chuo-ku, Tokyo )
Nissin Building Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	16,785	6.83
Shuho, Ltd.	3-1, Nishi-Shinjuku 7-chome, Shinjuku-ku, Tokyo	16,314	6.63
TPG Izumi AIV 1, L.P.	Corporation Trust Center
(Standing agent: Merrill Lynch Japan	1209 Orange Street, Wilmington
Securities Co., Ltd.)	County of New Castle, Delaware 19801 U.S.A.	5,640	2.29
	(Nihonbashi 1-chome Building, 4-1, Nihonbashi
	1-chome, Chuo-ku, Tokyo )
Kunihiko Sakioka	Setagaya-ku, Tokyo	4,484	1.82
Sumitomo Mitsui Banking Corporation	1-2, Yuraku-cho 1-chome, Chiyoda-ku, Tokyo	4,301	1.75
Hideo Sakioka	Matsuyama City, Ehime	3,970	1.61
STATE STREET BANK AND TRUST COMPANY (Standing agent: Mizuho Corporate Bank, Ltd. Kabutocho Corporate Banking and Securities Business Division)	P.O. Box 351, Boston, Massachusetts 02101 U.S.A. (6-7, Nihonbashi Kabutocho, Chuo-ku, Tokyo)	3,790	1.54
Midori Moriyama	Matsuyama City, Ehime	2,046	0.83

Total	-	151,692	61.69%

Notes:	1.	6,276 thousand shares of treasury stock, comprising 2.55% of total number of issued shares as of March 31, 2008, are excluded from the above list of major shareholders.
	2.	TPG Izumi, L.P. became a principal shareholder of the Company as a result of a third-party allotment on February 20, 2008. Consequently, Nissin Building Co., Ltd. and Shuho, Ltd. are no longer principal shareholders.

Annual Financial Report

3.	According to the Report on Large Shareholdings submitted on September 25, 2007, Nomura Securities Co., Ltd. and two other institutions jointly owned shares of the Company as of September 14, 2007, but these are excluded from the above list of major shareholders since the exact number of shares owned by these institutions as of March 31, 2008 could not be confirmed.

The information of these institutions in the Report on Large Shareholdings is as follows:

		September 14, 2007
		Number of	Percentage of
		Shares Owned	Total Issued
Name	Address	(Thousand Shares)	Shares

Nomura Securities Co., Ltd.	9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo	-	-%
Nomura International Plc.	Nomura House 1, St. Martin’s-le Grand, London, EC1A 4NP, England	152	0.10
Nomura Asset Management Co., Ltd.	12-1, Nihonbashi 1-chome Chuo-ku, Tokyo	3,838	2.63

(7)	Voting Rights of Capital Stock

1)	Issued Shares

Type	Number of Shares		Number of Voting Rights	Details

Non-voting capital stock		-	-	-
Capital stock with restricted voting rights (Treasury stock)		-	-	-
Capital stock with restricted voting rights (Others)		-	-	-
Capital stock with voting rights	(Treasury stock)
(Treasury stock)	Common stock:	6,276,600	-	-
Capital stock with voting rights (Others)	Common stock:	238,274,100	2,382,741	-
Capital stock below one unit under the Japanese Unit Share System	Common stock:	1,343,650	-	-
Total number of issued shares		245,894,350	-	-
Total number of voting rights		-	2,382,741	-

Notes:	1.	35,300 shares (equivalent to 353 voting rights) nominally owned by Japan Securities Depositary Center, Inc., are included in the “Capital stock with voting rights (Others).”
	2.	13 shares of treasury stock are included in “Capital stock below one unit under the Japanese Unit Share System.”
2)	Treasury Stock

		Shares of Common Stock Owned As of March 31, 2008
		Under the		Total Number of	Percentage of Total
Owner	Address	Company’s Name	Under Other Names	Shares	Issued Shares
			(Shares except percentages)
(Treasury stock)	7-6, Chifune-machi 5-chome,
NIS Group Co., Ltd.	Matsuyama City, Ehime	6,276,600	-	6,276,600	2.55%

Total	-	6,276,600	-	6,276,600	2.55%

Annual Financial Report
(8)	Information on Stock Option Plans
(Stock Options in the Form of Stock Acquisition Rights)
1)	Pursuant to Articles 280-20 and 280-21 of the former Amended Commercial Code of Japan (the “Code”), the 45th Annual Shareholders’ Meeting held on June 22, 2004 approved a special resolution on issuance of stock acquisition rights, as designated by the Board of Directors, to the Company’s, its subsidiaries’ and its equity-method affiliates’ directors, statutory auditors, corporate advisors, contract employees and regular employees (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), and temporary employees with tenure of over one year, and the Company’s business counterparties’ directors, statutory auditors or certain employees that are approved by the Board of Directors.

Details of the abovementioned stock acquisition right plan are as follows:

Resolution date:	June 22, 2004
Grant for:	The Group’s directors, statutory auditors, contracts employees and regular employees (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), and temporary employees with tenure of over one year, and directors, statutory auditors and certain employees of business counterparties of the Company that are approved by the Board of Directors; 1,278 persons (Note 1) as designated by the Board of Directors
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a total of 400,000 shares (Note 2)
Amount to be paid in upon exercise:	As presented in “(2) Information on Stock Acquisition Rights and Convertible Bonds”
Exercise period:	Same as above
Requirement for exercise:	Same as above
Transfer restriction item:	Same as above
Substitution item for cash payment:	-
Restriction on issuance in connection with organizational restructuring:	-

Notes:	1.	The number of grantees approved by the Board of Directors was 1,149 persons on July 6, 2004, 9 persons on January 11, 2005 and 120 persons on April 12, 2005.
	2.	The maximum number of stock acquisition rights is 80,000 units. The number of shares per one unit of stock acquisition rights is 5 shares of common stock. In addition, the number of shares per one unit of stock acquisition rights has been adjusted retroactively to reflect 2-for-1 stock splits completed on November 19, 2004, November 18, 2005 and April 1, 2006, 1.2-for-1 stock split completed on May 20, 2005, and 1-for-20 reverse stock split completed on August 31, 2007.

Annual Financial Report
2)	Pursuant to Articles 280-20 and 280-21 of the Code, the 46th Annual Shareholders’ Meeting held on June 22, 2005 approved a special resolution on issuance of stock acquisition rights, as designated by the Board of Directors, to the Company’s, its subsidiaries’ and its equity-method affiliates’ directors, statutory auditors, corporate advisors, contract employees and regular employees (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), and the Company’s business counterparties’ directors, statutory auditors and certain employees which are approved by the Board of Directors.

Details of the abovementioned stock acquisition right plan are as follows:

Resolution date:	June 22, 2005
Granted to:	The Group’s directors, statutory auditors, corporate advisors, contract employees and regular employees (including employees of the Group seconded to other companies and employees of other companies seconded to the Group), and directors, statutory auditors and certain employees of business counterparties of the Company that are approved by the Board of Directors; 279 persons (Note 1) as designated by the Board of Directors.
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to a total of 250,000 share (Note 2)
Amount to be paid in upon exercise:	As presented in “(2) Information on Stock Acquisition Rights and Convertible Bonds”
Exercise period:	Same as above
Requirement for exercise:	Same as above
Transfer restriction item:	Same as above
Substitution item for cash payment:	-
Restriction on issuance in connection with organizational restructuring:	-

Notes:	1.	The number of grantees approved by the Board of Directors was 251 persons on July 6, 2005, and 28 persons on March 14, 2006.
	2.	The maximum number of stock acquisition rights is 50,000 units. The number of shares per one unit of stock acquisition rights is 5 shares of common stock. In addition, the number of shares per one unit of stock acquisition rights has been adjusted retroactively to reflect 2-for-1 stock splits completed on November 18, 2005 and April 1, 2006, and 1-for20 reverse stock split completed on August 31, 2007.

Annual Financial Report
3)	Pursuant to Article 361 of the Corporate Law, the 47th Annual Shareholders’ Meeting held on June 24, 2006 approved a resolution on issuance of stock acquisition rights to directors of the Company as a part of directors’ remuneration.

Details of the abovementioned stock acquisition right plan are as follows:

Resolution date:	June 24, 2006
Granted to:	The Company’s directors (Note 1)
Type of shares:	Common stock
Number of shares of common stock issuable upon exercise:	Up to 2,500,000 shares per annum (Notes 2, 3 and 5)
Amount to be paid in upon exercise:	(Note 4)
Exercise period:	The Board of Directors, by resolution of issuance of stock acquisition rights, shall define an exercise period within the range of five years from the first day of the month following the month of the approval date.
Requirement for exercise:	Grantee must be, in principle, a director of the Company at the time of the exercise of such new share subscription rights. However, stock acquisition rights may be exercised upon the retirement of a director or under certain other reasonable circumstances approved by the Board of Directors.
Other requirements for the exercise of stock acquisition rights shall be defined by the Board of Directors, which will determine offering terms and conditions of issuance of stock acquisition rights.
Transfer restriction item:	Upon approval by the Board of Directors.
Substitution item for cash payment:	-
Restriction on issuance in connection with organizational restructuring:	-

Notes:	1.	The details regarding the number of grantees are to be determined by the Board of Directors.
	2.	The maximum number of stock acquisition rights per annum is 500,000 units. The number of shares per one unit of stock acquisition rights is 5 shares of common stock. In addition, the number of shares per one unit of stock acquisition rights has been adjusted retroactively to reflect 1-for-20 reverse stock split completed on August 31, 2007.
	3.	In the event of a split or consolidation on the Company’s stock, the number of shares issuable upon exercise per stock acquisition right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	4.	The exercise price would be the average daily closing price on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of the stock acquisition right (or the closing price of the day immediately prior to such date if the transaction has not been completed), multiplied by a certain numeric value, which ranges from 1.1 to 2.0, determined by the Board of Directors’ resolution of offering terms and conditions of issuance of stock acquisition rights, with any fraction below ¥1 rounded upward to the nearest yen, and multiplied by the number of shares per unit of stock acquisition rights.
In addition, in the event of a split or consolidation on the Company’s stock, the paid-in amount of exercised shares per stock acquisition right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment ×	1
Split or consolidation ratio

Moreover, in the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock acquisition right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

				Number of already issued shares		Number of newly issued (distributed) shares	×	Paid-in price per share
+
Paid-in amount	=	Paid-in amount	×			Current market price per share
As adjusted		before adjustment		Number of already issued shares + Number of newly issued (distributed) shares

5.	In accordance with a resolution at the 48th Annual Shareholders’ Meeting held on June 23, 2007, the maximum “Number of shares of common stock issuable upon exercise” and the maximum number of new share subscription right units (Note 2) have been amended from 1,500,000 shares to 2,500,000 shares, and from 300,000 units to 500,000 units, respectively.

Annual Financial Report
2.	ACQUISITION OF TREASURY STOCK
Type of Shares: Common stock acquired under Articles 155-3 and 155-7 of the Corporate Law
(1)	Acquisition of Treasury Stock under Resolution of Shareholders’ Meeting
None
(2)	Acquisition of Treasury Stock under Resolution of the Board of Directors’ Meeting
Treasury stock acquired under Article 155-3 of the Corporate Law is as follows:

	Number of Shares	Total Amount

	(In millions except shares and percentages)
Acquisition of treasury stock:
Resolution of the Board of Directors’ Meeting held on June 23, 2007
(Period of acquisition: June 25, 2007 ~ June 24, 2008)	3,000,000	¥3,000
Year ended March 31, 2007 or before	-	-
Year ended March 31, 2008	3,000,000	2,393
Remaining treasury stock to be acquired under the resolution	-	606
Unexercised as of March 31, 2008 (%)	-%	20.2%
Year ending March 31, 2009	-	-
Unexercised as of the filing date (%)	-%	20.2%

Note: The number of shares has been adjusted retroactively to reflect 1-for-20 reverse stock split completed on August 31, 2007.
(3)	Acquisition of Treasury Stock Not under Resolution of Annual Shareholders’ or Board of Directors’ Meeting
Treasury stock acquired under Article 155-7 of the Corporate Law is as follows:

	Year ended March 31, 2008		Year ending March 31, 2009
	Number of Shares	Total Amount	Number of Shares	Total Amount

	(In millions except shares)
Treasury stock acquired	22,701	¥8	2,501	¥0

Note:	1.	The number of shares of treasury stock acquired during the year ending March 31, 2009 does not include the number of fractional shares purchased during the period from June 1, 2008 to the filing date of this annual financial report.
	2.	The number of shares has been adjusted retroactively to reflect 1-for-20 reverse stock split completed on August 31, 2007.
(4)	Disposal and Holding of Treasury Stock Acquired

	Year Ended March 31, 2008		Year Ending March 31, 2009
	Number of Shares	Total Amount	Number of Shares	Total Amount

(In millions except shares)
Disposal of treasury stock acquired:
Allotment to subscriber	-	¥-	-	¥ -
Retirement	-	-	-	-
Transfer due to merger, share exchange, or corporate split	-	-	-	-
Exercise of stock acquisition rights	163,536	74	-	-

Note:	1.	The number of shares of treasury stock as of March 31, 2008 and May 31, 2008 is 6,276,613 shares and 6,279,114 shares, respectively. In addition, the number of shares of treasury stock for the year ending March 31, 2009 does not include the number of fractional shares purchased and the number of shares of treasury stocks sold due to the exercise of stock acquisition rights during the period from June 1, 2008 to the filing date of this annual financial report.
	2.	The number of shares has been adjusted retroactively to reflect 1-for-20 reverse stock split completed on August 31, 2007.

Annual Financial Report
3.	DIVIDEND POLICY
The Group has focused on returns to shareholders as one of a top-priority issue. As our dividend policy, we strive to maintain stable dividend payments at a target dividend payout ratio of 30% on a consolidated earning basis, taking into consideration economic and financial circumstances, industry trends, and our consolidated financial position and business performance.

As its basic dividend policy, the Company intends to distribute its earnings twice a year, as a half-year dividend and a year-end dividend, and according to the provision of Article 459 of the Corporate Law, the Company has the right to approve distributions of earnings through a resolution of the Board of Directors.

Based on the abovementioned policy, the Group has decided to make no annual dividend payment for the year ended March 31, 2008.

With regards to the use of internal reserve, we utilize this fund to establish new business models and make strategic investments for further growth in order to contribute to improved corporate value.
4.	MARKET PRICE INFORMATION
(1)	The Yearly Highest and Lowest Share Prices of the Company’s Common Stock for the Last Five Years

	Year Ended March 31,
	2004		2005		2006		2007	2008
	(In yen)
Highest	¥ 860		¥ 509		¥ 308		¥ 131	¥ 70
	[464	]	[274	]	[135	]		[714	]

Lowest	377		210		140		48	31
	[410	]	[240	]	[106	]		[133	]

Note:	These prices are those quoted on the First Section of the Tokyo Stock Exchange, and the prices in brackets are the ex-right prices following completion of stock splits or reverse stock split.
(2)	The Monthly Highest and Lowest Share Prices of the Company’s Common Stock for the Last Six Months

	October 2007	November 2007	December 2007	January 2008	February 2008	March 2008

	(In yen)
Highest	¥458	¥424	¥371	¥231	¥227	¥180

Lowest	342	262	220	157	153	133

Notes: These prices are those quoted on the First Section of the Tokyo Stock Exchange.

Annual Financial Report

5.	MEMBERS OF THE BOARD OF DIRECTORS AND STATUTORY AUDITORS

Number of
Shares
Owned
Directors		Name				(Thousand
Position	Title	(Date of Birth)	Business Career		Term	shares)

President and Representative Director of the Board	CEO	Kunihiko Sakioka (January 10, 1962)	April 1986	Joined the Company	(Note 5)	4,484
			September 1988	Manager of Hiroshima Branch Office of the
Company
			March 1989	Director of the Board of the Company
			December 1989	Director of the Board and General Manager of Finance Department of the Company
			February 1991	Executive Director of the Board, Advice to Finance and Information System of the Company
			December 1992	Senior Executive Director of the Board and Head of Sales & Marketing Control of the Company
			October 1996	Representative Senior Executive Director of the Board and Head of Tokyo Branch, Advice to Sales Department of the Company
			April 1998	Representative Senior Executive Director of the Board and Head of Sales & Marketing Control of the Company
			June 2000	President, Representative Director of the Board and Head of Sales & Marketing Control of the Company
			March 2004	Representative Director of the Board of Shuho, Ltd.
			July 2005	President, Representative Director of the Board and Executive Officer of the Company
			June 2006	Chairman, Representative Director of the Board and Co-CEO of the Company
			October 2006	Chairman, Representative Director of the Board of Shuho, Ltd. (current position)
			October 2007	Chairman, Representative Director of the Board, President, CEO and Head of Investment Banking, Sales & Marketing of the Company
			April 2008	Chairman, Representative Director of the Board, President and CEO of the Company
			May 2008	President, Representative Director of the Board and CEO of the Company (current position)

Chairman of the Board		Masayuki Yasuoka (May 7, 1945)	April 1970	Joined The Industrial Bank of Japan, Ltd.	(Note 5)	-
			December 1983	Joined Salomon Brothers, Inc.
			February 1985	Joined Bankers Trust Co.
			October 1995	Representative in Japan of Bankers Trust Co.
			June 1998	Managing Director of the Board of The Industrial Bank of Japan, Ltd.
			June 2001	Senior Executive Officer of Mizuho Securities Co., Ltd.
			June 2003	Senior Vice President of General Electric Japan, Ltd.
			November 2004	Executive Vice President of the Board of General Electric Japan, Ltd.
			February 2005	Managing Director of TPG
			February 2008	Director of the Board of the Company
			May 2008	Chairman of the Board of the Company (current position)

Annual Financial Report

Number of
Shares
Owned
Directors		Name				(Thousand
Position	Title	(Date of Birth)	Business Career		Term	shares)

Senior Executive Director of the Board	Executive Officer; Head of Investment Banking, Sales & Marketing	Toshioki Otani (December 22, 1970)	April 1994	Joined the Company
			September 1995	Manager of Kumamoto Branch Office of the Company
			July 2000	General Manager of Finance Department of the Company
			January 2001	General Manager of Finance Department and Strategic Business Development Department of the Company
			April 2002	General Manager of Eastern Japan Sales & Marketing Control Department of the Company
			June 2002	Director of the Board of the Company
			April 2003	Director of the Board and General Manager of Strategic Business Development Department of the Company
			November 2003	President and Representative Director of the Board of NIS Lease Co., Ltd. (current position)
			July 2004	Director of the Board, Deputy Head of Sales & Marketing Control and General Manager of Strategic Business Development Department of the Company	(Note 5)	186
			July 2005	Executive Director of the Board, Executive Officer, Head of Sales & Marketing Control and General Manager of Sales Department of the Company
			November 2005	Concurrently Head of Osaka Branch of the Company
			June 2006	Executive Director of the Board, Executive Officer and Head of Sales & Marketing of the Company
			April 2007	Executive Director of the Board, Executive Officer and Head of Investment Banking, Sales & Marketing and Investment Banking Division of the Company
			June 2007	Senior Executive Director of the Board, Executive Officer and Head of Investment Banking, Sales & Marketing and Investment Banking Division of the Company
			October 2007	Senior Executive Director of the Board and Executive Officer of the Company
			April 2008	Senior Executive Director of the Board, Executive Officer and Head of Investment Banking, Sales & Marketing of the Company (current position)

Senior Executive Director of the Board	Executive Officer; Head of Strategy & Operations Control	Akihiro Nojiri (November 15, 1968)	April 1991	Joined Ministry of Finance	(Note 5)	56
			August 2003	Joined the Company General Manager, Assistant to President of the Company
			June 2004	Director of the Board of the Company
			July 2004	Director of the Board and General Manager of Finance Department of the Company
			July 2005	Executive Director of the Board, Executive Officer, Head of Operations Control and General Manager of Finance Department of the Company
			February 2006	Executive Director of the Board, Executive Officer and Head of Operations Control of the Company
			April 2007	Executive Director of the Board, Executive Officer and Head of Strategy & Operations Control of the Company
			June 2007	Senior Executive Director of the Board, Executive Officer and Head of Strategy & Operations Control of the Company (current position)

Annual Financial Report

Number of
Shares
Owned
Directors		Name				(Thousand
Position	Title	(Date of Birth)	Business Career		Term	shares)

Senior Executive Director of the Board	Executive Officer; Officer-in- Charge East Asia Region	Yunwei Chen (January 16, 1969)	April 1998	Joined the Company	(Note 5)	170
			April 2001	Manager of Corporate Planning Department
2nd Section of the Company
			September 2002	Concurrently Senior Manager of
Corporate Planning Department of the Company
			April 2003	General Manager of Investor Relations Department of the Company
			June 2003	Director of the Board of the Company
			July 2004	Chairman and President of the Board of Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. (currently Nissin Leasing (China) Co., Ltd.) (current position)
			July 2005	Executive Director of the Board, Executive Officer, General Manager of Investor Relations Department and Officer-in-Charge East Asia Region of the Company
			April 2007	Executive Director of the Board, Executive Officer and Officer-in-Charge East Asia Region of the Company
			June 2007	Senior Executive Director of the Board, Executive Officer and Officer-in-Charge East Asia Region of the Company (current position)

Executive Director of the Board	Executive Officer; Deputy Head of Investment Banking, Sales & Marketing and Head of Real Estate Group Division	Katsutoshi Shimizu (April 9, 1954)	April 1999	Joined RISA Partners, Inc. Director of the Board of RISA Partners, Inc.	(Note 5)	30
			October 2002	Joined A-MAX Co., Ltd.
Director of the Board of A-MAX Co., Ltd.
			June 2003	Joined Nissin Servicer Co., Ltd.
			January 2004	Director of the Board and General Manager of Credit Screening Department of Nissin Servicer Co., Ltd.
			March 2004	Director of the Board and General Manager of Asset Management Department of Nissin Servicer Co., Ltd.
			September 2005	Director of the Board, Advice to Asset Management Department of Nissin Servicer Co., Ltd. Joined the Company General Manager of Real Estate Business Control Department of the Company
			February 2006	Executive Officer of the Company
			June 2006	Director of the Board, Executive Officer, Deputy Head of Sales & Marketing, Head of Real Estate Group Division and General Manager of Real Estate Business Control Department of the Company
			August 2006	Director of the Board of Nissin Servicer Co., Ltd. (current position)
			April 2007	Director of the Board, Executive Officer, Deputy Head of Investment Banking, Sales & Marketing, and Head of Real Estate Group Division of the Company
			June 2007	Executive Director of the Board, Executive Officer, Deputy Head of Investment Banking, Sales & Marketing, and Head of Real Estate Group Division of the Company (current position)

Director of the Board		Steven Schneider (December 17, 1959)	August 1999	President and CEO of GE Plastics Japan Ltd.	(Note 5)	-
			August 2001 January 2005 November 2005	Chairman and CEO of GE (China) Co., Ltd. President and CEO of GE Asia Pacific Managing Director of TPG (current position)
			February 2008	Director of the Board of the Company (current position)

Director of the Board		Jun Tsusaka (March 25, 1961)	June 1983	Joined Merrill Lynch & Co.	(Note 5)	-
			September 1988	Joined Goldman Sachs & Co.
			January 1995 April 2004 June 2006	Joined Millicom International Cellular S.A. Chairman and CEO of GAB Robins, Inc. Managing Director of TPG (current position)
			February 2008	Director of the Board of the Company (current position)

Annual Financial Report

Number of
Shares
Owned
Directors		Name				(Thousand
Position	Title	(Date of Birth)	Business Career		Term	shares)

Director of the Board		Akio Ishida (February 26, 1942)	July 1966	Joined The Bank of Tokyo California	(Note 5)	-
			November 1971	Joined Daiwa Securities Co., Ltd.
			November 1973	Joined Merrill Lynch Japan Securities Co., Ltd.
			March 2001 June 2006	Vice Chairman of Merrill Lynch Japan Securities Co., Ltd Vice Chairman in Japan of TPG (current position)
			February 2008	Director of the Board of the Company (current position)

Director of the Board		Nobuhiko Ito (February 5, 1947)	April 1971	Joined Exxon Chemical Japan, Ltd.	(Note 5)	-
			July 1989	Joined General Electric Japan, Ltd.
			February 1993	Director of GE Yokogawa Medical System, Ltd.
			February 1997	Managing Director of the Board of GE Yokogawa Medical System, Ltd.
			January 1999	President and Representative Director of the Board of GE Yokogawa Medical System, Ltd.
			September 2002 January 2004	President, Representative Director of the Board and CEO of GE Edison Life Insurance Company President, Representative Director of the Board and CEO of GE Capital Leasing Corporation
			February 2005	President, Representative Director of the Board and CEO of General Electric Japan, Ltd.
			October 2007	Senior Advisor of General Electric Japan, Ltd.
			January 2008	Advisor of TPG (current position)
			February 2008	Director of the Board of the Company (current position)

Director of the Board		Carlos Aquino (January 13, 1962)	May 1992	Joined McDonnell Douglas Corp.	(Note 5)	-
			February 1993	Joined Booz• Allen & Hamilton Inc.
			November 1997	Joined General Electric Co.
			November 1998 December 2000 February 2002	Joined GE Medical Systems Joined 3Com Corporation, Asia Pacific Founded CMA Pacific Partners, Managing Director
			June 2006	Director of TPG (current position)
			June 2008	Director of the Board of the Company (current position)

Standing Statutory Auditor		Hitoshi Higaki (December 14, 1959)	November 1983	Joined the Company	(Note 7)	395
			March 1994	General Manager of Accounting Department and Finance Department of the Company
			June 1994	Director of the Board and General Manager of General Affairs Department of the Company
			May 1995	Director of the Board and General Manager of Corporate Planning Department and Accounting Department of the Company
			June 1996	Director of the Board, Advice to Accounting Department and General Manager of Corporate Planning Department of the Company
			June 2000	Executive Director of the Board and General Manager of Corporate Planning Department of the Company
			April 2003 July 2004	Executive Director of the Board and Head of Operations Control of the Company Concurrently General Manager of Corporate Planning Department of the Company
			August 2004	Statutory Auditor of Venture Link Co., Ltd. (current position)
			July 2005	Senior Executive Director of the Board and Executive Officer of the Company
			June 2006	Concurrently Head of Group Strategy of the Company
			April 2007	Senior Executive Director of the Board and Executive Officer of the Company
			June 2007	Standing Statutory Auditor of the Company (current position)

Annual Financial Report

Number of Shares
Directors		Name				Owned (Thousand
Position	Title	(Date of Birth)		Business Career	Term	shares)

Standing Statutory Auditor		Akio Sakioka (September 22,1950)	April 1971	Joined the Company	(Note 6)	739
			January 1976	Manager of Takamatsu Branch Office of
the Company
			April 1984	Director of the Board of the Company
			July 1994	Executive Director of the Board and
General Manager of Tokyo Office of the
Company
			October 1996	Executive Director of the Board and
General Manager of Finance Department
of the Company
			October 2000	Executive Director of the Board, Advice
to Business Audit Department of the
Company
			June 2002	Standing Statutory Auditor
of the Company (current position)

Statutory Auditor		Masaaki Uchino (April 1, 1945)	April 1968	Joined Ministry of Finance	(Note 7)	-
			July 1996	Deputy Director of National Tax Tribunal
			July 1997	Senior Executive Director of Japan
Finance Corporation for Municipal
Enterprises
			June 2001	Chairman and Representative Director of the Board of Promise Co., Ltd.
			June 2007	Statutory Auditor of the Company
(current position)

Statutory Auditor			October 1979	Joined Arthur Andersen Co., Tokyo
Office (currently KPMG AZSA & Co.)
			September 1985	Opened Katsuhiko Asada Certified Public
		Katsuhiko Asada (February 10, 1955)		Accountant Firm
			December 2001	Opened Konishi Asada Certified Public	(Note 8)	7
Accountant Firm
			June 2004	Statutory Auditor of the Company
(current position)

Total	-	-	-	-	-	6,071

Notes:	1.	Steven Schneider, Jun Tsusaka, Akio Ishida, Nobuhiko Ito and Carlos Aquino are “Outside Directors” pursuant to Article 2-15 of the Corporate Law.
	2.	Masaaki Uchino and Katsuhiko Asada are “Outside Statutory Auditors” pursuant to Article 2-16 of the Corporate Law.
	3.	The Annual Shareholders’ Meeting held on June 22, 2004 approved an amendment to the Company’s Articles of Incorporation concerning the establishment of substitute statutory auditors system pursuant to Article 1079 of the Mercantile Law issued by the Civil Affairs Bureau of the Ministry of Justice effective April 9, 2003. However, the substitute statutory auditor is not elected.
	4.	The Company has introduced an executive officer system in order to enhance management efficiency by further vitalizing the Board of Directors and to clarify the responsibilities and authorities of management decision making and monitoring functions of the Board of Directors from operational execution functions of each business department.
Executive officers consist of four directors listed above and the following six persons, totaling 10 persons: Keishi Ishigaki, the Deputy Head of Investment Banking, Sales & Marketing, and Head of Sales & Marketing Division; Akira Imaki, the Deputy Head of Strategy & Operations Control, and General Manager of Strategic Planning Department and General Affairs Department; Hidetoshi Sawamura, the Head of Risk Management; Hirofumi Mihara, the Deputy Head of Risk Management, and General Manager of Credit Screening Department; Shigeharu Nakashima, the Deputy Head of Strategy & Operations Control, and General Manager of Finance Department; and Yoichi Hirata, the Head of Investment Banking Division, and General Manager of Strategic Business Development Department.
	5.	The term is one year from the conclusion of the Annual Shareholders’ Meeting held on June 24, 2008.
	6.	The term is four years from the conclusion of the Annual Shareholders’ Meeting held on June 22, 2005.
	7.	The term is four years from the conclusion of the Annual Shareholders’ Meeting held on June 23, 2007.
	8.	The term is four years from the conclusion of the Annual Shareholders’ Meeting held on June 24, 2008.

Annual Financial Report
6.	INFORMATION ON CORPORATE GOVERNANCE
(1)	The Basic View of Corporate Governance

In order to respond to the ever changing management environment, pursuant to our medium to long-term growth strategy, the Company is seeking to develop more efficient business operations through swift management decisions. The Company’s core philosophy is “honest business” and “sincere management” based on the “spirit of human dignity,” and further to that, we are strengthening our corporate governance in order to obtain the trust of each of our stakeholders, including our shareholders, customers, directors and employees. Specifically, the Company is focusing on a number of areas, including speeding-up decision making by revamping the Board of Directors as a result of segregating operations and supervision through the introduction of an executive officer system, enhancing the management monitoring system through the establishment of a Board of Statutory Auditors, which includes outside statutory auditors, improving, evaluating, and constructing internal controls, and also by strengthening the internal control functions. Additionally, since June 24, 2006, the Company has established the “Compliance Committee,” which consists primarily of external experts as an advisory panel to the Board of Directors. Under the guidance of this committee, the Company has implemented a variety of measures in relation to compliance and risk management related policies.

As part of an ongoing effort, the Company intends to further strengthen and substantiate the effectiveness of its corporate governance.

(2)	Organizational Structure of the Company

1)	The Board of Directors and its members

As of June 25, 2008, the Board of Directors consists of 11 directors (including five outside directors). In order that managerial decision-making is carried out in a reasonable and an effective manner, the Board of Directors holds regular meetings, in principle on a monthly basis, and has extraordinary meetings whenever necessary. With respect to the execution of operations, the Company introduced an executive officer system in July 2005. There are currently 10 executive officers (four of whom are concurrently serving as directors) running the Executive Officer Committee and putting into effect operations based on decisions made by the Board of Directors. The performance of each company in the Group is reported to the Board of Directors at the Group interchange conference in which the executives from the member companies of the Group participate.

2)	The Board of Statutory Auditors and its members

The Company has adopted a statutory auditor system. As of June 25, 2008, the Board of Statutory Auditors consists of four statutory auditors including two outside auditors. The role of the board is to conduct financial auditing in compliance with the Corporate Law and other related laws and regulations, as well as to conduct legal compliance audits of the managerial performance of directors in order to supervise whether they are performing their business responsibilities in accordance with relevant laws and Articles of Incorporation.

The board’s auditing procedures are based on the Auditing Standards of Statutory Auditors and carried out in accordance with the annual auditing schedule. Statutory auditors are obliged to attend the Board of Directors’ meetings (auditors who are unable to attend receive reports at the auditors’ meeting). Statutory auditors are also expected to attend any important meetings and hold a Board of Statutory Auditors’ meeting every two months (six times per year, in principle).

3)	Compliance Committee

The Company established the “Risk Management Committee” on September 1, 2004, so that it could maintain a sound business operating structure. In order to further strengthen the corporate compliance framework, the “Compliance Committee,” consisting primarily of external experts, was also established on June 24, 2006. The role of this committee is not only to deliberate on how to prevent the occurrence of corporate compliance violations and develop after-the-fact procedures for when such violations occur, but also to report and make recommendations to the Board of Directors on measures to be implemented in connection with corporate compliance. Therefore, the traditional functions of the “Risk Management Committee” have been taken over by the “Compliance Committee.”

Annual Financial Report
The Corporate Governance structure of the Company is as follows:
(3)	Internal Control System and Risk Management System
(a)	Basic Plan for the Internal Control System and Risk Management System

It is essential for the Company, through its internal control system and risk management system, to promptly identify the issues which need to be addressed, including enhanced compliance, and to take appropriate action in response to such issues in order for us to grow with our stakeholders including our customers. Fully recognizing the importance of these systems, the Board of Directors enacted the “Basic Plan for an Internal Control System Infrastructure” in order to develop and enhance these systems, and has administered and maintained the systems in accordance with the plan.

(b)	Development of the Internal Control System and Risk Management System
i)	Arrangements for ensuring the performance of the duties of directors and employees is in conformity with laws, regulations and the Articles of Incorporation:
•	The Board of Directors has set up the “NIS Code of Ethics,” and as such will ensure that this ethical code is fully understood by all directors and employees of the Group (including executive officers; hereinafter, the same applies) while taking the initiative in observing the code.

•	The “Internal Control Department” is the division in charge of corporate compliance, and as such will prepare and review compliance-related regulations and manuals, and ensure that these are fully understood by all directors and employees.

•	The “Group Audit Department” will identify and prevent improper conduct within the Company by auditing the business processes of each department and carry out improvement of procedures in relation to such matters.

Annual Financial Report
•	The Company has established the “Compliance Committee” consisting primarily of external experts that will deliberate on how to prevent the occurrence of corporate compliance violations and develop after-the-fact procedures for when such violations occur, and the committee will report and make recommendations to the Board of Directors on measures to be implemented in connection with corporate compliance. The Board of Directors shall endeavor to implement any necessary measures, paying utmost respect to the reports and recommendations provided by the committee.

•	Through its whistleblower system, as set forth in the Company’s “Internal Regulations for Whistleblower System,” the Company will minimize the compliance risk that can arise from illegal acts and the like and will promote further effective utilization of this system by routinely reviewing such regulations.

•	The “Human Resources Development Department,” in cooperation with the “Internal Control Department,” will conduct periodic training to ensure that the Company’s corporate compliance policies are fully understood and practiced by all directors and employees.

•	The Company has introduced an outside director system as a supervisory function to further reinforce legality of execution of its directors’ duties, subject to shareholders’ approval of appointment.

•	The Company has kept away from any antisocial forces in order to ensure sound corporate management. The “General Affairs Department” has set up a manual to deal with such antisocial forces and built partnerships with external specialized agencies such as the police.
ii)	Arrangements for the preservation and control of information relating to the execution of duties by directors
•	The Board of Directors enacted the “Information Security Policy” in order to retain confidentiality, integrity and availability of its information assets and to promote establishment of management structure for securing the appropriate information security, and as such will ensure that the policy is fully understood by all directors and employees while taking the initiative in practicing the policy.

•	In accordance with the “Information Security Policy,” “Document Control Rules,” “Document Control Manual” and other internal rules, the Company will preserve and control in an appropriate manner all information and documents relating to the execution of duties by directors, including any information and documents the preparation and retention of which are required by law, and any information and documents relating to important decisions and the execution of significant company matters.

•	The Company will make such information accessible by its directors and statutory auditors at any time in accordance with the “Document Control Manual” and “Statutory Auditors’ Auditing Standards.”

•	The Company will revise these regulations as necessary and adjust them in line with other relevant regulations as appropriate.
iii)	Regulations and other arrangements relating to the management of the risk of loss
•	The “Risk Management” division is in charge of risk management, and as such it will manage the entire Group’s overall risk in a comprehensive manner in cooperation with all relevant departments.

•	Upon being notified of important risk-related information from relevant departments through the “Risk Management” division, the Board of Directors will implement such measures as necessary to respond to such risk. The Compliance Committee will provide the Board of Directors recommendations of measures for suitably dealing with such risk from the perspective of an independent organization comprised primarily of external experts.

•	The Company will clarify the types and definitions of risks that affect the Company’s management and, in addition to maintaining regulations and a management framework for each type of risk, it will make arrangements for the swift and appropriate communication of information and handling of risks in the event of their occurrence. The classification of risks shall be periodically reviewed.

•	The “Human Resources Development Department” will promote an awareness of risk management among individuals by conducting training for all directors and employees.

•	The Company will establish internal regulations including the Basic Regulations for Risk Management to handle serious risk of loss when it arises and requires an urgent response. In accordance with these regulations, the President and Representative Director of the Board will form a task force under the direct jurisdiction of his office to deal with such risk.

Annual Financial Report
iv)	Framework for ensuring efficient execution of directors’ duties
The Company will make arrangements to enable the efficient execution of duties based on the management strategy decisions of the Board of Directors and will clearly define responsibility and authority in relation to the management, supervision, and execution of business operations.
•	Through the introduction and management of an “Executive Officer Committee,” which will be responsible for agile decision-making and execution of business operations, the Company will perform efficient and swift decision-making and business operations, and will also make clear the duties and scope of responsibility of each executive officer, in each case, in accordance with the “Executive Officer System.”

•	The Board of Directors will oversee the execution of business operations by making decisions on important matters concerning the execution of management policies, matters required by law, and other important management-related matters.

•	The Board of Directors will formulate business plans based on its management policies which take into consideration trends in the business environment, and each division or department will draw up its own specific action plan for achieving such business plans.

•	The Company will promote the efficient execution of business operations by clarifying the authority and responsibilities of each executive in the execution of their ordinary duties in accordance with the “Job Authority Rules” and the “Work Allocation Rules.”
v)	Framework for ensuring optimum performance of operations across the Group
To ensure that operations are performed at optimum levels across the Group, the Company will put in place the following arrangements:
•	The Company will make efforts to ensure the optimum performance of operations within the Group by formulating and revising the shared Group mottos, management principles, action guidelines and the “NIS Code of Ethics” as needed, and by ensuring that such shared mottos, management principles, action guidelines and the “NIS Code of Ethics” are fully understood throughout the Group.

•	In cooperation with the “Internal Control Department,” the “Strategic Planning Department” will ensure the smooth execution of Group operations and put in place a Group management framework in line with various regulations of the Company relating to the Group management including the “Control Rules for Affiliated Companies.”

•	The “Group Audit Department” will undertake regular audits of the Group (including business operations, internal controls, etc.) and promote the optimization of business operations.

•	The Company will promote the sharing of information within the Group and unification of Group management policies by holding the Group Interchange Conferences on a regular basis.

•	The Company will promote thorough compliance in the Group by ensuring that all directors and employees are fully aware of the existence of the Group-wide whistleblower system, and that it is used effectively.
(4)	Internal Audit, Statutory Auditor and Independent Auditors
(a)	Organization, Personnel and Procedures for Internal Audits

The “Group Audit Department” is responsible for the internal auditing function, and is comprised of nine persons, including one general manager. The purpose of this department is to establish an internal audit structure pursuant to which internal control audits and financial statement audits are carried out so that periodic improvements can be made in operating efficiency. The Group Audit Department is also responsible not only for the detection of improper business conduct and mistakes, but also for the prevention of unexpected corporate loss due to any misconduct.

The Group Audit Department plans the yearly audit schedule, which is then approved by the President and Representative Director of the Board, and implements such audits under the internal audit-related regulations.

Each branch or loan office is audited once a year, and two subsidiaries from the Group are audited per year. The findings from these audits are presented in a review session. Improvement is directed for the required area, and the results must be reported. Internal audit reports are submitted to the President and Representative Director of the Board and Statutory Auditors, and the activity status of the Group Audit Department is reported on a monthly basis.

Annual Financial Report
(b)	Cooperation between the Group Audit Department, the Board of Statutory Auditors and Accounting Auditors
i)	Cooperation between the statutory auditors and the Group Audit Department

Cooperation with the Board of Statutory Auditors has been strengthened by having the general manager of the Group Audit Department, which takes responsibility for the internal audit function, make a monthly internal audit report and a progress report on internal control audits to the statutory auditors, and also by having him participate as an observer at meetings of the Board of Statutory Auditors.

ii)	Cooperation between the statutory auditors and the independent accounting firm

In the year ended March 2008, in addition to the submission of an audit report to the Board of Statutory Auditors by the independent accounting firm as required under the Corporate Law, the independent accounting firm reported and explained the results of audits in the Board of Statutory Auditors’ meeting held following the announcement of semi-annual and annual financial results to the statutory auditors and the Group Audit Department, and discussed audit plans. Through these procedures, the statutory auditors continue to cooperate with the independent accounting firm and are undertaking the oversight and supervision of audit performances of the independent accounting firm.
(c)	Information regarding Independent Accounting Firm

Information regarding the independent accounting firm is as follows:

Name of Accountant	Independent Accounting Firm

Engagement Partner: Mr. Kazuyuki Togo	Sanyu & Co.
Engagement Partner: Mr. Tomohiro Koto	Sanyu & Co.

Assistants involved in audit services are as follows:

Certified Public Accountants:	2 persons
Other:	21 persons

Annual Financial Report
(5)	Compensation to Directors and Statutory Auditors, and Audit Fees for the Independent Accounting Firm

The compensation to directors and statutory auditors, and audit fees for the independent accounting firm for the year ended March 31, 2008 is as follows:

Year Ended March 31, 2008
Amount
(In millions)
Directors	¥237
Outside directors	8
Statutory auditors	45
Outside statutory auditors	10

Compensation to directors and statutory auditors	¥302

Year Ended March 31, 2008
Amount
(In millions)
Audit opinion under Article 2-1 of the Certified Public Accountants Law	¥90
Other	-

Compensation to independent accounting firm	¥90

(6)	Personnel Relationships, Capital or Business Relationships and Other Interests Between the Company and the Company’s Outside Directors and Outside Statutory Auditors
(a)	The Company has six outside directors as of March 31, 2008

Mr. Steven Schneider was elected to the post in February 2008.
Mr. Jun Tsusaka was elected to the post in February 2008.
Mr. Masayuki Yasuoka was elected to the post in February 2008.
Mr. Akio Ishida was elected to the post in February 2008.
Mr. Nobuhiko Ito was elected to the post in February 2008.
Mr. Daniel Carroll was elected to the post in February 2008.

Abovementioned six outside directors are seconded from TPG, with which the Company has formed a strategic investment and business alliance. In addition, Mr. Masayuki Yasuoka is no longer an outside director since he was elected to the Chairman of the Board of the Company on May 1, 2008. Mr. Daniel Carroll retired from the post as his term expired as of the conclusion of the Annual Shareholders’ Meeting held on June 24, 2008. Other four directors were elected to outside directors as they were reappointed at the Annual Shareholders’ Meeting held on June 24, 2008. Furthermore, Mr. Carlos Aquino, newly appointed as an outside director at the Annual Shareholders’ Meeting held on June 24, 2008, is also seconded from TPG.

(b)	The Company has two outside statutory auditors

Mr. Katsuhiko Asada was elected to the post in June 2004. Mr. Masaaki Uchino was elected to the post in June 2007.

Mr. Katsuhiko Asada owns 7,200 shares of the Company’s common stock. There are no special interests such as personnel and capital relationships between Mr. Masaaki Uchino and the Group.

Annual Financial Report
(7)	Agreement on Limitation of Liability

The Company revised its Articles of Incorporation at the 43rd Annual Shareholders’ Meeting held on June 22, 2002, to limit the liability of outside directors, and revised the Articles of Incorporation again at the 47th Annual Shareholders’ Meeting held on June 24, 2006 to limit the liability of outside statutory auditors.
(a)	Agreement limiting the liability of outside directors

In relation to the liability set forth in Article 423-1 of the Corporate Law, an outside director must bear responsibility to the extent of ¥20 million, or the minimum amount as defined by Article 425-1 of the Corporate Law, whichever is greater, in the event such director acts in good faith without gross negligence.

(b)	Agreement limiting the liability of outside statutory auditors

In relation to the liability set forth in Article 423-1 of the Corporate Law, an outside statutory auditor must bear responsibility to the extent of ¥20 million, or the minimum amount as defined by Article 425-1 of the Corporate Law, whichever is greater, in the event such auditor acts in good faith without gross negligence.
(8)	Number of Directors and Requirements for Election of Directors

The Articles of Incorporation of the Company state that the Company shall have not more than 12 directors. As also stated in the Articles of Incorporation, any resolution for the election of a director shall be carried by a majority of the voting rights of shareholders in attendance who hold at least one-third of the voting rights of the shareholders who can exercise their voting rights, and shall not be by cumulative voting.

(9)	Requirements for Special Resolutions at the Shareholders’ Meeting

In order to ensure smooth operation of the Shareholders’ Meeting, the Articles of Incorporation of the Company state that resolutions as stipulated in Article 309-2 of the Corporate Law shall be carried by a vote of at least two-thirds of the voting rights of shareholders in attendance who hold at least one-third of the voting rights of the shareholders who can exercise their voting rights.

(10)	Resolution Matters of the Shareholders’ Meeting which can be Resolved at the Board of Directors’ Meeting

In order to maintain the agile implementation of capital policies as well as the stable return of profits to shareholders, the Articles of Incorporation of the Company state that certain resolution matters of the Shareholders’ Meeting, as stipulated in Article 459-1 of the Corporate Law such as distribution of dividends, shall be carried by a resolution of the Board of Directors, unless otherwise stipulated by laws.

(11)	Support System for Outside Directors and Outside Statutory Auditors

The Company has appointed five outside directors, and the Secretariat of the Board of Directors provides appropriate and necessary support to them.

In addition, in order to assist outside statutory auditors, appropriate and necessary support is provided by the Group Audit Department and other related departments upon request by the outside statutory auditors. Also, the Company has introduced a teleconferencing system for meetings of the Board of Directors and Board of Statutory Auditors to increase attendance of outside statutory auditors at conferences even from a distance.

(12)	Other Matters Relating to Corporate Governance

Based on the Board of Directors’ resolution in relation to the “Basic Plan for an Internal Control System Infrastructure,” we believe that our corporate governance system will be further strengthened by swiftly implementing each resolution item, by improving the internal control system through constant revision, and by putting in place an efficient and legally compliant corporate system.

Annual Financial Report
ITEM 5.     FINANCIAL STATEMENTS
1.	In respect of the requirements for the preparation of the consolidated and non-consolidated financial statements:
(1)	The preparation of the consolidated financial statements conforms to Regulations concerning Terminology, Format and Preparation Method of the Consolidated Financial Statements (the “CFS Regulations”), issued by the Ministry of Finance (MOF Ordinance No. 28, 1976).

The consolidated financial statements as of and for the year ended March 31, 2007 were prepared in conformity with the CFS Regulations before it was amended, and the consolidated financial statements as of and for the year ended March 31, 2008 were prepared in conformity with the CFS Regulations as amended.

In addition, the amended CFS Regulations was early adopted for the consolidated financial statements as of and for the year ended March 31, 2008, pursuant to supplementary provision No. 3 of Cabinet Office Ordinance regarding the Amendment of the Regulations concerning Terminology, Format and Preparation Method of Financial Statements (Cabinet Ordinance No. 88, December 26, 2006).
(2)	The preparation of the non-consolidated financial statements conforms to Regulations concerning Terminology, Format and Preparation Method of the Financial Statements (the “FS Regulations”), issued by the Ministry of Finance (MOF Ordinance No. 59, 1963).

The non-consolidated financial statements as of and for the year ended March 31, 2007 were prepared in conformity with the FS Regulations before it was amended, and the non-consolidated financial statements as of and for the year ended March 31, 2008 were prepared in conformity with the FS Regulations as amended.

In addition, the amended FS Regulations was early adopted for the non-consolidated financial statements as of and for the year ended March 31, 2008, pursuant to supplementary provision No. 3 of Cabinet Office Ordinance regarding the Amendment of the Regulations concerning Terminology, Format and Preparation Method of Financial Statements (Cabinet Ordinance No. 88, December 26, 2006).
2.	In respect of the report of independent certified public accountants:

The consolidated financial statements and non-consolidated financial statements as of and for the year ended March 31, 2007 and 2008 were audited by Sanyu & Co. pursuant to the Japanese Securities and Exchange Law, Regulation 193-2, and the Japanese Financial Instruments and Exchange Law, Regulation 193-2-1, respectively.

Annual Financial Report
1.		CONSOLIDATED FINANCIAL STATEMENTS

(1)		Consolidated Financial Statements

	1)	Consolidated Balance Sheets

	March 31,
	2007		2008
		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets

	(In millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 1)	¥28,321		¥11,652
Notes and loans receivable (Notes 1, 2, 5, 6, 7, 8 and 10)	213,512		124,545
Purchased loans receivable (Note 1)	31,565		28,777
Real estate for sale in the servicing business (Note 1)	19,439		19,145
Real estate for sale and real estate under construction for sale in the real estate business (Note 1)	26,598		25,812
Deferred tax assets	2,446		2,252
Other	37,178		23,140
Allowance for loan losses	(14,729)		(18,901)

Total Current Assets	344,332	85.3%	216,425	79.3%

Fixed Assets:
Tangible fixed assets:
Buildings and structures (Note 1)	1,977		735
Accumulated depreciation	895		150

	1,082		585

Equipment	699		483
Accumulated depreciation	318		242

	381		240

Assets held for leases	7,537		7,739
Accumulated depreciation	2,450		3,346

	5,086		4,392

Land (Note 1)	1,919		1,247

Total tangible fixed assets	8,469	2.1	6,466	2.4

Intangible fixed assets	2,390	0.6	1,933	0.7

Investment and other assets:
Investment securities (Notes 1, 3 and 9)	36,009		31,358
Bankrupt and delinquent loans receivable (Note 6)	8,496		16,689
Deferred tax assets	3,565		-
Other (Note 3)	7,964		10,184
Allowance for loan losses	(7,347)		(10,440)

Total investment and other assets	48,688	12.0	47,791	17.5

Total Fixed Assets	59,548	14.7	56,191	20.6

Deferred Assets:
Deferred bond issuance costs	-		367

Total Deferred Assets	-	-	367	0.1

Total Assets	¥403,880	100.0%	¥272,983	100.0%

Annual Financial Report

	March 31,
	2007		2008
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets

	(In millions except percentages)
LIABILITIES:
Current Liabilities:
Accounts payable	¥771		¥284
Short-term borrowings (Notes 1 and 7)	55,396		24,944
Current portion of long-term borrowings (Notes 1 and 7)	83,192		63,168
Current portion of bonds	8,460		27,530
Commercial paper	27,100		-
Accrued income taxes	3,714		2,529
Accrued bonuses for employees	686		580
Accrued bonuses for directors	81		16
Reserve for guarantee losses	1,065		801
Reserve for losses on relocation of offices	-		154
Other (Notes 5, 8 and 9)	10,784		8,202

Total Current Liabilities	191,251	47.4%	128,213	47.0%

Long-term Liabilities:
Bonds	33,280		30,230
Long-term borrowings (Notes 1 and 7)	59,628		28,426
Asset-backed securities (Note 1)	26,957		10,185
Deferred tax liabilities	254		-
Accrued retirement benefits for directors	379		324
Reserve for losses on excess interest repayments	4,952		10,766
Reserve for losses on group businesses	-		5,850
Other	360		154

Total Long-term Liabilities	125,812	31.1	85,938	31.5

Statutory Reserve:
Reserve for securities transactions	68		68

Total Statutory Reserve	68	0.0	68	0.0

Total Liabilities	317,132	78.5	214,219	78.5

NET ASSETS:
Shareholders’ Equity:
Common stock	16,289	4.0	26,289	9.6
Additional paid-in capital	20,081	5.0	30,180	11.1
Retained earnings	47,196	11.7	2,080	0.7
Treasury stock	(1,565)	(0.4)	(3,892)	(1.4)

Total Shareholders’ Equity	82,002	20.3	54,658	20.0

Valuation and Translation Adjustments:
Unrealized gains on investment securities	302	0.1	73	0.0
Deferred losses on hedging instruments	(0)	(0.0)	(0)	(0.0)
Foreign currency translation adjustments	360	0.1	116	0.1

Total Valuation and Translation Adjustments	662	0.2	189	0.1
Issuance of Stock Acquisition Rights	114	0.0	102	0.0
Minority Interest	3,968	1.0	3,814	1.4

Total Net Assets	86,747	21.5	58,763	21.5

Total Liabilities and Net Assets	¥403,880	100.0%	¥272,983	100.0%

Annual Financial Report
2)	Consolidated Statements of Operations

	Year Ended March 31,
	2007		2008
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(In millions except percentages)
Operating Revenues	¥88,152	100.0%	¥83,027	100.0%
Operating Expenses (Note 1)	36,861	41.8	43,183	52.0

Net Operating Revenues	51,290	58.2	39,844	48.0
Selling, General and Administrative Expenses (Note 2)	40,855	46.4	55,271	66.6

Operating Income (Losses)	10,435	11.8	(15,427)	(18.6)

Other Income:
Interest income from securities	7		5
Interest and dividends received	123		138
Guarantee fees received	44		-
Income from investment funds	507		-
Cancellation fees received	-		69
Other	43		86

Total Other Income	726	0.8	300	0.4

Other Expenses:
Interest expenses	901		1,142
Stock issuance-related costs	166		129
Bond issuance costs	89		-
Securitization facility costs	471		-
Equity losses on affiliates accounted for under the equity method, net	7		134
Losses on investment funds	-		270
Provision for loan losses	22		-
Loan borrowing costs	-		430
Other	179		203

Total Other Expenses	1,838	2.0	2,312	2.8

Ordinary Income (Losses)	9,323	10.6	(17,438)	(21.0)

(Continued)

Annual Financial Report

	Year Ended March 31,
	2007		2008
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(In millions except percentages)
(Continued)
Special Gains:
Gains on sales of fixed assets	2		9
Gains on sales of investment securities	1,246		200
Gains on sales of investment in affiliated companies	457		-
Gains on change in equity interest, net	220		437
Gains on retirement of bonds repurchased	-		75
Other	68		17

Total Special Gains	1,994	2.2	740	0.9

Special Losses:
Losses on sales of fixed assets (Note 3)	-		269
Losses on disposal of fixed assets (Note 4)	54		42
Losses on impairment (Note 5)	143		252
Losses on sales of investment securities	105		2,757
Impairment of investment securities	1,128		9,252
Impairment of investment in affiliated companies	-		1,015
Losses on change in equity interest, net	-		465
Provision for losses on group businesses (Note 6)	-		2,963
Expenses for management reform program	-		2,019
Provision for losses on relocation of offices	-		154
Provision for loan losses	44		5
Adjustment to estimated excess interest repayment-related costs	7,077		-
Expenses for relocation of offices	6		-
Other	4		1

Total Special Losses	8,563	9.7	19,201	23.1

Income (Losses) before Income Taxes and Minority Interest	2,754	3.1	(35,899)	(43.2)

Income Taxes:
Current	5,776		4,129
Prior years	-		1,300
Deferred	(3,252)		3,666

Total Income Taxes	2,523	2.9	9,095	11.0

Minority Interest	221	0.2	121	0.1

Net Income (Losses)	¥8	0.0%	¥(45,116)	(54.3)%

Annual Financial Report
3)	Consolidated Statements of Changes in Net Assets
(April 1, 2006 ~ March 31, 2007)

	Shareholders' Equity
		Additional		Treasury	Total Shareholders'
	Common stock	paid-in capital	Retained earnings	stock	Equity

	(In millions)
Balance as of March 31, 2006	¥11,848	¥15,519	¥49,040	¥(1,833)	¥74,576

Changes in items for the year ended March 31, 2007:
Stock issuance	4,440	4,333	-	-	8,774
Cash dividends (Note)	-	-	(1,503)	-	(1,503)
Cash dividends	-	-	(455)	-	(455)
Directors’ bonuses (Note)	-	-	(98)	-	(98)
Net income	-	-	8	-	8
Purchases of treasury stock	-	-	-	(0)	(0)
Sales of treasury stock	-	228	-	268	496
Decrease in affiliates accounted for under the equity method	-	-	228	-	228
Increase in consolidated subsidiaries	-	-	(24)	-	(24)
Net changes in items other than shareholders’ equity	-	-	-	-	-

Total changes for the year ended March 31, 2007	4,440	4,561	(1,844)	268	7,426

Balance as of March 31, 2007	¥16,289	¥20,081	¥47,196	¥(1,565)	¥82,002

	Valuation and Translation Adjustments
	Unrealized	Deferred	Foreign	Total	Issuance of
	gains (losses)	losses on	currency	Valuation and	Stock
	on investment	hedging	translation	Translation	Acquisition	Minority	Total Net
	securities	instruments	adjustments	Adjustments	Rights	Interest	Assets

	(In millions)
Balance as of March 31, 2006	¥5,097	¥-	¥150	¥5,248	¥-	¥2,407	¥82,232

Changes in items for the year ended March 31, 2007:
Stock issuance	-	-	-	-	-	-	8,774
Cash dividends (Note)	-	-	-	-	-	-	(1,503)
Cash dividends	-	-	-	-	-	-	(455)
Directors’ bonuses (Note)	-	-	-	-	-	-	(98)
Net income	-	-	-	-	-	-	8
Purchases of treasury stock	-	-	-	-	-	-	(0)
Sales of treasury stock	-	-	-	-	-	-	496
Decrease in affiliates accounted for under the equity method	-	-	-	-	-	-	228
Increase in consolidated subsidiaries	-	-	-	-	-	-	(24)
Net changes in items other than shareholders’ equity	(4,795)	(0)	210	(4,586)	114	1,561	(2,910)

Total changes for the year ended March 31, 2007	(4,795)	(0)	210	(4,586)	114	1,561	4,515

Balance as of March 31, 2007	¥302	¥(0)	¥360	¥662	¥114	¥3,968	¥86,747

Note:	These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June 2006.

Annual Financial Report
(April 1, 2007 ~ March 31, 2008)

	Shareholders’ Equity
		Additional		Treasury	Total Shareholders'
	Common stock	paid-in capital	Retained earnings	stock	Equity

	(In millions)
Balance as of March 31, 2007	¥16,289	¥20,081	¥47,196	¥(1,565)	¥82,002

Changes in items for the year ended March 31, 2008:
Stock issuance	10,000	10,000	-	-	20,000
Net losses	-	-	(45,116)	-	(45,116)
Purchases of treasury stock	-	-	-	(2,401)	(2,401)
Sales of treasury stock	-	98	-	74	173
Net changes in items other than shareholders’ equity	-	-	-	-	-

Total changes for the year ended March 31, 2008	10,000	10,098	(45,166)	(2,327)	(27,344)

Balance as of March 31, 2008	¥26,289	¥30,180	¥2,080	¥(3,892)	¥54,658

	Valuation and Translation Adjustments
	Unrealized	Deferred	Foreign	Total	Issuance of
	gains (losses)	(losses) gains	currency	Valuation and	Stock
	on investment	on hedging	translation	Translation	Acquisition	Minority	Total Net
	securities	instruments	adjustments	Adjustments	Rights	Interest	Assets

	(In millions)
Balance as of March 31, 2007	¥302	¥(0)	¥360	¥662	¥114	¥3,968	¥86,747

Changes in items for the year ended March 31, 2008:
Stock issuance	-	-	-	-	-	-	20,000
Net losses	-	-	-	-	-	-	(45,116)
Purchases of treasury stock	-	-	-	-	-	-	(2,401)
Sales of treasury stock	-	-	-	-	-	-	173
Net changes in items other than shareholders’ equity	(229)	0	(244)	(473)	(12)	(154)	(639)

Total changes for the year ended March 31, 2008	(229)	0	(244)	(473)	(12)	(154)	(27,984)

Balance as of March 31, 2008	¥73	¥(0)	¥116	¥189	¥102	¥3,814	¥58,763

Annual Financial Report
4)	Consolidated Statements of Cash Flows

	Year Ended March 31,
	2007	2008
	Amount	Amount

	(In millions)
Operating Activities:
Income (losses) before income taxes and minority interest	¥ 2,754	¥ (35,899)
Depreciation and amortization	1,954	2,255
Losses on impairment	143	252
Increase in allowance for loan losses	8,638	7,890
Increase in reserve for losses on excess interest repayments	4,362	5,833
Decrease in accrued retirement benefits for employees	(265)	-
Decrease in accrued bonuses for employees	(64)	(92)
Increase (decrease) in accrued bonuses for directors	81	(64)
Increase in reserve for losses on group businesses	-	5,850
Interest and dividends received	(881)	(2,627)
Interest expenses	4,435	6,105
Gains on sales of fixed assets	(2)	(9)
Losses on sales of fixed assets	-	269
Losses on disposal of fixed assets	54	42
Gains on sales of investment securities	(1,246)	(200)
Losses on sales of investment securities	105	2,757
Impairment of investment securities	1,128	9,252
Impairment of investment in affiliated companies	-	1,015
Charge-offs of loans receivable	11,365	13,553
(Gains) losses on change in equity interest	(220)	28
(Increase) decrease in interest receivable	(116)	502
Decrease in advanced interest received	(43)	(111)
Decrease in beneficial interest in trust	-	14,830
Directors’ bonuses paid	(105)	-
Other	(2,534)	4,961

Sub-total	29,541	36,397

Proceeds from interest and dividends received	881	2,617
Interest paid	(4,184)	(5,936)
Income taxes paid	(8,118)	(6,529)

Sub-total	18,120	26,549

Loan origination	(300,667)	(174,599)
Proceeds from collections of loans receivable	249,441	233,336
Loans purchased	(19,579)	(12,334)
Proceeds from collections of purchased loans	12,871	12,930
Increase in real estate for sale in the servicing business, net	(11,845)	(220)
Purchases of assets held for leases	(2,929)	(1,623)
Increase in installment loans, net	(4,102)	(12,584)
Increase in real estate for sale and real estate under construction for sale in the real estate business, net	(8,667)	(1,017)
Purchases of operational investment securities	-	(2,390)

Net cash (used in) provided by operating activities	(67,357)	68,045

(Continued)

Annual Financial Report

	Year Ended March 31,
	2007	2008
	Amount	Amount

	(In millions)
(Continued)
Investing Activities:
Time deposits	(470)	(334)
Proceeds from withdrawal of time deposits	20	467
Purchases of tangible fixed assets	(1,997)	(657)
Proceeds from sales of tangible fixed assets	12	530
Purchases of intangible fixed assets	(342)	(303)
Purchases of investment securities	(7,798)	(2,702)
Proceeds from sales of investment securities	1,713	8,060
Proceeds from redemption of investment securities	3,595	3,623
Purchases of investment in affiliated companies	(2,730)	(8)
Proceeds from sales of investment in affiliated companies	740	-
Purchases of other investment in affiliated companies	(1,000)	(2,313)
Proceeds from redemption of other investment in affiliated companies	20	1,540
Proceeds from changes in capital contributions	844	-
Other	(1,155)	301

Net cash (used in) provided by investing activities	(8,547)	8,204

Financing Activities:
Deposits of restricted cash in banks	(3,482)	(4,300)
Proceeds from withdrawal of restricted cash in banks	4,784	4,038
Proceeds from short-term borrowings	271,975	89,869
Repayments of short-term borrowings	(242,367)	(114,061)
Proceeds from issuance of commercial paper	123,600	63,300
Payments for redemption of commercial paper	(126,500)	(90,400)
Proceeds from long-term borrowings	65,169	56,485
Repayments of long-term borrowings	(70,631)	(105,740)
Proceeds from issuance of bonds	15,410	24,502
Payments for redemption of bonds	(1,958)	(8,885)
Payments for cash collateral for bond issuance	-	(4,533)
Increase in asset-backed securities	19,440	4,150
Decrease in asset-backed securities	(14,152)	(20,921)
Increase in long-term deposits	(385)	(565)
Decrease in long-term deposits	491	636
Proceeds from cash collateral from share lending agreements	5,100	-
Redemption of cash collateral from share lending agreements	(7,960)	(1,640)
Proceeds from securitization of loans receivable	33,402	-
Proceeds from sales of bonds	-	9,500
Payments for repurchase of bonds	-	(9,500)
Proceeds from issuance of new shares	7,910	19,910
Proceeds from issuance of new shares by subsidiaries	1,543	705
Dividends paid	(1,939)	(8)
Dividends paid to minority interest	(211)	(283)
Purchases of treasury stock	(0)	(2,407)
Proceeds from sales of treasury stock	496	173
Other	(7)	(191)

Net cash provided by (used in) financing activities	79,728	(90,168)

Effect of exchange rate changes on cash and cash equivalents	212	(102)
Net increase (decrease) in cash and cash equivalents	4,035	(14,020)
Cash and cash equivalents at beginning of year	21,105	27,625
Net increase in cash and cash equivalents from newly-consolidated subsidiaries	2,484	-
Net decrease in cash and cash equivalents due to exclusion of subsidiaries from the scope of consolidation (Note 2)	-	(1,952)

Cash and cash equivalents at end of year (Note 1)	¥ 27,625	¥ 11,652

Annual Financial Report
SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS
1.	Scope of Consolidation

All subsidiaries are consolidated.

(April 1, 2006 ~ March 31, 2007)

Number of consolidated subsidiaries:	54 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., NIS Construction Co., Ltd. and 43 other companies
CN Investments Co., Ltd., previously a consolidated subsidiary, became an affiliate accounted for under the equity method since the Group sold a part of its equity interest.

15 companies, including NIS Construction Co., Ltd., were newly established and became consolidated subsidiaries during the year ended March 31, 2007. In addition, according to Practical Issues Task Force (“PITF”) No. 20 “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations,” issued by the ASBJ on September 8, 2006, the Group changed its accounting policy regarding the scope of consolidation in order to apply the effective control method more strictly to its investment associations. As a result of adoption of PITF No. 20, 20 investment associations, including Nishi-Shinjuku Investments Co., Ltd., were consolidated into the Group during the year ended March 31, 2007.
(Changes in accounting treatment)
The Group adopted PITF No. 20 “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations,” issued by the ASBJ on September 8, 2006, beginning from the year ended March 31, 2007. As a result of this change in accounting treatment, compared with the previous treatment, the amounts of “Total Assets,” “Total Liabilities,” and “Minority Interest” increased by ¥6,386 million, ¥6,639 million, and ¥995 million, respectively, and “Total Shareholders’ Equity” decreased by ¥1,247 million. In addition, the amounts of “Operating Revenues,” “Operating Income,” “Ordinary Income,” “Income before Income Taxes and Minority Interest,” and “Minority Interest” increased by ¥5,733 million, ¥1,396 million, ¥440 million, ¥440 million and ¥447 million, respectively, and “Net Income” for the year ended March 31, 2007 decreased by ¥7 million.
(April 1, 2007 ~ March 31, 2008)

Number of consolidated subsidiaries:	61 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, NIS Construction Co., Ltd. and 53 other companies
13 companies, including NI Strategic Partners Co., Ltd., became consolidated subsidiaries through new establishment and other reasons, and four companies, including ASA CH29 Co., Ltd., became consolidated subsidiaries through acquisition of shares and other reasons, during the year ended March 31, 2008.

Four companies, including Aprek Co., Ltd. and Nissin Leasing (China) Co., Ltd., were excluded from the scope of consolidation and became affiliates accounted for under the equity method, due to a decrease in the Group’s voting rights as a result of a third-party allotment and other reasons. Nissin Insurance Co., Ltd. was excluded from the scope of consolidation because it was dissolved as a result of the absorption merger with NIS Real Estate Co., Ltd., which was the surviving company. Another company was excluded from the scope of consolidation as a result of the redemption of the Group’s investment in the Tokumei-Kumiai, and four other companies were excluded as a result of completion of liquidation.

Annual Financial Report
2.	Application of the Equity Method

The equity method is applied to all affiliates.

(April 1, 2006 ~ March 31, 2007)

Number of affiliates accounted for under the equity method:	10 companies

Names of affiliates accounted for under the equity method:	Nippon Real Estate Rating Services Co., Ltd., STRATEC K.K. (former company name: Sanyo Pacific Investment Advisors Co., Ltd.), SN Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., Araigumi Co., Ltd., and four other companies
The equity method is no longer applied to Shinsei Business Finance Co., Ltd., Chuo Mitsui Finance Service Co., Ltd., Nissin Medical Partners Co., Ltd., and Webcashing.com Co., Ltd. since the Group’s equity interests in Shinsei Business Finance and Chuo Mitsui Finance Service decreased to less than 20%, Nissin Medical Partners completed its liquidation, and all ownership interests in Webcashing.com Co., Ltd. owned by the Group were sold to outside investors, respectively.

Araigumi Co., Ltd. and CN Investments Co., Ltd. became affiliates accounted for under the equity method during the year ended March 31, 2007 since the Group acquired shares of Araigumi and the Group’s interests in CN Investments decreased to less than 50%, respectively. In addition, two other companies became affiliates accounted for under the equity method during the year ended March 31, 2007 due to capital contribution by the Group to one company and the new establishment by the Group of the other.

If the balance sheet date of an affiliate accounted for under the equity method is different from that of the consolidated financial statements, the consolidated financial statements are prepared by using such affiliate’s financial statements for the relevant accounting period with the exception of CN Two Co., Ltd.

In addition, the consolidated financial statements as of and for the year ended March 31, 2007 were prepared by using CN Two Co., Ltd.’s provisional settlement of accounts on February 28, 2007.
(April 1, 2007 ~ March 31, 2008)

Number of affiliates accounted for under the equity method:	19 companies

Names of affiliates accounted for under the equity method:	Aprek Co., Ltd., Nissin Leasing (China) Co., Ltd., Nippon Real Estate Rating Services Co., Ltd., STRATEC K.K, SN Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., Araigumi Co., Ltd., and 11 other companies
Four former consolidated subsidiaries, including Aprek Co., Ltd. and Nissin Leasing (China) Co., Ltd., became affiliates accounted for under the equity method, due to a decrease in the Group’s voting rights as a result of a third-party allotment and other reasons. Another company became an affiliate accounted for under the equity method through new capital contribution by the Group, and four other companies became affiliates accounted for under the equity method through new establishment.

If the balance sheet date of an affiliate accounted for under the equity method is different from that of the consolidated financial statements, the consolidated financial statements are prepared by using such affiliate’s financial statements for the relevant accounting period with the exception of three companies, including CN Two Co., Ltd.

For three companies, including CN Two, Co., Ltd., the consolidated financial statements as of and for the year ended March 31, 2008 were prepared by using their provisional settlement of accounts on February 29, 2008.

Nanotex Corporation is a company of which the Group recognizes voting rights of more than 20% to less than 50%. However, it is not recognized as an affiliate, because the Group owns it in order to grow and nurture the company through investment and does not intend to place the company under the control of the Group as an affiliate.

Annual Financial Report
3.	Balance Sheet Dates of Consolidated Subsidiaries

The balance sheet dates of consolidated subsidiaries which are different from the date of the Group’s consolidated balance sheet date are as follows:

(April 1, 2006 ~ March 31, 2007)

Balance Sheet Date	Number of companies	Balance Sheet Date	Number of companies

December 31	23 companies	September 30	1 company
February 28	4 companies	October 31	1 company
June 30	2 companies	November 30	1 company

For the consolidated subsidiaries with fiscal year end of June 30, September 30, October 31 and November 30, the consolidated financial statements are prepared by using their provisional settlement of accounts on December 31, December 31, January 31 and February 28, respectively.

However, significant transactions that occurred between the dates described above and the consolidated balance sheet date are adjusted.

(April 1, 2007 ~ March 31, 2008)

Balance Sheet Date	Number of companies	Balance Sheet Date	Number of companies

December 31	25 companies	September 30	1 company
February 29	4 companies	October 31	1 company
May 31	1 company	November 30	1 company

June 30	2 companies

For six consolidated subsidiaries listed above with balance sheet dates which are different from the consolidated balance sheet date for more than three months, the consolidated financial statements are prepared by using their provisional settlement of accounts within three months from the consolidated balance sheet date.

However, significant transactions that occurred between the dates described above and the consolidated balance sheet date are adjusted.

4.	Significant Accounting Policies
(1)	Valuation Standards and Methods for Computation of Assets
1)	Investment securities

Trading securities Market value method (Cost of securities sold is computed using the moving average method.)

Other securities:

Marketable securities

Market value is determined by the market price at year-end.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported as a separate component of “NET ASSETS.” Cost of securities sold is computed using the moving average method.)

Non-marketable securities

Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Group determines the valuation based on the Group’s interests in their asset value.

2)	Derivatives

Market value method

Annual Financial Report
3)	Inventories

Real estate for sale in the servicing business (not applicable as of March 31, 2007) and real estate for sale and real estate under construction for sale in the real estate business

Specific identification method (write-downs due to decreased profitability of assets (not applicable as of March 31, 2007))

(Changes in accounting policy) (not applicable as of March 31, 2007)
The Group adopted ASB Statement No. 9 “Accounting Standards for Measurement of Inventories” issued by the ASBJ on July 5, 2006, because the preparations for market value assessment of real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business were completed, beginning from the year ended March 31, 2008.

As a result of this change in accounting policy, compared with the results under the previous treatment, “Operating Expenses” increased by ¥1,762 million, and “Net Operating Revenues” decreased by the same amount, while “Operating Losses,” “Ordinary Losses” and “Losses before Income Taxes and Minority Interest” increased by the same amount, respectively.

The effect on segment information is described in the corresponding section.

The Group was using the previous treatment for the six months ended September 30, 2007. Compared with the results under the new treatment, “Operating Income” and “Ordinary Income” increased by ¥986 million, respectively, while “Losses before Income Taxes and Minority Interest” decreased by the same amount for the six months ended September 30, 2007.
(2)	Depreciation and Amortization of Fixed Assets
1)	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired on or after April 1, 1998, excluding building improvements, is computed using the straight-line method.

Depreciation of assets held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.

In addition, additional depreciation expense is charged to provide for disposal losses on assets held for leases that could occur due to uncollectible lease payments.

(Changes in accounting policy) (not applicable for the year ended March 31, 2007)
Following the amendment of the Japanese Corporation Tax Law, the Company and its domestic consolidated subsidiaries changed the depreciation method for tangible fixed assets acquired on or after April 1, 2007 in accordance with the amended Japanese Corporation Tax Law. The effect on the financial results is not significant.

The effect on segment information is not significant.
(Additional information) (not applicable for the year ended March 31, 2007)
Following the amendment of the Japanese Corporation Tax Law, with respect to tangible fixed assets acquired on or before March 31, 2007, the Company and its domestic consolidated subsidiaries now amortize the difference between the amount equivalent to 5% of the acquisition cost and memorandum price using the straight-line method over five years starting from the fiscal year after the residual value reaches 5% of acquisition cost, due to the adoption of the depreciation method prescribed in the amended Japanese Corporation Tax Law, and the amortized amount is included in depreciation expense. The effect on the financial results is not significant.

The effect on segment information is not significant.

Annual Financial Report
2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over five years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
(3)	Allowance and Reserves for Losses, and Accrued Expenses
1)	Allowance for loan losses

Allowance for loan losses is maintained at a level that is adequate to provide for the estimated amount of loan losses. It is calculated by applying a percentage derived from past collection experience with respect to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

2)	Accrued bonuses for employees

Accrued bonuses for employees are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

3)	Accrued bonuses for directors

Accrued bonuses for directors are provided for the payment of director’s bonuses based on estimated amounts of future payments attributable to the corresponding year.

(Changes in accounting policy) (not applicable as of March 31, 2008)
Regarding directors’ bonuses, the Group heretofore recognized these amounts as a decrease of unappropriated retained earnings through the approval by the Annual Shareholders’ Meeting. However, the Group changed the previous method so that directors’ bonuses would be recognized as expenses as incurred in accordance with ASB Statement No.4 “Accounting Standard for Directors’ Bonuses” issued on November 29, 2005.

As a result of this change in accounting policy, the amount of “Provision for bonuses for directors” included in “Selling, General and Administrative Expenses” for the year ended March 31, 2007 increased by ¥81 million, compared with the previous method. Consequently, “Operating Income,” “Ordinary Income” and “Income before Income Taxes and Minority Interest” decreased by the same amount for the year ended March 31, 2007, respectively.

The effect on segment information is described in corresponding section.
4)	Reserve for guarantee losses

Reserve for guarantee losses is maintained at a level that is adequate to provide for estimated probable guarantee losses as of the end of the corresponding year.

5)	Reserve for losses on relocation of offices (not applicable as of March 31, 2007)

Reserve for losses on relocation of offices is provided at an amount based on a reasonable estimation for losses on disposal of fixed assets, restoration costs, and other related expenses which are expected to be incurred for scheduled office relocations.

6)	Reserve for losses on excess interest repayments

Reserve for losses on excess interest repayments is provided, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law, at an amount based on a reasonable estimation taking into account past experience and current condition.

In addition, ¥5,212 million and ¥3,859 million were included in “Allowance for loan losses” as of March 31, 2007 and 2008, respectively, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law.

Annual Financial Report
(Additional information) (not applicable as of March 31, 2008)
For the year ended March 31, 2007, in connection with the announcement of “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the Industry Audit Committee Report No. 37 issued by the Japanese Institute of Certified Public Accountants (“JICPA”) on October 13, 2006), the Group reviewed the previous method for estimation of “Reserve for losses on excess interest repayments” and “Allowance for loan losses” taking into account the recent status of excess interest repayment-related costs. As a result, the Group recorded an adjustment to estimated excess interest repayment-related costs of ¥7,077 million as “Special Losses,” representing the difference between the amount estimated under the previous method and the amount newly estimated as a result of the Group’s review.

The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,499 million for “Provision for losses on excess interest repayments” and ¥3,577 million for “Provision for loan losses.”

In addition, regarding “Reserve for losses on excess interest repayments,” the entire amount is recorded as “Long-term liabilities” since the Group cannot accurately calculate the amount that will be used within one year.
7)	Accrued retirement benefits for directors

Accrued retirement benefits of the Group’s directors are provided at an amount which would have been required if all directors had terminated their services as of the balance sheet date. These amounts are determined in accordance with the Group’s internal rules.

8)	Reserve for losses on group businesses (not applicable as of March 31, 2007)

Reserve for losses on group businesses is provided at an amount based on a reasonable estimation in order to prepare for losses on guarantees of loans receivable and indemnification for losses on excess interest repayments of affiliated companies.

9)	Reserve for securities transactions

According to the supplementary provision No.40 of the Financial Instruments and Exchange Law, the amount of “Reserve for securities transactions” is computed as required by the former “Cabinet Office Ordinance Concerning Securities Companies,” Ordinance No.35, pursuant to the former Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s business operations.
(4)	Foreign Currency Translations

Receivables and payables denominated in foreign currencies are translated into yen at the spot exchange rate in effect as of the balance sheet date, and differences arising from the translation are included in the statements of operations.

The assets and liabilities of foreign consolidated subsidiaries are translated into yen at the spot exchange rate in effect as of the balance sheet date of each subsidiary. Revenue and expense accounts are translated at the average exchange rate in effect during the fiscal year. Translation adjustments are included in “Valuation and Translation Adjustment” of “NET ASSETS.”

(5)	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

Annual Financial Report
(6)	Hedging Activities
1)	Accounting for hedging activities

Deferred hedge accounting has been adopted. With respect to interest rate currency swaps for the year ended March 31, 2008, special treatment is adopted if they meet the requirements for such treatment.

2)	Hedge instruments and hedge items

Hedge instruments Derivative transactions (interest rate swaps) for the year ended March 31, 2007 and interest rate swaps and interest rate currency swaps for the year ended March 31, 2008.

Hedge items
Cash flow hedge for interest on borrowing with variable rates for the year ended March 31, 2007 and interest on borrowings and foreign currency-denominated bonds for the year ended March 31, 2008.

3)	Hedging policy

The Group utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates and exchange rates (for the year ended March 31, 2008) on borrowings.

4)	Evaluation of hedge effectiveness

The Group determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items. However, evaluation of hedge effectiveness for interest rate currency swap is omitted due to adoption of the special treatment for the year ended March 31, 2008.
(7)	Other Significant Items Relating to the Preparation of Consolidated Financial Statements
1)	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

In addition, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.

2)	Revenue from collections of purchased loans and cost of collections purchased loans

Revenue from collections of purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the cost of collections of purchased loans, for those purchased loans for which the Group can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as cost, and for those purchased loans for which the Group cannot reasonably estimate the expected timing and amount of cash flows, the whole collection amount is first recognized as cost until it is fully recovered.

3)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

In addition, consumption taxes not subject to the exclusion are treated as expense for the corresponding year.

Annual Financial Report
5.	Evaluation of Assets and Liabilities of Consolidated Subsidiaries

The fair market value method is used to reflect the acquisitions of consolidated subsidiaries.

6.	Amortization of Goodwill

There is no goodwill amortized for the year ended March 31, 2007, while goodwill is amortized using the straight-line method over five years for the year ended March 31, 2008.

7.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents in consolidated statements of cash flows include cash on hand, demand deposits in banks and highly liquid short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

Annual Financial Report
CHANGES IN SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS
(April 1, 2006 ~ March 31, 2007)
(Presentation of Net Assets in the Consolidated Balance Sheet)
Beginning from the year ended March 31, 2007, the Group adopted ASB Statement No. 5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and ASB Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet,” both of which were issued on December 9, 2005.
This adoption had no effect on profit and loss for the year ended March 31, 2007.
The total amount of “SHAREHOLDERS’ EQUITY” in the previous presentation method is ¥82,664 million.
Following revisions to the CFS Regulations, the Group prepared its financial statements as of and for the year ended March 31, 2007 based on the revised CFS Regulations.
(Accounting Standard for Share-based Payments)
Beginning from the year ended March 31, 2007, the Group adopted ASB Statement No. 8 “Accounting Standard for Share-based Payments” issued on December 27, 2005 and ASB Guidance No. 11 “Guidance on Accounting Standard for Share-based Payments” issued on May 31, 2006.
As a result of this adoption, the amounts of “Operating Income” and “Ordinary Income” each decreased by ¥120 million, and “Income before Income Taxes and Minority Interest” decreased by ¥114 million for the year ended March 31, 2007, respectively.
The effect on segment information is described in the corresponding section.
(Accounting Treatment for Deferred Assets)
Beginning from the year ended March 31, 2007, the Group adopted PITF No. 19 “Accounting Treatments for Deferred Assets” issued by the ASBJ on August 11, 2006.
As a result of this adoption, the Group presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” in “Other Expenses” for the year ended March 31, 2007, instead of as “Stock issuance costs” in “Other Expenses” for the year ended March 31, 2006.
This adoption had no impact on profit and loss for the year ended March 31, 2007.
(April 1, 2007 ~ March 31, 2008)
(Accounting Treatment for Bond Issuance Costs)
With respect to bond issuance costs, the entire amount had been previously treated as “Other Expenses” as incurred. However, beginning from the year ended March 31, 2008, the Group changed its treatment so that such costs are amortized using the straight-line method over the redemption period, in order to present appropriate periodic profits and losses by taking into consideration an expected increase in the size of future fund procurement through bond issuances and the related increase in the significance of bond issuance costs in connection with the issuance of U.S. dollar-denominated unsecured straight bonds during the year ended March 31, 2008. In addition, the Group recorded the amortized amount as financial costs in “Operating Expenses” in order to ensure consistency with the treatment of interest expense on bonds.
As a result of this change, compared with the results under the previous treatment, “Operating Expenses” increased by ¥73 million, “Net Operating Revenues” decreased by the same amount, and “Operating Losses” increased by the same amount, while “Ordinary Losses” and “Losses before Income Taxes and Minority Interest” decreased by ¥367 million, respectively.
The effect on segment information is described in the corresponding section.

Annual Financial Report
CHANGES IN PRESENTATION
(April 1, 2006 ~ March 31, 2007)
(Consolidated Balance Sheet)
“Real estate for sale in the servicing business” and “Real estate for sale and real estate under construction for sale in the real estate business,” both of which had been included in “Other” in “Current Assets” for the year ended March 31, 2006, were presented separately beginning from the year ended March 31, 2007, as these amounts became significant for financial reporting purposes. The amounts of “Real estate for sale in the servicing business” and “Real estate for sale and real estate under construction for sale in the real estate business” for the year ended March 31, 2006 were ¥6,126 million and ¥9,107 million, respectively.
(Consolidated Statement of Income)
The consolidated statements of income were previously presented in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, the Group has determined that such presentation no longer properly reflects the Group’s operating results, as the Group has been diversifying its business and the proportion of interest income from consumer loans to total operating revenues has decreased.
As a result, the Group has changed the presentation of its consolidated statements of income to be conformity with the standard format of consolidated statements of income in order to reflect its current business operations.
The presentation based on the previous standard is as follows:

	Year Ended March 31,
	2006		2007
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥28,846		¥31,005
Revenue from collections of purchased loans	11,921		18,856
Other financial income	13		761
Other operating income	20,209		37,528

Total operating revenues	60,991	100.0%	88,152	100.0%
Operating Expenses:
Financial costs	2,424		3,534
Cost of collections of purchased loans	6,962		12,867
Other operating expenses (Note 1)	38,820		61,315

Total operating expenses	48,207	79.0	77,717	88.2

Operating Income	12,784	21.0	10,435	11.8

Annual Financial Report
Note to consolidated statements of income:

Year Ended March 31,
2006		2007

(In millions)
Other operating expenses:		Other operating expenses:
Costs of leases and installment loans	¥3,722	Costs of leases and installment loans	¥ 4,909
Cost of real estate sold in the servicing business	2,953	Cost of real estate sold in the servicing business	8,521
Cost of real estate sold in the real estate business	2,504	Cost of real estate sold in the real estate business	5,468
Other costs	689	Other costs	1,520
Advertising expenses	628	Advertising expenses	257
Loan losses	252	Loan losses	377
Excess interest repayments	387	Provision for loan losses	15,349
Provision for loan losses	9,717	Provision for guarantee losses	1,045
Provision for guarantee losses	629	Provision for losses on excess interest repayments	2,636
Provision for losses on excess interest repayments	590	Salaries for directors	549
Depreciation and amortization	586	Depreciation and amortization	670
Salaries for directors	391	Salaries for employees	6,776
Salaries for employees	5,774	Stock compensation costs	120
Bonuses for employees	476	Bonuses for employees	559
Provision for bonuses for employees	712	Provision for bonuses for employees	684
Taxes and duties	624	Provision for bonuses for directors	81
Lease and rental expenses	1,948	Taxes and duties	922
Commission fees	1,044	Lease and rental expenses	2,162
		Commission fees	1,798

(Consolidated Statement of Cash Flows)
With respect to cash flows from operating activities, “Increase in real estate for sale in the servicing business, net” and “Increase in real estate for sale and real estate under construction for sale in the real estate business, net,” both of which had been included in “Other” for the year ended March 31, 2006, were presented separately beginning from the year ended March 31, 2007, as these amounts became significant for financial reporting purposes. The amounts of “Increase in real estate for sale in the servicing business, net” and “Increase in real estate for sale and real estate under construction for sale in the real estate business, net” for the year ended March 31, 2006 were ¥5,093 million and ¥8,638 million, respectively.
(April 1, 2007 ~ March 31, 2008)
(Consolidated Balance Sheet)
“Deferred tax assets” and “Deferred tax liabilities,” both of which had been presented as separate items in “Investment and other assets” and “Long-term Liabilities,” respectively, for the year ended March 31, 2007, were included in “Other” in “Investment and other assets” and “Long-term Liabilities,” respectively, beginning from the year ended March 31, 2008, as the amounts became insignificant for financial reporting purposes. The amounts of “Deferred tax assets” and “Deferred tax liabilities” for the year ended March 31, 2008 were ¥49 million and ¥0 million, respectively.
(Consolidated Statement of Operations)
“Loan borrowing costs,” which had been included in “Other” in “Other Expenses” for the year ended March 31, 2007, was presented as a separate item beginning from the year ended March 31, 2008, as the amount became more than 10% of the total of “Other Expenses.” The amount of “Loan borrowing costs” for the year ended March 31, 2007 was ¥23 million.

Annual Financial Report
(Consolidated Statement of Cash Flows)
1.	With respect to cash flows from operating activities, “Decrease in beneficial interest in trusts” and “Purchases of operational investment securities” which had been included in “Other” for the year ended March 31, 2007, were presented as a separate item beginning from the year ended March 31, 2008, as the amount became significant for financial reporting purposes. The amount of “Increase in beneficial interest in trusts” and “Purchases of operational investment securities” for the year ended March 31, 2007 were ¥14,830 million and ¥1,000 million, respectively.

2.	With respect to cash flows from investing activities, “Proceeds from changes in capital contributions,” which had been presented as a separate item for the year ended March 31, 2007, was included in “Other” beginning from the year ended March 31, 2008, as the amount became insignificant for financial reporting purposes. The amount of “Payments for changes in capital contributions” for the year ended March 31, 2008 was ¥1 million.

Annual Financial Report
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets
Note 1.	Assets pledged as collateral for short and long-term borrowings as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Cash and deposits	¥360	¥-
Notes and loans receivable	50,716	40,408
Purchased loans receivable	-	8,229
Real estate for sale in the servicing business	8,778	15,213
Real estate for sale and real estate under construction for sale in the real estate business	2,913	12,750
Buildings and Structures	-	376
Land	-	1,247
Investment securities	-	2,619

Total	¥62,769	¥80,843

Corresponding borrowings secured by the above collateral as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Short-term borrowings	¥31,691	¥11,024
Current portion of long-term borrowings	7,815	32,868
Long-term borrowings	11,724	9,470

Total	¥51,231	¥53,363

Other than the above, notes and loans receivable that will be transferred pursuant to forward contracts, and the corresponding current portion of long-term borrowings as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Notes and loans receivable	¥7,060	¥-
Current portion of long-term borrowings	7,020	-

In addition, the Group entrusted certain loans outstanding to a trust bank. In order to raise funds, the Group sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. However, since the Group reserves an option to repurchase the senior beneficiary interest, the Group does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the corresponding funds are recognized as long-term liability. There is no control over the interest by the Group except through the above option. Entrusted loans outstanding included in “Notes and loans receivable” and the related long-term liability recorded as “Asset-backed securities” as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Notes and loans receivable	¥36,778	¥23,709
Asset-backed securities	26,957	10,185

Note 2.	Unsecured consumer loans included in loans receivable as of March 31, 2007 and 2008 were ¥2,211 million and ¥1,227 million, respectively.

Annual Financial Report
Note 3.	Investments in affiliated companies as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Investment securities	¥3,810	¥18,578
Investment and other assets (capital contributions)	2	-

Note:	Investment securities as of March 31, 2007 presented above include only equity securities.
Note 4.	Commitments and contingencies as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Guarantees for receivables in the credit guarantee business	¥17,398	¥13,095
Guarantees for loans receivable held by affiliated companies	-	3,302
Guarantees for borrowings of affiliated companies	-	3,170

In addition to above, the Group has to indemnify Aprek Co., Ltd. until February 28, 2013, for losses that Aprek incurs due to claims for excess interest repayments raised by customers to whom Aprek lent money on or before March 3, 2008. Although it is difficult to estimate the amount of this liability, the Group estimates the amount of such losses as being ¥1,266 million, which has been included in “Reserve for losses on group businesses” as of March 31, 2008.
Note 5.	Rediscounted notes as of March 31, 2007 and 2008 were ¥121 million and ¥49 million, respectively.

Note 6.	As required by the Non-bank Bond Issuing Law, bankrupt and delinquent loans receivable as of March 31, 2007 and 2008 are classified as follows:

	March 31,
	2007	2008

	(In millions)
Bankrupt loans receivable	¥2,270	¥1,819
Delinquent loans receivable	6,225	14,870
Delinquent loans receivable (three months or more)	-	-
Restructured loans receivable	18,785	17,267

Total	¥27,282	¥33,956

Notes:
1. “Bankrupt loans receivable,” for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

2. “Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Restructured loans receivable.”

3. “Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Delinquent loans receivable.”

4. “Restructured loans receivable” are loans receivable for which the Group reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in “Bankrupt loans receivable,” “Delinquent loans receivable” and “Delinquent loans receivable (three months or more).”

Annual Financial Report
Note 7. (1)	In order to raise funds efficiently, the Group entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The unused balance of these prescribed limit agreements as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit lines	¥16,200	¥5,200
Outstanding borrowings within the limits	(15,150)	(5,200)

Unused balance	¥1,050	¥-

(2)	In providing its core business, integrated financial services, the Group contracts credit line agreements with certain customers, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Total amount of credit line agreements	¥82,774	¥19,499
Loans outstanding under credit line agreements	(29,265)	(18,710)

Total unfunded credit lines	¥53,508	¥788
Of which unfunded credit lines without loans outstanding	46,110	698

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Group.
Under these agreements, the Group also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, the Group examines the agreements regularly in order to take measures for credit preservation.
Note 8.	Notes maturing on March 31, 2007 were settled on the business day for financial institutions.

Since it was a non-business day for financial institutions on March 31, 2007, “Notes receivable” and “Rediscounted notes” as of March 31, 2007 include notes with the settlement date falling on March 31, 2007 in the amount of ¥12 million, respectively.

Note 9.	As of March 31, 2007, “Investment Securities” included securities in the amount of ¥2,123 million loaned under a share lending agreement, and “Other” in “Current Liabilities” included the amount of ¥1,640 million received as collateral, respectively.

Note 10.	Total principal balance of loans receivable transferred under loan participation agreements, which were accounted for as sales in accordance with Accounting Committee Report No. 3, issued by the JICPA on June 1, 1995, was ¥3,000 million as of March 31, 2007.

Annual Financial Report
Consolidated Statements of Operations
Note 1.	The amount of the write-down of “Real estate for sale in the servicing business” and “Real estate for sale and real estate under construction for sale in the real estate business” due to decreased profitability of assets, which was included in “Operating Expenses,” was ¥1,762 million for the year ended March 31, 2008.

Note 2.	Significant components of “Selling, General and Administrative Expenses” for the year ended March 31, 2007 and 2008 are as follows:

Year Ended March 31,
2007		2008
(In millions)
Selling, General and Administrative Expenses:		Selling, General and Administrative Expenses:
Advertising expenses	¥257	Advertising expenses	¥101
Loan losses	377	Loan losses	163
Provision for loan losses	15,349	Provision for loan losses	22,968
Provision for guarantee losses	1,045	Provision for guarantee losses	705
Provision for losses on excess interest repayments	2,636	Provision for losses on excess interest repayments	9,811
Depreciation and amortization	670	Depreciation and amortization	762
Salaries for directors	549	Salaries for directors	633
Salaries for employees	6,656	Salaries for employees	6,233
Stock compensation costs	120	Bonuses for employees	520
Bonuses for employees	559	Provision for bonuses for employees	585
Provision for bonuses for employees	684	Provision for bonuses for directors	15
Provision for bonuses for directors	81	Taxes and duties	894
Taxes and duties	922	Lease and rental expenses	2,051
Lease and rental expenses	2,162	Commission fees	2,191
Commission fees	1,798

Note 3.	Details of losses on sales of fixed assets for the year ended March 31, 2008 are as follows:

Year Ended March 31,
2008
(In millions)
Losses on sales of fixed assets:
Buildings and structures	¥194
Equipment	3
Land	71

Total	¥269

Note 4.	Details of losses on disposal of fixed assets for the years ended March 31, 2007 and 2008 are as follows:

	Year Ended March 31,
	2007	2008

	(In millions)
Losses on disposal of fixed assets:
Buildings and structures	¥49	¥34
Equipment	3	6
Intangible fixed assets	1	1

Total	¥54	¥42

Annual Financial Report
Note 5.	Details of losses on impairment of fixed assets are as follows:

(April 1, 2006 ~ March 31, 2007)

Location	Aprek Co., Ltd.
Use of fixed assets	Operational assets
Type of fixed assets and amount (in millions):	Buildings and structures	¥0
	Equipment	6
	Land	108
	Software	8
	Telephone rights	8
	Leased assets	11

The Group classifies its operational assets into the business units used in management accounting.
Due to continuous operating losses from the abovementioned consolidated subsidiary, the Group reduced the book value of operational assets corresponding to this business unit to the estimated recoverable amount. As a result, impairment losses, which were included in “Special Losses,” amounted to ¥143 million for the year ended March 31, 2007.
The recoverable amount of these assets was measured at net realizable value, using appraised value for real estate, market value for telephone rights, and zero value for other fixed assets.
(April 1, 2007 ~ March 31, 2008)

Location	Matsuyama Branch Office		Tokyo Head Office		Tokyo Head Office
	Kyushu Sales Department
Use of fixed assets	Sales facilities		Idle assets		Assets scheduled to be sold
Type of fixed assets and amount (in millions):	Buildings and structures	¥2	Telephone rights	¥87	Artworks (Equipment)	¥105
	Equipment	1

Location	Bird’s Eye Technological		Aprek Co., Ltd.		NIS Property Co., Ltd.
	Investment Corporation
Use of fixed assets	Sales facilities		Sales facilities		Parking business
Type of fixed assets and amount (in millions):	Buildings and		Buildings and
	structures	¥1	structures	¥5	Equipment	¥41
			Land	6

The Group classifies its operational assets into the business units used in management accounting. Idle assets and assets scheduled to be sold are classified into units on an individual basis.
Due to continuous operating losses from sales facilities, idle state of telephone rights with no plan for future use, decision on sales of artworks, and decision on withdrawal from the parking business, the Group reduced the book value of abovementioned assets to the estimated recoverable amount. As a result, impairment losses, which were included in “Special Losses,” amounted to ¥252 million for the year ended March 31, 2008.
The recoverable amount of sales facilities was measured at use value, which was equivalent to zero value, and the recoverable amount of artworks and telephone rights were measured at net realizable value, using the price estimated by third parties.
In addition, the recoverable amount of assets for the parking business was measured at net realizable value, using the price bid for such assets by a third party.
Note 6.	Provision for losses on group businesses is provided in order to prepare for losses on guarantees of loans receivable and indemnification for losses on excess interest repayments of an affiliated company, which was offset by ¥3,271 million of reversal of allowance for loan losses and reserve for losses on excess interest repayments in the affiliated company for the year ended March 31, 2008.

Annual Financial Report
Consolidated Statements of Changes in Net Assets
(April 1, 2006 ~ March 31, 2007)
Note 1.	Changes in the number of outstanding shares for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	1,406,470
Increase	1,511,416
Decrease	-
As of the end of the fiscal year	2,917,887

The following table shows primary reasons for the above changes:

Year Ended March 31, 2007

(Thousand shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	1,406,470
Conversion of convertible bonds	18,924
Issuance of new shares for third-party allotment	86,021

Note 2.	Changes in the number of shares of treasury stock for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,055
Decrease	11,757
As of the end of the fiscal year	68,348

The following table shows primary reasons for the above changes:

Year Ended March 31, 2007

(Thousand shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	40,051
Purchase of fractional shares	4
Decrease due to:
Exercise of stock acquisition rights	11,757

Note 3.	The changes in issuance of stock acquisition rights for the year ended March 31, 2007 are as follows:

			Number of Shares Attributable to Stock Acquisition Rights
		Type of	As of			As of	Outstanding as of
Company Name	Description	Share	March 31, 2006	Increase	Decrease	March 31, 2007	March 31, 2007

				(Thousand shares)			(In millions)
NIS Group Co., Ltd.	-	-	-	-	-	-	¥-
Consolidated subsidiaries	-	-	-	-	-	-	114

Total			-	-	-	-	¥114

Annual Financial Report
Note 4.	Dividends
Dividends paid during the year ended March 31, 2007 are as follows:

	Year Ended March 31, 2007

Date of approval	Annual Shareholders’ Meeting on June 24, 2006	Board of Directors’ meeting on November 6, 2006
Type of share:	Common stock	Common stock
Total amount of dividends (in millions)	¥1,503	¥455
Dividend per share (in yen)	¥1.10	¥0.16
Dividend record date	March 31, 2006	September 30, 2006
Date of payment	From June 27, 2006	From December 11, 2006

Note:	On April 1, 2006, the Company completed a 2-for-1 stock split.
(April 1, 2007 ~ March 31, 2008)
Note 1.	Changes in the number of outstanding shares for the year ended March 31, 2008 are as follows:

Year Ended March 31, 2008

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	2,917,887
Increase	100,000
Decrease	2,771,992
As of the end of the fiscal year	245,894

The following table shows primary reasons for the above changes:

Year Ended March 31, 2008

(Thousand shares)
Increase due to:
Third-party allotment	100,000
Decrease due to:
1-for-20 reverse stock split completed on August 31, 2007	2,771,992

Note 2.	Changes in the number of shares of treasury stock for the year ended March 31, 2008 are as follows:

Year Ended March 31, 2008

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	68,348
Increase	60,023
Decrease	122,096
As of the end of the fiscal year	6,276

The following table shows primary reasons for the above changes:

Year Ended March 31, 2008

(Thousand shares)
Increase due to:
Purchase of treasury stock upon approval by the Board of Directors	60,000
Purchase of fractional shares	23
Decrease due to:
Exercise of stock acquisition rights	3,270
1-for-20 reverse stock split completed on August 31, 2007	118,825

Annual Financial Report
Note 3.	Changes in issuance of stock acquisition rights for the year ended March 31, 2007 are as follows:

			Number of Shares Attributable to Stock Acquisition Rights
		Type of	As of			As of	Outstanding as of
Company Name	Description	Share	March 31, 2007	Increase	Decrease	March 31, 2008	March 31, 2008

				(Thousand shares)			(In millions)
NIS Group Co., Ltd.	10th	Common Stock	-	8,750,000	-	8,750,000	-
	Equity Warrant
Consolidated subsidiaries	-	-	-	-	-	-	¥102

Total			-	8,750,000	-	8,750,000	¥102

Notes:	1. “Number of Shares Attributable to Stock Acquisition Rights” presented above is the number of exercisable shares of stock acquisition rights.
2. Primary reason of changes in the “Number of Shares Attributable to Stock Acquisition Rights” “NIS Group Co., Ltd. 10th Equity Warrant” increased due to its issuance.
Note 4.	Dividends

None
Consolidated Statements of Cash Flows
Note 1.	Cash and cash equivalents as of March 31, 2007 and 2008 are reconciled to the accounts reported in the consolidated balance sheets as follows:

	March 31,
	2007	2008

	(In millions)
Cash and deposits	¥28,321	¥11,652
Time deposits with maturities of over three months	(335)	-
Restricted cash in banks pledged as collateral	(360)	-

Cash and cash equivalents	¥27,625	¥11,652

Note 2.	Details of assets and liabilities of Aprek Co., Ltd. and Nissin Leasing (China) Co., Ltd. and two other companies as of the date of exclusion from the scope of consolidation due to a decrease in the Group’s voting rights as a result of a third-party allotment and other reasons are as follows:

March 31, 2008

(In millions)
Aprek Co., Ltd.:
Current Assets	¥7,545
Fixed Assets	2,774

Total Assets	10,319

Current Liabilities	6,846
Fixed Liabilities	2,932

Total Liabilities	¥9,779

March 31, 2008

(In millions)
Nissin Leasing (China) Co., Ltd. and two other companies:
Current Assets	¥23,837
Fixed Assets	198

Total Assets	24,035

Current Liabilities	11,827
Fixed Liabilities	-

Total Liabilities	¥11,827

Note 3.	Significant non-cash transactions for the years ended March 31, 2007 is as follows:

Year Ended March 31,
2007

(In millions)
Conversion of convertible bonds:
Increase in common stock	¥397
Increase in additional paid-in capital	376

Decrease in convertible bonds due to conversion	¥773

Annual Financial Report
Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
(Lessee)
1.	Equivalents of acquisition costs, accumulated amortization, accumulated losses on impairment and book value as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Equipment:
Acquisition costs equivalent	¥2,288	¥1,349
Accumulated amortization equivalent	(1,702)	(1,031)
Accumulated losses-on-impairment equivalent	(4)	-

Book value equivalent	581	318
Software:
Acquisition costs equivalent	521	428
Accumulated amortization equivalent	(333)	(250)

Book value equivalent	187	178
Other:
Acquisition costs equivalent	4	-
Accumulated amortization equivalent	(4)	-

Book value equivalent	0	-

Total:
Acquisition costs equivalent	2,814	1,778
Accumulated amortization equivalent	(2,040)	(1,281)
Accumulated losses-on-impairment equivalent	(4)	-

Book value equivalent	¥769	¥496

2.	The amounts of outstanding future minimum lease payments and reserve for losses on impairment of leased assets as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Due within one year	¥427	¥259
Due after one year	363	248

Total	¥791	¥507

	March 31,
	2007	2008

	(In millions)
Reserve for losses on impairment of leased assets	¥4	¥-

3.	Lease payments, decrease in reserve for losses on impairment of leased assets, amortization expense equivalent, interest expense equivalent, and losses on impairment of leased assets for the years ended March 31, 2007 and 2008 are as follows:

	Year Ended March 31,
	2007	2008

	(In millions)
Lease payments	¥628	¥468
Decrease in reserve for losses on impairment of leased assets	-	1
Amortization expense equivalent	602	446
Interest expense equivalent	19	14
Losses on impairment of leased assets	4	-

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Annual Financial Report
(Lessor)
1.	Acquisition costs, accumulated depreciation and amortization, accumulated losses on impairment and book value of leased assets included in “Assets held for leases” as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Machinery:
Acquisition costs	¥462	¥461
Accumulated depreciation	(170)	(218)

Book value	292	243
Equipment:
Acquisition costs	3,977	3,921
Accumulated depreciation	(1,291)	(1,808)

Book value	2,685	2,113
Software:
Acquisition costs	688	740
Accumulated amortization	(211)	(306)

Book value	477	433
Other:
Acquisition costs	62	62
Accumulated amortization	(20)	(32)

Book value	41	29

Total:
Acquisition costs	5,191	5,185
Accumulated depreciation and amortization	(1,694)	(2,365)

Book value	¥3,497	¥2,819

2.	The amounts of outstanding future lease payments to be received as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Due within one year	¥1,049	¥1,107
Due after one year	2,706	1,965

Total	¥3,755	¥3,072

3.	Lease revenue, depreciation and amortization expense, interest income equivalent for the years ended March 31, 2007 and 2008 are as follows:

	Year Ended March 31,
	2007	2008

	(In millions)
Lease revenue	¥1,320	¥1,521
Depreciation and amortization expense	951	1,104
Interest income equivalent	482	473

4.	The method used to calculate interest income equivalent of leased assets is as follows:
Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.

Annual Financial Report
Investment Securities
1.	Trading securities as of and for the years ended March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Trading securities:
Carrying value	¥182	¥57
Losses on valuation, net	(50)	(120)

2.	Marketable securities included in other securities as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007			2008
	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference

	(In millions)
Other securities:
Carrying value exceeding cost:
Equity securities	¥10,283	¥12,505	¥2,221	¥48	¥149	¥100
Other	-	-	-	1,016	1,138	121

Sub-total	10,283	12,505	2,221	1,065	1,287	222

Carrying value not exceeding cost:
Equity securities	6,147	4,433	(1,714)	2,755	2,707	(48)
Other	4	4	(0)	-	-	-

Sub-total	6,152	4,437	(1,714)	2,755	2,707	(48)

Total	¥16,435	¥16,942	¥507	¥3,821	¥3,995	¥174

3.	Other securities sold during the years ended March 31, 2007 and 2008 are as follows:

	March 31,
	2007			2008
	Sales Proceeds	Gains on Sales	Losses on Sales	Sales Proceeds	Gains on Sales	Losses on Sales

	(In millions)
Other securities	¥1,713	¥1,246	¥105	¥8,060	¥217	¥2,757

4.	Non-marketable securities included in other securities as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008
	Carrying Value	Carrying Value

	(In millions)
Other securities:
Non-listed equity securities	¥6,563	¥4,479
Bonds	1,133	2,204
Contributions to investment funds	8,574	4,310
Other	83	83

Total	¥16,355	¥11,077

Annual Financial Report
5.	Investment securities impaired during the years ended March 31, 2007 and 2008 are as follows:

	Year Ended March 31,
	2007	2008
	Impairment Amount	Impairment Amount

	(In millions)
Other securities	¥1,128	¥9,252

Note:
For marketable securities, impairment losses were recognized if the fair market value declined by 50% or more compared with their acquisition costs. In addition, if the fair market value declined by 30% or more but less than 50% compared with their acquisition costs, impairment losses were recognized for certain securities which were expected to be non-recoverable taking into consideration the average fair value for the past one year. For non-marketable securities, if the net assets per share declined by 50% or more compared with acquisition costs per share, impairment losses were recognized following a test for recoverability based on the Group’s rational internal rules.

6.	The redemption schedule of other securities with maturity is as follows:
(April 1, 2006 ~ March 31, 2007)

	Year Ending March 31,
	2008	2009 ~ 2012	2013 ~ 2017	2018 and thereafter

	(In millions)
Bonds (other securities):
Bonds	¥0	¥1,034	¥-	¥-
Commercial paper	99	-	-	-

Total	¥99	¥1,034	¥-	¥-

(April 1, 2007~ March 31, 2008)

	Year Ending March 31,
	2009	2010 ~ 2013	2014 ~ 2018	2019 and thereafter

	(In millions)
Bonds (other securities):
Bonds	¥700	¥1,504	¥-	¥-

Total	¥700	¥1,504	¥-	¥-

Annual Financial Report
Derivative Transactions
1.	Details of derivatives
(1)	Details of transactions
In order to effectively manage and reduce its exposure to fluctuations in interest rates and exchange rates while conducting regular operations, the Group utilizes derivative instruments such as interest rate swap contracts, interest rate currency swap contracts, and currency swap contracts.

(2)	Derivative transactions policies
The Group does not enter into derivative contracts for trading or speculative purposes.

(3)	The purpose of derivative transactions
In order to avoid adverse influences in the Group’s funding costs (interest payments) caused by fluctuations in market interest rates, the Group utilizes interest rate swap contracts to set up a fixed interest on variable rate borrowings.
In addition, in order to avoid adverse influences in the Group’s funding cost in yen caused by fluctuation in market exchange rates, the Group utilizes interest rate currency swap contracts and currency swap contracts to set up a fixed exchange rate on funds procured in foreign currency.

(4)	Details of risks on derivative transactions
1)	Market risks
Market risks are risks caused by changes in the market condition that expose a transaction’s position to gains and losses, and interest rate derivative transactions are exposed to interest rate risks.
However, these risks are inconsequential as the Group only utilizes derivative transactions in the range of its debts and credits.

2)	Credit risks
Credit risks are risks caused by non-performing counterparties that jeopardize the Group’s future benefits from the transactions, had they been closed.
The Group’s counterparties to these transactions are limited to major financial institutions such as banks or securities firms with favorable credit ratings. Therefore, the management of the Group does not anticipate realization of any credit risk from its derivative transactions. In addition, there is no credit risk concentration as the Group diversifies its counter-parties.
(5)	Risk management of derivative transactions
Derivative transactions are executed and managed by the Group’s principal department in accordance with the Group’s internal rules approved by the Board of Directors.
In addition, the Group’s internal rules on derivative transactions consist of criteria and policies with respect to derivative transactions to be implemented, appropriate risk management stipulated by its Regulation of Derivative Operations, and management and supervision of derivative transactions stipulated by its Regulation of Derivative Transactions.
Furthermore, the principal departments of the Company and its consolidated subsidiaries report monthly at Board of Directors meetings about the positions of the transactions for the purpose of risk management, so that in the case of any large scale fluctuation in a market that could cause the Group to suffer significant losses, a management system to execute prompt action is readily available.
Significant transactions made by consolidated subsidiaries are given notice in advance to the Company’s management.
2.	Market value of derivative transactions
Contract amount, market value and unrealized gains and losses of derivative transactions

	Year ended March 31, 2007				Year Ended March 31, 2008
	Contract	Due after		Unrealized	Contract	Due after		Unrealized
	amount	one year	Market value	losses	amount	one year	Market value	losses

	(In millions)
Currency swaps:
Received in U.S. Dollars / Paid in Japanese Yen	¥-	¥-	¥-	¥-	¥2,512	¥-	¥(74)	¥(74)

Total	¥-	¥-	¥-	¥-	¥2,512	¥-	¥(74)	¥(74)

Notes:	1. Calculation method of the market value
Market value was calculated based on the amount presented by financial institutions with which the Group entered into the abovementioned currency swap contracts.
2. Derivative transactions which were accounted for by hedge accounting were excluded.

Annual Financial Report
Retirement Benefits
(April 1, 2006 ~ March 31, 2007)
1.	Overview of retirement benefit plans
Although a defined benefit plan had been adopted in certain consolidated subsidiaries, the Group terminated its retirement benefit plan at the end of May 2006 and executed lump-sum distribution of retirement benefits on termination of plans in June 2006.
2.	The component of funded status of the defined benefit plan as of March 31, 2007 is as follows:

March 31,
2007

(In millions)
Retirement benefits obligation	¥-

3.	The components of retirement benefit expenses for the year ended March 31, 2007 are as follows:

Year Ended March 31,
2007

(In millions)
Service cost	¥4
Interest cost	0
Amortization of unrecognized actuarial difference	0

Retirement benefit expenses	¥5

4.	Assumptions used in accounting for the retirement benefit obligation for the year ended March 31, 2007 are as follows:

Discount rate:	2.0%
Attribution of retirement benefit obligation:	The straight-line method over the estimated years of service of the eligible employees
Amortization period of actuarial difference:	10 years

(April 1, 2007 ~ March 31, 2008)
The Group does not adopt any retirement benefit plans.
However, the Company and certain consolidated subsidiaries paid ¥1,917 million of special retirement bonuses to employees applied for the voluntary retirement program as a part of the management reform program, and included this amount in “Expenses for management reform program” in “Special Losses” for the year ended March 31, 2008.

Annual Financial Report
Issuance of Stock Acquisition Rights
(April 1, 2006 ~ March 31, 2007)
1.	Amount and items of accounts related to stock acquisition rights for the year ended March 31, 2007 are as follows:

Year Ended March 31,
2007

(In millions)
Stock compensation costs (“Selling, General and Administrative Expenses”)	¥120
Reversal of stock acquisition rights (“Special Gains”)	5

2.	Details, size, and changes in stock acquisition rights for the year ended March 31, 2007 are as follows:
(1)	Details of stock acquisition rights

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2004
Number of grantees	10 directors, 4 statutory auditors, 1,027 employees and 4 corporate advisors of the Company;
14 directors, 3 statutory auditors and 86 employees of affiliated companies; and
1 director of business counterparty
Date of issuance	July 15, 2004
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	63,936,000 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee, etc. of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors, at the time of the vesting of such stock acquisition rights.
Service period	From July 15, 2004 to July 31, 2004
Exercise period	From August 1, 2004 to July 31, 2007

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2004
Number of grantees	9 employees of the Company
Date of issuance	January 20, 2005
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	768,000 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee, etc. of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors, at the time of the vesting of such stock acquisition rights.
Service period	From January 20, 2005 to January 31, 2005
Exercise period	From February 1, 2005 to January 31, 2008

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2004
Number of grantees	83 employees and 1 corporate advisor of the Company; and 4 directors and 32 employees of affiliated companies
Date of issuance	April 21, 2005
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	7,142,400 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee, etc. of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors, at the time of the vesting of such stock acquisition rights.
Service period	From April 21, 2005 to April 30, 2005
Exercise period	From May 1, 2005 to April 30, 2008

Annual Financial Report

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2005
Number of grantees	9 directors, 4 statutory auditors, 154 employees and 8 corporate advisors of the Company;
19 directors, 5 statutory auditors, 42 employees and 9 corporate advisors of affiliated companies; and
1 director of business counterparty
Date of issuance	July 15, 2005
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	14,400,000 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors at the time of the vesting of such stock acquisition rights.
Service period	From July 15, 2005 to July 31, 2005
Exercise period	From August 1, 2005 to July 31, 2008

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2005
Number of grantees	8 employees and 2 corporate advisors of the Company; and
1 director, 12 employees and 5 corporate advisors of affiliated companies
Date of issuance	March 23, 2006
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	1,920,000 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors at the time of the vesting of such stock acquisition rights.
Service period	From March 23, 2006 to March 31, 2006
Exercise period	From April 1, 2006 to March 31, 2009

Company	Nissin Servicer Co., Ltd.
Date of approval	September 9, 2002
Number of grantees	4 directors, 3 statutory auditors and 12 employees of Nissin Servicer
Date of issuance	September 26, 2002
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	80,000 shares (Note 2)
Vesting condition	Grantee must be a director, statutory auditor, employee or corporate advisor of Nissin Servicer, at the time of the vesting of such stock acquisition rights.
Service period	From September 26, 2002 to September 30, 2004
Exercise period	From October 1, 2004 to September 30, 2007

Company	Nissin Servicer Co., Ltd.
Date of approval	March 30, 2004
Number of grantees	1 statutory auditor and 20 employees of Nissin Servicer
Date of issuance	March 30, 2004
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	14,960 shares (Note 2)
Vesting condition	Grantee must be a director, statutory auditor, employee or corporate advisor of Nissin Servicer, or a director, statutory auditor or employee of its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period	From March 30, 2004 to March 31, 2006
Exercise period	From April 1, 2006 to March 31, 2009

Annual Financial Report

Company	Nissin Servicer Co., Ltd.
Date of approval	June 21, 2005
Number of grantees	1 director, 33 employees and 6 corporate advisors of Nissin Servicer; and
1 director and 2 employees of affiliated companies of Nissin Servicer
Date of issuance	August 9, 2005
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	2,620 shares (Note 2)
Vesting condition	Grantee must be a director, statutory auditor, employee or corporate advisor of Nissin Servicer, or a director, statutory auditor or employee of its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period	From August 9, 2005 to June 30, 2007
Exercise period	From July 1, 2007 to June 30, 2010

Company	Nissin Servicer Co., Ltd.
Date of approval	August 7, 2006
Number of grantees	4 directors and 2 executive officers of Nissin Servicer
Date of issuance	August 23, 2006
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	1,400 shares (Note 2)
Vesting condition	Grantee must be a director, executive officer, statutory auditor, corporate advisor or employee of Nissin Servicer or its subsidiaries, at the time of the vesting of such stock acquisition rights.
Service period	From August 23, 2006 to August 31, 2006
Exercise period	From September 1, 2006 to August 6, 2011

Company	Nissin Servicer Co., Ltd.
Date of approval	August 7, 2006
Number of grantees	80 employees and 6 corporate advisors of Nissin Servicer; and
1 director and 5 employees of affiliated companies of Nissin Servicer
Date of issuance	August 23, 2006
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	4,530 shares (Note 2)
Vesting condition	Grantee must be a director, executive officer, statutory auditor, corporate advisor or employee of Nissin Servicer or its subsidiaries, at the time of the vesting of such stock acquisition rights.
Service period	From August 23, 2006 to August 31, 2006
Exercise period	From September 1, 2006 to August 6, 2011

Company	Aprek Co., Ltd.
Date of approval	January 26, 2006
Number of grantees	4 directors, 1 statutory auditor and 102 employees of Aprek
Date of issuance	April 28, 2006
Type of shares	Common stock of Aprek
Number of shares issuable upon exercise of stock acquisition rights	175,000 shares
Vesting condition	Not applicable
Service period	Not applicable
Exercise period	From May 1, 2006 to April 30, 2009

Annual Financial Report

Company	NIS Securities Co., Ltd.
Date of approval	August 25, 2005
Number of grantees	4 directors, 3 statutory auditors and 15 employees of NIS Securities
Date of issuance	August 31, 2005
Type of shares	Common stock of NIS Securities
Number of shares issuable upon exercise of stock acquisition rights	329 shares
Vesting condition	Grantee must be a director, statutory auditor, executive officer or employee of NIS Securities or its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period	From August 31, 2005 to August 31, 2007
Exercise period	From September 1, 2007 to August 31, 2010

Company	NIS Securities Co., Ltd.
Date of approval	February 27, 2007
Number of grantees	2 directors and 31 employees of NIS Securities
Date of issuance	March 1, 2007
Type of shares	Common stock of NIS Securities
Number of shares issuable upon exercise of stock acquisition rights	464 shares
Vesting condition	Grantee must be a director, statutory auditor, executive officer or employee of NIS Securities or its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period	From March 1, 2007 to February 28, 2009
Exercise period	From March 1, 2009 to February 28, 2014

Company	NIS Lease Co., Ltd.
Date of approval	March 7, 2005
Number of grantees	7 directors, 1 statutory auditor and 41 employees of NIS Lease
Date of issuance	March 31, 2005
Type of shares	Common stock of NIS Lease
Number of shares issuable upon exercise of stock acquisition rights	1,010 shares
Vesting condition	Grantee must be a director, statutory auditor or employee of NIS Lease at the time of the vesting of such stock acquisition rights.
Service period	From March 31, 2005 to March 31, 2007
Exercise period	From April 1, 2007 to March 31, 2010

Company	Woodnote Corporation
Date of approval	November 18, 2005
Number of grantees	1 director and 2 statutory auditors of Woodnote; and
2 business counterparties, etc.
Date of issuance	December 1, 2005
Type of shares	Common stock of Woodnote
Number of shares issuable upon exercise of stock acquisition rights	3,100 shares
Vesting condition	Grantee must be a director, statutory auditor or employee of Woodnote or its subsidiaries, or a business counterparty, etc. approved by the Board of Directors of Woodnote, at the time of the vesting of such stock acquisition rights.
Service period	From December 1, 2005 to March 31, 2006
Exercise period	From April 1, 2006 to March 31, 2009

Notes:
1. These figures have been retroactively adjusted to reflect a 2-for-1 stock split on November 19, 2004, a 1.2-for-1 stock split on May 20, 2005, a 2-for-1 stock split on November 18, 2005 and a 2-for-1 stock split on April 1, 2006, respectively.

2. These figures have been retroactively adjusted to reflect a 2-for-1 stock split on June 1, 2004, a 5-for-1 stock split on December 20, 2004, a 2-for-1 stock split on May 20, 2005, a 2-for-1 stock split on November 21, 2005 and a 2-for-1 stock split on April 1, 2006, respectively.

Annual Financial Report
(2)	Size and changes in stock acquisition rights
1)	Number of stock acquisition rights

Company	NIS Group	NIS Group	NIS Group	NIS Group	NIS Group
Date of approval	June 22, 2004	June 22, 2004	June 22, 2004	June 22, 2005	June 22, 2005

	(Shares)
Shares before vested:
Non-vested as of March 31, 2006	-	-	-	-	-
Granted	-	-	-	-	-
Forfeited, including expiration	-	-	-	-	-
Vested	-	-	-	-	-

Non-vested as of March 31, 2007	-	-	-	-	-

Shares after vested:
Outstanding as of March 31, 2006	28,790,400	460,800	3,740,160	9,460,000	1,920,000
Vested	-	-	-	-	-
Exercised	(5,521,920)	-	(103,680)	(844,000)	-
Forfeited, including expiration	(875,520)	-	(172,800)	(360,000)	(340,000)

Exercisable as of March 31, 2007	22,392,960	460,800	3,463,680	8,256,000	1,580,000

Company	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer
Date of approval	September 9, 2002	March 30, 2004	June 21, 2005	August 7, 2006	August 7, 2006

	(Shares)
Shares before vested:
Non-vested as of March 31, 2006	-	-	2,420	-	-
Granted	-	-	-	1,400	4,530
Forfeited, including expiration	-	-	-	-	-
Vested	-	-	(80)	(1,400)	(4,530)

Non-vested as of March 31, 2007	-	-	2,340	-	-

Shares after vested:
Outstanding as of March 31, 2006	1,600	13,600	-	-	-
Vested	-	-	-	1,400	4,530
Exercised	-	(11,520)	-	-	-
Forfeited, including expiration	-	(80)	-	-	(280)

Exercisable as of March 31, 2007	1,600	2,000	-	1,400	4,250

Company	Aprek	NIS Securities	NIS Securities	NIS Lease	Woodnote
Date of approval	January 26, 2006	August 25, 2005	February 27, 2007	March 7, 2005	November 18, 2005

	(Shares)
Shares before vested:
Non-vested as of March 31, 2006	-	329	-	1,010	-
Granted	175,000	-	464	-	-
Forfeited, including expiration	-	(94)	-	(20)	-
Vested	(175,000)	-	-	(990)	-

Non-vested as of March 31, 2007	-	235	464	-	-

Shares after vested:
Outstanding as of March 31, 2006	-	-	-	-	3,100
Vested	175,000	-	-	990	-
Exercised	-	-	-	-	-
Forfeited, including expiration	(9,000)	-	-	-	(600)

Exercisable as of March 31, 2007	166,000	-	-	990	2,500

Note:	The number of stock acquisition rights above is stated based on the number of shares for each stock acquisition right.

Annual Financial Report
2)	Share price information

Company	NIS Group	NIS Group	NIS Group	NIS Group	NIS Group
Date of approval	June 22, 2004	June 22, 2004	June 22, 2004	June 22, 2005	June 22, 2005

	(In yen)
Exercise price	¥53	¥55	¥67	¥58	¥131
Weighted-average exercise price	83	-	88	83	-
Fair value at date of issuance	-	-	-	-	-

Company	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer
Date of approval	September 9, 2002	March 30, 2004	June 21, 2005	August 7, 2006	August 7, 2006

	(In yen)
Exercise price	¥625	¥6,250	¥51,549	¥67,362	¥58,380
Weighted-average exercise price	-	66,760	-	-	-
Fair value at date of issuance	-	-	-	18,737	20,729

Company	Aprek	NIS Securities	NIS Securities	NIS Lease	Woodnote
Date of approval	January 26, 2006	August 25, 2005	February 27, 2007	March 7, 2005	November 18, 2005

	(In yen)
Exercise price	¥740	¥424,000	¥445,768	¥50,000	¥50,000
Weighted-average exercise price	-	-	-	-	-
Fair value at date of issuance	-	-	-	-	-

3.	Option-pricing model and assumptions to estimate the fair value, and method to estimate the number of vested rights for the year ended March 31, 2007 are as follows:

(Nissin Servicer Co., Ltd.)
(1)	Option-pricing model
Black-Scholes Model
(2)	Basic variables and estimation
1)	Share price volatility: 74.3% Calculated based on the actual stock price in the period between September 16, 2004 and August 23, 2006.

2)	Expected lives: two years and six months Calculated using 50% of exercise period since there are not enough data for reasonable estimation.

3)	Dividend yield: 1.0% Calculated based on the actual dividends for the year ended March 31, 2006 and the average stock price for the past one year.

4)	Risk-free interest rate: 0.806% Yield of government bond, corresponding to the expected lives above.
(3)	Method for estimating the number of vested rights
No estimation is made for the stock acquisition rights to be forfeited in future because of the short service period.
(NIS Securities Co., Ltd.)
As for the stock acquisition rights granted on February 27, 2007, since NIS Securities Co., Ltd. is a non-listed company, their fair value on the grant date is estimated using the intrinsic values as follows:
1)	Estimation method and price per share Price per share estimated using net assets: ¥445,768
2)	Exercise price of stock acquisition rights per share: ¥445,768
As a result of the calculation, the estimated price is equal to the exercise price and, accordingly, the intrinsic value per share is zero and the fair value of stock acquisition right is also zero.
In addition, the total amount of the intrinsic value of stock acquisition right at year-end is zero.

Annual Financial Report
(April 1, 2007 ~ March 31, 2008)
1.	Amount incurred as profits due to forfeiture as a result of unexercised stock acquisition rights for the year ended March 31, 2008 is as follows:

Year Ended March 31,
2008

(In millions)
Reversal of stock acquisition rights (“Special Gains”)	¥12

2.	Details, size, and changes in stock acquisition rights for the year ended March 31, 2008 are as follows:
(1)	Details of stock acquisition rights

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2004
Number of grantees	10 directors, 4 statutory auditors, 1,027 employees and 4 corporate advisors of the Company;
14 directors, 3 statutory auditors and 86 employees of affiliated companies; and
1 director of business counterparty
Date of issuance	July 15, 2004
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	3,196,800 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee, etc. of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors, at the time of the vesting of such stock acquisition rights.
Service period	From July 15, 2004 to July 31, 2004
Exercise period	From August 1, 2004 to July 31, 2007

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2004
Number of grantees	9 employees of the Company
Date of issuance	January 20, 2005
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	38,400 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee, etc. of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors, at the time of the vesting of such stock acquisition rights.
Service period	From January 20, 2005 to January 31, 2005
Exercise period	From February 1, 2005 to January 31, 2008

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2004
Number of grantees	83 employees and 1 corporate advisor of the Company; and 4 directors and 32 employees of affiliated companies
Date of issuance	April 21, 2005
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	357,120 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee, etc. of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors, at the time of the vesting of such stock acquisition rights.
Service period	From April 21, 2005 to April 30, 2005
Exercise period	From May 1, 2005 to April 30, 2008

Annual Financial Report

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2005
Number of grantees	9 directors, 4 statutory auditors, 154 employees and 8 corporate advisors of the Company; 19 directors, 5 statutory auditors, 42 employees and 9 corporate advisors of affiliated companies; and
1 director of business counterparty
Date of issuance	July 15, 2005
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	720,000 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors at the time of the vesting of such stock acquisition rights.
Service period	From July 15, 2005 to July 31, 2005
Exercise period	From August 1, 2005 to July 31, 2008

Company	NIS Group Co., Ltd.
Date of approval	June 22, 2005
Number of grantees	8 employees and 2 corporate advisors of the Company; and
1 director, 12 employees and 5 corporate advisors of affiliated companies
Date of issuance	March 23, 2006
Type of shares	Common stock
Number of shares issuable upon exercise of stock acquisition rights	96,000 shares (Note 1)
Vesting condition	Grantee must be a director, statutory auditor, corporate advisor, person with a short-term contract or employee of the Group, or a director, statutory auditor or employee of business counterparty of the Company approved by the Board of Directors at the time of the vesting of such stock acquisition rights.
Service period	From March 23, 2006 to March 31, 2006
Exercise period	From April 1, 2006 to March 31, 2009

Company	Nissin Servicer Co., Ltd.
Date of approval	September 9, 2002
Number of grantees	4 directors, 3 statutory auditors and 12 employees of Nissin Servicer
Date of issuance	September 26, 2002
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	80,000 shares (Note 2)
Vesting condition	Grantee must be a director, statutory auditor, employee or corporate advisor of Nissin Servicer, at the time of the vesting of such stock acquisition rights.
Service period	From September 26, 2002 to September 30, 2004
Exercise period	From October 1, 2004 to September 30, 2007

Company	Nissin Servicer Co., Ltd.
Date of approval	March 30, 2004
Number of grantees	1 statutory auditor and 20 employees of Nissin Servicer
Date of issuance	March 30, 2004
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	14,960 shares (Note 2)
Vesting condition	Grantee must be a director, statutory auditor, employee or corporate advisor of Nissin Servicer, or a director, statutory auditor or employee of its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period	From March 30, 2004 to March 31, 2006
Exercise period	From April 1, 2006 to March 31, 2009

Annual Financial Report

Company	Nissin Servicer Co., Ltd.
Date of approval	June 21, 2005
Number of grantees	1 director, 33 employees and 6 corporate advisors of Nissin Servicer; and 1 director and 2 employees of affiliated companies of Nissin Servicer
Date of issuance	August 9, 2005
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	2,620 shares (Note 2)
Vesting condition	Grantee must be a director, statutory auditor, employee or corporate advisor of Nissin Servicer, or a director, statutory auditor or employee of its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period	From August 9, 2005 to June 30, 2007
Exercise period	From July 1, 2007 to June 30, 2010

Company	Nissin Servicer Co., Ltd.
Date of approval	August 7, 2006
Number of grantees	4 directors and 2 executive officers of Nissin Servicer
Date of issuance	August 23, 2006
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	1,400 shares (Note 2)
Vesting condition	Grantee must be a director, executive officer, statutory auditor, corporate advisor or employee of Nissin Servicer or its subsidiaries, at the time of the vesting of such stock acquisition rights.
Service period	From August 23, 2006 to August 31, 2006
Exercise period	From September 1, 2006 to August 6, 2011

Company	Nissin Servicer Co., Ltd.
Date of approval	August 7, 2006
Number of grantees	80 employees and 6 corporate advisors of Nissin Servicer; and
1 director and 5 employees of affiliated companies of Nissin Servicer
Date of issuance	August 23, 2006
Type of shares	Common stock of Nissin Servicer
Number of shares issuable upon exercise of stock acquisition rights	4,530 shares (Note 2)
Vesting condition	Grantee must be a director, executive officer, statutory auditor, corporate advisor or employee of Nissin Servicer or its subsidiaries, at the time of the vesting of such stock acquisition rights.
Service period	From August 23, 2006 to August 31, 2006
Exercise period	From September 1, 2006 to August 6, 2011

Company	NIS Securities Co., Ltd.
Date of approval	August 25, 2005
Number of grantees	4 directors, 3 statutory auditors and 15 employees of NIS Securities
Date of issuance	August 31, 2005
Type of shares	Common stock of NIS Securities
Number of shares issuable upon exercise of stock acquisition rights	329 shares
Vesting condition	Grantee must be a director, statutory auditor, executive officer or employee of NIS Securities or its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period	From August 31, 2005 to August 31, 2007
Exercise period	From September 1, 2007 to August 31, 2010

Company	NIS Securities Co., Ltd.
Date of approval	February 27, 2007
Number of grantees	2 directors and 31 employees of NIS Securities
Date of issuance	March 1, 2007
Type of shares	Common stock of NIS Securities
Number of shares issuable upon exercise of stock acquisition rights	464 shares
Vesting condition	Grantee must be a director, statutory auditor, executive officer or employee of NIS Securities or its affiliated companies, at the time of the vesting of such stock acquisition rights.
Service period	From March 1, 2007 to February 28, 2009
Exercise period	From March 1, 2009 to February 28, 2014

Annual Financial Report

Company	NIS Lease Co., Ltd.
Date of approval	March 7, 2005
Number of grantees	7 directors, 1 statutory auditor and 41 employees of NIS Lease
Date of issuance	March 31, 2005
Type of shares	Common stock of NIS Lease
Number of shares issuable upon exercise of stock acquisition rights	1,010 shares
Vesting condition	Grantee must be a director, statutory auditor or employee of NIS Lease at the time of the vesting of such stock acquisition rights.
Service period	From March 31, 2005 to March 31, 2007
Exercise period	From April 1, 2007 to March 31, 2010

Company	Woodnote Corporation
Date of approval	November 18, 2005
Number of grantees	1 director and 2 statutory auditors of Woodnote; and 2 business counterparties, etc.
Date of issuance	December 1, 2005
Type of shares	Common stock of Woodnote
Number of shares issuable upon exercise of stock acquisition rights	3,100 shares
Vesting condition	Grantee must be a director, statutory auditor or employee of Woodnote or its subsidiaries, or a business counterparty, etc. approved by the Board of Directors of Woodnote, at the time of the vesting of such stock acquisition rights.
Service period	From December 1, 2005 to March 31, 2006
Exercise period	From April 1, 2006 to March 31, 2009

Notes:
1. These figures have been retroactively adjusted to reflect a 2-for-1 stock split on November 19, 2004, a 1.2-for-1 stock split on May 20, 2005, a 2-for-1 stock split on November 18, 2005, a 2-for-1 stock split on April 1, 2006, and a 1-for-20 reverse stock split on August 31, 2007, respectively.

2. These figures have been retroactively adjusted to reflect a 2-for-1 stock split on June 1, 2004, a 5-for-1 stock split on December 20, 2004, a 2-for-1 stock split on May 20, 2005, a 2-for-1 stock split on November 21, 2005 and a 2-for-1 stock split on April 1, 2006, respectively.

3. Aprek Co., Ltd. was omitted since it was excluded from the scope of consolidation during the year ended March 31, 2008.

Annual Financial Report
(2)	Size and changes in stock acquisition rights

1)	Number of stock acquisition rights

Company	NIS Group	NIS Group	NIS Group	NIS Group	NIS Group
Date of approval	June 22, 2004	June 22, 2004	June 22, 2004	June 22, 2005	June 22, 2005

	(Shares)
Shares before vested:
Non-vested as of March 31, 2007	-	-	-	-	-
Granted	-	-	-	-	-
Forfeited, including expiration	-	-	-	-	-
Vested	-	-	-	-	-

Non-vested as of March 31, 2008	-	-	-	-	-

Shares after vested:
Outstanding as of March 31, 2007	1,119,648	23,040	173,184	412,800	79,000
Vested	-	-	-	-	-
Exercised	(163,536)	-	-	-	-
Forfeited, including expiration	(956,112)	(23,040)	(55,872)	(152,800)	(18,000)

Exercisable as of March 31, 2008	-	-	117,312	260,000	61,000

Company	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer
Date of approval	September 9, 2002	March 30, 2004	June 21, 2005	August 7, 2006	August 7, 2006

	(Shares)
Shares before vested:
Non-vested as of March 31, 2007	-	-	2,340	-	-
Granted	-	-	-	-	-
Forfeited, including expiration	-	-	(40)	-	-
Vested	-	-	(2,300)	-	-

Non-vested as of March 31, 2008	-	-	-	-	-

Shares after vested:
Outstanding as of March 31, 2007	1,600	2,000	-	1,400	4,250
Vested	-	-	2,300	-	-
Exercised	(1,600)	(1,440)	-	-	-
Forfeited, including expiration	-	-	(120)	-	(580)

Exercisable as of March 31, 2008	-	560	2,180	1,400	3,670

Company	NIS Securities	NIS Securities	NIS Lease	Woodnote
Date of approval	August 25, 2005	February 27, 2007	March 7, 2005	November 18, 2005

	(Shares)
Shares before vested:
Non-vested as of March 31, 2007	235	464	-	-
Granted	-	-	-	-
Forfeited, including expiration	(8)	(168)	-	-
Vested	(227)	-	-	-

Non-vested as of March 31, 2008	-	296	-	-

Shares after vested:
Outstanding as of March 31, 2007	-	-	990	2,500
Vested	227	-	-	-
Exercised	-	-	-	-
Forfeited, including expiration	(13)	-	(255)	-

Exercisable as of March 31, 2008	214	-	735	2,500

Notes:	1. The number of stock acquisition rights above is stated based on the number of shares for each stock acquisition right.
2. Aprek Co., Ltd. was omitted since it was excluded from the scope of consolidation during the year ended March 31, 2008.

Annual Financial Report
2)	Share price information

Company	NIS Group	NIS Group	NIS Group	NIS Group	NIS Group
Date of approval	June 22, 2004	June 22, 2004	June 22, 2004	June 22, 2005	June 22, 2005

	(In yen)
Exercise price	¥1,060	¥1,100	¥1,340	¥1,160	¥2,620
Weighted-average exercise price	1,024	-	-	-	-
Fair value at date of issuance	-	-	-	-	-

Company	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer	Nissin Servicer
Date of approval	September 9, 2002	March 30, 2004	June 21, 2005	August 7, 2006	August 7, 2006

	(In yen)
Exercise price	¥ 625	¥ 6,250	¥51,549	¥67,362	¥58,380
Weighted-average exercise price	32,164	26,085	-	-	-
Fair value at date of issuance	-	-	-	18,737	20,729

Company	NIS Securities	NIS Securities	NIS Lease	Woodnote
Date of approval	August 25, 2005	February 27, 2007	March 7, 2005	November 18, 2005

	(In yen)
Exercise price	¥424,000	¥445,768	¥50,000	¥50,000
Weighted-average exercise price	-	-	-	-
Fair value at date of issuance	-	-	-	-

Note:	Aprek Co., Ltd. was omitted since it was excluded from the scope of consolidation during the year ended March 31, 2008.
3.	Option-pricing model and assumptions to estimate the fair value, and method to estimate the number of vested rights for the year ended March 31, 2008 are as follows:

Not applicable

4.	Total amounts of intrinsic value of stock acquisition rights calculated using per-share intrinsic value are as follows:

(NIS Securities Co., Ltd.)
(1)	Total amount of intrinsic value as of March 31, 2008

¥ -

(2)	Total amount of intrinsic value, as of exercise date, of stock acquisition rights exercised during the year ended March 31, 2008

Not applicable

Annual Financial Report
Deferred Income Taxes
1.	Significant components of deferred tax assets and liabilities as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Deferred tax assets:
Loan losses	¥37	¥304
Allowance for loan losses	2,907	9,188
Reserve for guarantee losses	441	337
Accrued business tax	471	314
Accrued retirement benefits for directors	153	131
Accrued bonuses for employees	278	237
Reserve for losses on excess interest repayments	2,005	4,360
Impairment of fixed assets	325	80
Impairment of investment securities	-	1,393
Losses carried forward	-	5,162
Losses carried forward of subsidiaries	274	-
Interest receivable	-	238
Reserve for losses on group businesses	-	2,369
Allowance for investment losses	-	364
Write-down of inventories	-	789
Other	605	1,008
Valuation allowance	(1,488)	(23,930)

Total deferred tax assets	6,011	2,352
Deferred tax liabilities:
Business tax refundable	-	(31)
Unrealized gains on investment securities	(254)	-
Other	-	(19)

Total deferred tax liabilities	(254)	(50)

Net deferred tax assets	¥5,756	¥2,302

2.	Significant components of differences between the statutory tax rate and the effective tax rate for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007

Statutory tax rate	40.5%
Adjustments:
Non deductible expenses for tax purposes	3.4
Per capita residence tax levy	2.1
Increase in valuation allowance	44.8
Gains on change in equity interests, net	(3.2)
Difference in the statutory tax rate of subsidiaries	2.8
Other	1.2

Effective income tax rate	91.6%

The reconciliation of differences for the year ended March 31, 2008 is omitted because of losses before income taxes and minority interest.

Annual Financial Report
Business Combinations
  (April 1, 2006~March 31, 2007)
     None
  (April 1, 2007~March 31, 2008)
     Transactions under Common Control by the Group
1.	Names of the companies concerned and descriptions of their businesses, legal form of the business combination, name of the company after the business combination, and summary and the purpose of the transaction are as follows:

(1)	Names of the companies concerned and descriptions of their businesses

1)	Surviving Company
	Name:	NIS Real Estate Co., Ltd.
	Business Description:	Agent for company housing management

2)	Dissolved Company
	Name:	Nissin Insurance Co., Ltd.
	Business Description:	Agent for life or non-life insurance companies
(2)	Legal form of the business combination

Transactions under Common Control by the Group
(3)	Name of the company after the business combination

NIS Real Estate Co., Ltd.
(4)	Summary and the purpose of the transaction

NIS Real Estate Co., Ltd. absorbed Nissin Insurance Co., Ltd. through a merger effective on July 1, 2007, in order to further improve management efficiency of the Group.
2.	Summary of Accounting Treatments

There is no effect on the consolidated financial statements since both companies were wholly-owned subsidiaries of the Company.

Annual Financial Report
Segment Information
The segment information for the years ended March 31, 2007 and 2008 is as follows:
1.	Business Segment Information

(April 1, 2006 ~ March 31, 2007)

Business segment information for the year ended March 31, 2007 is as follows:

	Year Ended March 31, 2007
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated

	(In millions)
I. Operating revenues and operating income (losses):
Operating revenues:
(1) Operating revenues from third parties	¥46,144	¥31,754	¥10,008	¥245	¥88,152	¥-	¥88,152
(2) Operating revenues from inter-segment sales or transfers	195	72	30	62	360	(360)	-

Total operating revenues	46,340	31,827	10,038	307	88,513	(360)	88,152
Operating expenses	45,590	25,641	6,957	712	78,901	(1,184)	77,717

Operating income (losses)	¥749	¥6,185	¥3,081	¥(404)	¥9,611	¥823	¥10,435

II. Assets, depreciation and amortization, losses on impairment and capital expenditures:
Assets	¥342,497	¥62,470	¥34,084	¥3,565	¥442,618	¥(38,737)	¥403,880
Depreciation and amortization	1,929	7	6	9	1,954	-	1,954
Losses on impairment	131	-	-	-	131	-	131
Capital expenditures	3,631	15	1,619	3	5,269	-	5,269

Notes:	1. Classification of business segments
Business segments are classified by taking into consideration similarities in the type and nature of businesses and operating transactions.
2. Main descriptions of each business segment

(1) Integrated Financial Services:	Provider of loan products to individuals, including consumers, SMEs and their owners
Provider of leases, etc.
Provider of guarantee services
Securities business
(2) Servicing Business:	Management, collection, acquisition, and investment in specific money claims
(3) Real Estate Business:	Real estate transaction
Real estate development
Asset management
(4) Other Businesses:	SME support services
Agent for life or non-life insurance companies, etc.

3. As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – 3) Accrued bonuses for directors,” the Group adopted “Accounting Standard for Directors’ Bonuses” beginning from the year ended March 31, 2007.

As a result of this change, compared with the results under the previous treatment, “Operating expenses” increased by ¥53 million, ¥19 million and ¥8 million, and “Operating income” decreased by the same amount, in “Integrated Financial Services,” “Servicing Business” and “Real Estate Business,” respectively.

4. As discussed in “CHANGES IN SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS,” the Group adopted “Guidance on Accounting Standard for Share-based Payments” beginning from the year ended March 31, 2007.

As a result of this change, compared with the results under the previous treatment, “Operating expenses” increased by ¥120 million and “Operating income” decreased by the same amount, respectively, in “Servicing Business.”

Annual Financial Report

5. Changes in business segment

“Real Estate Business,” which was previously included in “Other Businesses,” is disclosed as a separate segment for financial reporting purposes, beginning from the year ended March 31, 2007, due to an increase in its significance.
Segment information for the year ended March 31, 2006, when presented in accordance with the classification for the year ended March 31, 2007 is as follows:

	Year Ended March 31, 2006
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated

	(In millions)
I. Operating revenues and operating income (losses):
Operating revenues:
(1) Operating revenues from third parties	¥40,127	¥17,644	¥2,976	¥243	¥60,991	¥-	¥60,991
(2) Operating revenues from inter-segment sales or transfers	155	97	62	163	478	(478)	-

Total operating revenues	40,282	17,741	3,038	406	61,470	(478)	60,991
Operating expenses	33,113	12,746	2,848	468	49,177	(970)	48,207

Operating income (losses)	¥7,169	¥4,994	¥189	¥(61)	¥12,292	¥491	¥12,784

II. Assets, depreciation and amortization, losses on impairment and capital expenditures:
Assets	¥312,967	¥40,903	¥15,358	¥243	¥369,471	¥(18,610)	¥350,861
Depreciation and amortization	1,405	6	2	2	1,417	-	1,417
Capital expenditures	3,310	12	13	38	3,373	-	3,373

6. All operating expenses are apportionable.

(April 1, 2007 ~ March 31, 2008)

Business segment information for the year ended March 31, 2008 is as follows:

	Year Ended March 31, 2008
	Integrated
	Financial	Servicing	Real Estate	Other
	Services	Business	Business	Businesses	Total	Eliminations	Consolidated

	(In millions)
I. Operating revenues and operating income (losses):
Operating revenues:
(1) Operating revenues from third parties	¥37,215	¥18,860	¥24,994	¥1,956	¥83,027	¥-	¥83,027
(2) Operating revenues from inter-segment sales or transfers	1,242	8,993	0	52	10,288	(10,288)	-

Total operating revenues	38,458	27,853	24,995	2,009	93,316	(10,288)	83,027
Operating expenses	60,303	22,983	21,591	2,260	107,138	(8,683)	98,454

Operating (losses) income	¥(21,845)	¥4,870	¥3,403	¥(250)	(13,822)	(1,605)	(15,427)

II. Assets, depreciation and amortization, losses on impairment and capital expenditures:
Assets	¥223,905	¥55,917	¥30,547	¥391	¥310,762	¥(37,778)	¥272,983
Depreciation and amortization	2,171	8	64	10	2,255	-	2,255
Losses on impairment	208	-	41	1	252	-	252
Capital expenditures	2,429	9	139	6	2,584	-	2,584

Annual Financial Report

Notes:	1. Classification of business segments
Business segments are classified by taking into consideration similarities in the type and nature of businesses and operating transactions.
2. Main descriptions of each business segment
	(1) Integrated Financial Services:	Provider of loan products to individuals, including consumers, SMEs and their owners
Provider of leases, etc.
Provider of guarantee services
Securities business
	(2) Servicing Business:	Management, collection, acquisition, and investment in specific money claims
	(3) Real Estate Business:	Real estate transaction
Real estate development
Asset management
	(4) Other Businesses:	SME support services
Agent for life or non-life insurance companies, etc.

3.  As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (1) Valuation Standards and Methods for Computation of Assets – 3) Inventories,” the Group adopted ASB Statement No. 9 “Accounting Standards for Measurement of Inventories” issued by the ASBJ on July 5, 2006, beginning from the year ended March 31, 2008.

     As a result of this change, compared with the results under the previous treatment, “Operating expenses” increased by ¥947 million, and “Operating income” and “Assets” decreased by the same amount, respectively, in “Servicing Business,” while “Operating expenses” increased by ¥814 million, and “Operating income” and “Assets” decreased by the same amount, respectively, in “Real Estate Business.”

4.  As discussed in “CHANGES IN SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS,” with respect to bond issuance costs, the entire amount had been previously treated as “Other Expenses” as incurred. However, the Group changed its treatment to amortize such costs using the straight-line method over the redemption period beginning from the year ended March 31, 2008. In addition, the Group recorded the amortized amount as financial costs in “Operating expenses” in order to ensure consistency with the treatment of interest expenses on bonds.

     As a result of this change, compared with the results under the previous treatment, “Operating expenses” and “Operating losses” increased by ¥73 million, respectively, in “Integrated Financial Services.”

5. All operating expenses are apportionable.
2.	Geographical Segment Information
Geographical segment information is omitted for the years ended March 31, 2007 and 2008, as domestic operating revenues accounted for more than 90% of the total operating revenues and the total assets, respectively, for all segments during the corresponding years.
3.	Overseas Operating Revenues
Overseas operating revenues information is omitted for the years ended March 31, 2007 and 2008, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding years.

Annual Financial Report
Related Party Transactions
(April 1, 2006 ~ March 31, 2007)
1.	Directors and principal individual shareholders

Attribution	Entities of which majority interests are owned by directors and their close relatives, including subsidiaries of such entities
Entity name	Shuho, Ltd.	Nissin Building Co., Ltd.
Address	Shinjuku-ku, Tokyo	Matsuyama, Ehime
Capital or investment in capital (in millions)	¥100	¥30
Description of business	Real estate rental and agency	Real estate rental and agency
Entity’s interest in the Company	11.5% directly owned	11.8% directly owned
Description of relationship:
Shared director	2 directors	2 directors
Business relationship	Office leases	Office and parking space leases
Transaction and amount (in millions)	Office leases: ¥1 (Note 2)	Office and parking space leases: ¥1 (Note 2)
Account and balance at year-end (in millions)	-	Current liabilities (other): ¥0

Notes:	1. Consumption taxes are excluded from the amounts presented above.
2. Business terms and related decision-making policies

Contract terms related to office and parking space leases are set in reference to those in lease agreements with unrelated parties and contain prices that are equivalent to those for such lease agreements.

2.	Subsidiaries and other

Attribution	An affiliate
Entity name	Shinsei Business Finance Co., Ltd.
Address	Chuo-ku, Tokyo
Capital or investment in capital (in millions)	¥1,484
Description of business	Provider of financial services to SMEs
The Company’s interest in entity	12.5% directly owned
Description of relationship:
Shared director	2 directors
(1)Business relationship	Referral of customers
Transaction and amount (in millions)	Commission payments: ¥0 (Note 2)
Account and balance at year-end (in millions)	-
(2)Business relationship	Guarantees for loans to customers
Transaction and amount (in millions)	Guarantee fees received: ¥36 (Note 2)
Account and balance at year-end (in millions)	-

Attribution	An affiliate
Entity name	Chuo Mitsui Finance Service Co., Ltd.
Address	Chuo-ku, Tokyo
Capital or investment in capital (in millions)	¥750
Description of business	Provider of financial services to SMEs
The Company’s interest in entity	15.0% directly owned
Description of relationship:
Shared director	2 directors
(1)Business relationship	Referral of customers
Transaction and amount (in millions)	Commission payments: ¥11 (Note 2)
Account and balance at year-end (in millions)	-
(2)Business relationship	Guarantees for loans to customers
Transaction and amount (in millions)	Guarantee fees received: ¥88 (Note 2)
Account and balance at year-end (in millions)	-
(3)Business relationship	Guarantees for borrowings from banks
Transaction and amount (in millions)	Guarantee fees received: ¥41 (Note 2)
Account and balance at year-end (in millions)	-

Annual Financial Report

Notes:	1. Consumption taxes are excluded from the amounts presented above.
2. Business terms and related decision-making policies
(1)	Contract terms related to commission payments are set in reference to those in referral agreements with unrelated parties and contain prices that are equivalent to those for such referral agreements.

(2)	Contract terms related to loan guarantee commissions are set in reference to those available to unrelated parties and are decided upon agreements of both companies. Despite Shinsei Business Finance Co., Ltd. and Chuo Mitsui Finance Service Co., Ltd. becoming unrelated parties during the year ended March 31, 2007, because the transactions between the Group and these companies are continuous in nature, the transactions during the period when these companies had been related are included above.
(April 1, 2007 ~ March 31, 2008)
1.	Parent company and principal corporate shareholders

Attribution	Principal shareholders (entities)
Entity name	TPG Izumi, L.P.	TPG Izumi AIV 6, L.P.	TPG Izumi AIV 1, L.P.
Address	Cayman Islands, British West Indies	United States of America	United States of America
Capital or investment in capital (in millions)	¥-
Description of business	Investment Business
Entities’ interest in the Company	41.7% directly owned (Note 3)
Description of relationship:
Shared director	6 directors (Note 2)
Business relationship	None
Transaction and amount (in millions)	Payment of advisory fee (Note 4): ¥22
Account and balance at year-end (in millions)	Current liabilities (other): ¥22

Notes:	1. Consumption taxes are excluded from the amounts presented above.
2. These directors concurrently serve as directors of TPG which manages investment vehicles, TPG Izumi, L.P., TPG Izumi AIV 6, L.P., and TPG Izumi AIV 1, L.P.

3.  TPG Izumi, L.P., TPG Izumi AIV 6, L.P., and TPG Izumi AIV 1, L.P. are investment vehicles of TPG, and percentages of voting rights of the Company held by these entities are 30.8%, 8.5% and 2.4%, respectively.

4. Business terms and related decision-making policies
Advisory fee is paid based on the advisory contract agreed between the Company and TPG which manages investment vehicles, TPG Izumi, L.P., TPG Izumi AIV 6, L.P., and TPG Izumi AIV 1, L.P.
2.	Directors and principal individual shareholders

Attribution	Directors and their close relatives
Name	Hideo Sakioka	Mikihiro Moriyama
Address	-	-
Capital or investment in capital (in millions)	-	-
Occupation	Special Advisor of the Company and	Doctor
director of companies
Person’s interest in the Company	1.7% directly owned	0.0% directly owned
Relationship with related person	Father of a director of the Company	Brother-in-law of a director of the Company
Transaction and amount (in millions)	Sale of land and building of Matsuyama Head office (Note 2): ¥369	Sale of land of Matsuyama Head office (Note 2): ¥20
Account and balance at year-end (in millions)	Current liabilities (other): ¥2	Current liabilities (other): ¥0

Notes:	1. Consumption taxes are excluded from the amounts presented above.
2. Business terms and related decision-making policies
The sale price of land and building of Matsuyama Head Office was determined based on the appraisal value provided by a real-estate appraiser.

Annual Financial Report
3.	Subsidiaries and other

Attribution	An affiliate
Entity name	Aprek Co., Ltd.
Address	Kita-kyushu City, Fukuoka
Capital or investment in capital (in millions)	¥1,126
Description of business	Provider of financial services for SMEs.
The Company’s interest in the entity	38.9% directly owned
Relation ship with related entity	Lending of operating funds and guarantees for borrowings
(1) Transaction and amount (in millions)	Lending of operating funds (Note 1): ¥-
Account and balance at year-end (in millions)	Current assets (Other): ¥3,600
(2) Transaction and amount (in millions)	Guarantees for loans receivable (Notes 2 and 4): ¥7,886
Account and balance at year-end (in millions)	-
(3) Transaction and amount (in millions)	Guarantee fees received and indemnification fees received (Notes 3 and 4): ¥-
Account and balance at year-end (in millions)	Investment and other assets (Other): ¥2,648
(4) Transaction and amount (in millions)	Guarantees for borrowings (Note 5): ¥3,170
Account and balance at year-end (in millions)	-

Notes:
1.  Contract terms related to lending of funds to affiliated companies is decided by taking into consideration the market interest rate and borrowing interest rate of the Company, and other business terms are decided upon agreement by both companies. In addition, the Company does not secure any collateral.

2.  Guarantees for loans to customers. The amount presented above is the outstanding balance of loans receivables that the Company guaranteed as of March 31, 2008. In addition, the Company has to indemnify Aprek Co., Ltd. until February 28, 2013, for losses that Aprek Co., Ltd. incurs due to claims for excess interest repayments raised by customers to whom Aprek Co., Ltd. lent money on or before March 3, 2008. Although it is difficult to estimate the amount of this liability, the Company estimates the amount of such losses, which has been included in “Reserve for losses on group businesses” as of March 31, 2008.

3. The Company receives guarantee fees and indemnification fees based on the agreement between both companies.

4.  The Company recorded ¥5,850 million of “Reserve for losses on group businesses” for guarantee of loans receivable and indemnification for claims for excess interest repayments of Aprek Co., Ltd. The Company also recorded ¥6,234 million of “Provision for losses on group businesses” for the year ended March 31, 2008, which was offset by ¥3,271 million of guarantee fees received and indemnification fees received in the statements of operations.

5.  Guarantees for borrowings from banks. The guarantee fee rate is 0.2%, and the amount presented above is the outstanding balance of borrowings from banks that the Company guaranteed as of March 31, 2008.

6. Consumption taxes are excluded from the amounts of transactions presented above. Balances at year-end include consumption taxes.

7.  Transactions between Aprek Co., Ltd. and the Company were offset in the consolidated financial statements, since Aprek, a former consolidated subsidiary, was excluded from the scope of consolidation on March 31, 2008 as deemed disposal date of equity interest.

Annual Financial Report
Per Share Data

	Year Ended March 31,
	2007	2008

	(In yen)
Consolidated:
Net assets per share	¥29.01	¥228.89
Net income (losses) per share:
Basic	0.00	(289.06)
Diluted	0.00	-

Notes:	1. Figure for diluted net income per share for the year ended March 31, 2008 was not presented because of net losses per share.
2. The basis for the calculation of the amounts presented above is as follows:
(1)   Net assets per share

	March 31,
	2007	2008

	(In millions)
Total net assets on the consolidated balance sheets	¥86,747	¥58,763
Net assets attributable to common stock	82,664	54,847
Differences between net assets and net assets attributable to common stock:
Stock acquisition rights	114	102
Minority interest	3,968	3,814

	March 31,
	2007	2008

	(Thousand shares)
Number of issued shares	2,917,887	245,894
Number of shares of treasury stock	68,348	6,276
Number of shares for the calculation of net assets per share	2,849,538	239,617

(2)   Basic and diluted net income (losses) per share

	Year Ended March 31,
	2007	2008

	(In millions)
Net income (losses) on the consolidated statements of operations	¥8	¥(45,116)
Net income (losses) attributable to common stock	8	(45,116)
Amounts not attributable to common shareholders	-	-
Adjustments to net income for the calculation of diluted net income per share:
Losses on change in equity interest due to exercise of stock acquisition rights of subsidiaries	(6)	-

	Year Ended March 31,
	2007	2008

	(Thousand shares)
Weighted-average number of outstanding shares	2,818,487	156,077
Shares with dilutive effect:
Stock acquisition rights	11,451	-

Total number of shares with dilutive effect	11,451	-

Annual Financial Report
In addition, shares without dilutive effect which were not reflected in the calculation of diluted net income per share for the years ended March 31, 2007 and 2008 are as follows:
(April 1, 2006 ~ March 31, 2007)

Year Ended March 31,
2007

Type	Stock acquisition rights
Special resolution date	June 22, 2005
Number of stock acquisition rights	3,950 units

The details of shares mentioned above are stated in “ITEM 4. OVERVIEW OF THE COMPANY – (2) Information on Stock Acquisition Rights and Convertible Bonds.”
(April 1, 2007 ~ March 31, 2008)

Year Ended March 31,
2008

Type	Stock acquisition rights	Stock acquisition rights	Stock acquisition rights	Stock acquisition rights
Special resolution date	June 22, 2004	June 22, 2005	June 22, 2005	February 18, 2008
Number of stock acquisition rights	2,444 units	13,000 units	3,050 units	87,500 units

The details of shares mentioned above are stated in “ITEM 4. OVERVIEW OF THE COMPANY – 1. INFORMATION ON CAPITAL STOCK – (2) Information on Stock Acquisition Rights and Convertible Bonds.”
3.	Stock split and reverse stock split
(April 1, 2006 ~ March 31, 2007)
On April 1, 2006 the Company completed a 2-for-1 stock split. If the stock split were deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the year ended March 31, 2006 would have been as follows:

Year Ended March 31, 2006

(In yen)
Net assets per share	¥29.18
Net income per share:
Basic	3.46
Diluted	3.25

(April 1, 2007 ~ March 31, 2008)
On August 31, 2007, the Company completed a 1-for-20 reverse stock split. If the reverse stock split were deemed to have occurred on April 1, 2006, the retroactively adjusted per share data for the year ended March 31, 2007 would have been as follows:

Year Ended March 31, 2007

(In yen)
Net assets per share	¥580.20
Net income per share:
Basic	0.06
Diluted	0.01

Annual Financial Report
Significant Subsequent Events
   (April 1, 2006 ~ March 31, 2007)
1.	On May 29, 2007, the Board of Directors approved an issuance of “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds,” which were issued on June 20, 2007 as follows:

(1) Total amount of issue	US$200 million
(2) Issue price	100% of par value
(3) Stock payment date	June 20, 2007
(4) Maturity	June 20, 2012
(5) Interest rate	8.06% per annum
(6) Use of proceeds	General corporate purposes and refinancing

2.	On June 23, 2007, the Annual Shareholders’ Meeting approved a reverse stock split as follows:

(1) Reverse stock split method	1-for-20 reverse stock split, and the number of outstanding shares of the Company’s common stock is to be reduced from 2,917,887,012 shares to 145,894,350 shares.
(2) Reverse stock split schedule:
1) Last date for submission of share certificate	August 31, 2007
Share certificates submission period	From July 31, 2007 to August 31, 2007
2) Effective date	August 31, 2007

If the reverse stock split were deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the years ended March 31, 2006 and 2007 would have been as follows:

	Year Ended March 31,
	2006	2007

	(In yen)
Net assets per share	¥583.48	¥580.20
Net income per share:
Basic	69.14	0.06
Diluted	64.99	0.01

3.	On June 23, 2007, the Board of Directors approved repurchases of shares of the Company’s common stock pursuant to the Corporate Law as follows:

(1) Reason for Repurchases	The Company decided to repurchase shares of its common stock in order to improve its capital efficiency and to expeditiously implement its capital policies in the future.
(2) Outline of Repurchases:
1) Class of shares to be repurchased	Common stock
2) Total number of shares to be repurchased	Up to 60,000,000 shares
3) Aggregate amount of repurchases	Up to 3 billion yen
4) Period for repurchases	1 year from June 25, 2007
5) Acquisition method	Ordinary market transactions on the Tokyo Stock Exchange

Annual Financial Report
(April 1, 2007 ~ March 31, 2008)
On May 23, 2008, the Board of Directors approved a merger to absorb NIS Property Co., Ltd., a consolidated subsidiary, effective on July 1, 2008, and the Company entered into the merger agreement on the same day.
1.	Name of the companies concerned and descriptions of their businesses, legal form of the business combination, name of the company after the business combination, and summary and the purpose of the transaction are as follows:
(1)	Name of the companies concerned and descriptions of their businesses

1)	Surviving Company
	Name:	NIS Group Co., Ltd.
	Business Description:	Provider of SME loans, consumer loans and credit guarantee services

2)	Dissolved Company
	Name:	NIS Property Co., Ltd.
	Business Description:	Real estate transaction, real estate development and asset management
(2)	Legal form of the business combination

An absorption merger with the Company as the surviving company and NIS property as the dissolved company.

(3)	Name of the company after the business combination

NIS Group Co., Ltd.

(4)	Summary and the purpose of the transaction

The Group focuses on the real estate-related businesses primarily through NIS property, which engages in the principal investment business investing in Japanese real estate market. The aim of this merger is the further increase of operational efficiency through group reorganization.
2.	Summary of Accounting Treatments

A transaction under a common control by the Group in accordance with “Accounting Standard for Business Combination” issued by the Business Accounting Council on October 31, 2003 and ASB Guidance No. 10 “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” issued by the ASBJ as last amended on November 15, 2007.

Annual Financial Report
5)	Consolidated Supplementary Statements
1)	Details of Bonds and Convertible Bonds

			Balance
			March 31,
Company	Descriptions	Issued	2007	2008	Rate	Collateral	Maturity

			(In millions)		(Per annum)
NIS Group Co., Ltd.	6th unsecured straight bonds	February 25, 2005	¥7,500	¥-	1.18%	None	February 25, 2008

NIS Group Co., Ltd.	7th unsecured straight bonds	June 20, 2005	7,500	7,500 (7,500)	1.17	None	June 20, 2008

NIS Group Co., Ltd.	8th unsecured straight bonds	September 16, 2005	10,000	9,800 (9,800)	1.08	None	September 16, 2008

NIS Group Co., Ltd.	9th unsecured straight bonds	February 28, 2007	5,000	5,000	2.73	None	February 26, 2010

NIS Group Co., Ltd.	10th unsecured straight bonds	March 23, 2007	10,000	9,700 (9,700)	2.29	None	March 23, 2009

NIS Group Co., Ltd.	U.S. dollar-denominated unsecured straight bonds (Note 3)	June 20, 2007	-	24,480 [U.S.$200,000 thousand]	3.96	None	June 20, 2012

NIS Group Co., Ltd.	4th unsecured private placement bonds	September 27, 2004	500	-	0.67	None	September 27, 2007

NIS Group Co., Ltd.	5th unsecured private placement bonds	March 28, 2006	700	400 (400)	1.45	None	March 27, 2009 (Note 4)

Nissin Servicer Co., Ltd.	1st unsecured private placement bonds	September 19, 2003	90	30 (30)	1.55	None	September 19, 2008

Nissin Servicer Co., Ltd.	2nd unsecured private placement bonds	September 21, 2006	450	350 (100)	1.21	None	September 18, 2009

Nissin Servicer Co., Ltd.	3rd unsecured private placement bonds	July 27, 2007	-	500	1.69	None	July 30, 2010

Total	-	-	¥41,740	¥57,760 (27,530)	-%	-	-

Notes:	1. The amounts in parentheses represent the amounts scheduled to be redeemed within one year.
	2. The redemption schedule of bonds for five-year period subsequent to March 31, 2008 is summarized as follows:

		March 31, 2008
		Amount

		(In millions)
	Redemption Date:
	Year Ending March 31, 2009	¥27,530
	Year Ending March 31, 2010	5,250
	Year Ending March 31, 2011	500
	Year Ending March 31, 2012	-
	Year Ending March 31, 2013	24,480

	3. Figure in brackets above represents the balance in U.S. dollars as the U.S. dollar-denominated unsecured straight bonds were issued in a foreign market.
	4. ¥150 million and ¥250 million are scheduled to be redeemed on September 27, 2008 and March 27, 2009, respectively.

Annual Financial Report
2) Details of Borrowings

	March 31,
	2007	2008	Average Interest Rate	Maturity

	(In millions)
Short-term borrowings	¥55,396	¥24,944	3.40%	-
Current portion of long-term borrowings	83,192	63,168	2.37	-
Current portion of lease obligation	-	-	-	-
Long-term borrowings (excluding current portion)	59,628	28,426	3.09	From April 15, 2009
				to October 22, 2012
Lease obligation (excluding current portion)	-	-	-	-
Other interest-bearing debt:
Commercial paper (current portion)	27,100	-	-	-
Asset-backed securities	26,957	10,185	2.76	-

Total	¥252,274	¥126,724	-%	-

Notes:	1. The average interest rate represents the weighted-average interest rate as of March 31, 2008.
2. The amount of repayment schedule of asset-backed securities for five-year period subsequent to March 31, 2008 is not presented since the amount of repayment schedule is indefinite.
In addition, the scheduled final repayment date under the trust agreement is March 15, 2014.
3. The repayment schedule of long-term borrowings, excluding current portion, for five-year period subsequent to March 31, 2008 is summarized as follows:

March 31, 2008
Amount

(In millions)
Repayment Date:
Year Ending March 31, 2010	¥23,696
Year Ending March 31, 2011	4,444
Year Ending March 31, 2012	210
Year Ending March 31, 2013	75

(2)	Other

None

Annual Financial Report
2.		NON-CONSOLIDATED FINANCIAL STATEMENTS

(1)		Non-consolidated Financial Statements

	1)	Non-consolidated Balance Sheets

	March 31,
	2007		2008
		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets

	(In millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥12,465		¥6,986
Notes receivable (Notes 6 and 10)	165		51
Loans receivable (Notes 2, 3, 7, 8 and 11)	194,824		123,785
Compensation of loans receivable	1,040		1,934
Operational investment securities (Note 1)	1,099		11,300
Beneficial interest in trust	14,830		-
Interest receivable	1,055		606
Prepaid expenses	349		232
Deferred tax assets	1,341		-
Accrued income	582		352
Loans to affiliated companies	17,900		14,150
Other	1,494		3,118
Allowance for loan losses	(10,168)		(14,869)

Total Current Assets	236,982	72.3%	147,648	66.2%

(Continued)

Annual Financial Report

	March 31,
	2007		2008
		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets

	(In millions except percentages)
(Continued)
Fixed Assets:
Tangible fixed assets:
Buildings	1,129		264
Accumulated depreciation	615		103

	514		160

Structures	37		-
Accumulated depreciation	32		-

	5		-

Equipment	516		358
Accumulated depreciation	241		180

	275		178

Land	355		-

Total tangible fixed assets	1,150	0.4	339	0.2

Intangible fixed assets:
Software	1,564		1,226
Software development in progress	78		109
Telephone rights	130		43

Total intangible fixed assets	1,774	0.5	1,379	0.6

Investments and other assets:
Investment securities (Notes 2 and 9)	24,353		8,879
Investment in affiliated companies	9,734		7,278
Other investment in affiliated companies	1,199		19,981
Capital contributions	2,004		4
Capital contribution to affiliated companies	6,878		-
Loans to affiliated companies	37,833		24,206
Loans to employees	253		173
Bankrupt and delinquent loans receivable (Notes 4 and 7)	7,624		16,509
Long-term prepaid expenses	60		45
Deferred tax assets	3,499		-
Security deposit	-		5,331
Long-term deposit	492		-
Long-term accrued income (Note 1)	-		2,648
Other	1,000		1,045
Allowance for loan losses	(6,949)		(12,085)
Allowance for investment losses	-		(900)

Total investments and other assets	87,984	26.8	73,120	32.8

Total Fixed Assets	90,909	27.7	74,839	33.6

Deferred Assets:
Deferred bond issuance costs	-		367

Total Deferred Assets	-	-	367	0.2

Total Assets	¥327,891	100.0%	¥222,855	100.0%

Annual Financial Report

	March 31,
	2007		2008
		Percentage of		Percentage of
		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets

	(In millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Notes 2 and 8)	¥47,984		¥16,979
Current portion of long-term borrowings (Notes 2 and 8)	62,984		45,072
Current portion of bonds	8,300		27,400
Commercial paper	27,100		-
Other payable	922		882
Accrued expenses	430		522
Accrued income taxes	715		215
Deposits received (Note 9)	1,808		108
Unearned income	39		18
Accrued bonuses for employees	520		452
Accrued bonuses for directors	53		-
Reserve for guarantee losses	970		749
Reserve for losses on relocation of offices	-		154
Other (Notes 6 and 10)	237		220

Total Current Liabilities	152,064	46.4%	92,775	41.6%

Long-term Liabilities:
Bonds	32,900		29,480
Long-term borrowings (Notes 2 and 8)	32,156		9,110
Asset-backed securities (Note 2)	26,957		10,185
Obligation under receivable buy-back agreement (Note 2)	-		13,208
Accrued retirement benefits for directors	328		324
Reserve for losses on excess interest repayments	4,600		10,766
Reserve for losses on group businesses	-		5,850
Other	65		5

Total Long-term Liabilities	97,007	29.6	78,931	35.4

Total Liabilities	249,071	76.0	171,707	77.0

NET ASSETS:
Shareholders’ Equity:
Common stock	16,289	5.0	26,289	11.8
Additional paid-in capital:
General	18,586		28,586
Other	1,494		1,593

Total additional paid-in capital	20,081	6.1	30,180	13.5
Retained earnings (deficits):
Legal reserve	400		400
Other:
Dividend reserves	1,000		1,000
Special reserve	41,300		41,300
Unappropriated retained earnings (deficits)	1,375		(44,240)

Total retained earnings (deficits)	44,075	13.4	(1,539)	(0.7)
Treasury stock	(1,565)	(0.5)	(3,892)	(1.7)

Total Shareholders’ Equity	78,881	24.0	51,038	22.9

Valuation and Translation Adjustments:
Unrealized (losses) gains on investment securities	(61)		109

Total Valuation and Translation Adjustments	(61)	(0.0)	109	0.1

Total Net Assets	78,820	24.0	51,148	23.0

Total Liabilities and Net Assets	¥327,891	100.0%	¥222,855	100.0%

Annual Financial Report
2)	Non-consolidated Statements of Operations

	Year Ended March 31,
	2007		2008
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥28,372		¥20,049
Other financial income (Note 1)	700		2,720
Other operating income (Note 2)	7,550		5,353

Total Operating Revenues	36,622	100.0%	28,123	100.0%
Operating Expenses:
Financial costs (Note 3)	3,360		4,897
Other operating expenses	635		424

Total Operating Expenses	3,996	10.9	5,321	18.9

Net Operating Revenues	32,626	89.1	22,801	81.1

Selling, General and Administrative Expenses:
Advertising expenses	215		35
Loan losses	363		155
Provision for loan losses	11,978		18,690
Provision for guarantee losses	970		749
Provision for losses on excess interest repayments	2,317		9,369
Salaries for directors	285		302
Salaries for employees	4,716		4,198
Bonuses for employees	398		335
Provision for bonuses for directors	53		-
Provision for bonuses for employees	520		452
Depreciation and amortization	596		653
Taxes and duties	630		488
Lease and rental expenses	1,668		1,477
Commission fees	1,208		762
Other	4,806		5,803

Total Selling, General and Administrative Expenses	30,729	83.9	43,472	154.6

Operating Income (Losses)	1,896	5.2	(20,670)	(73.5)

Other Income (Note 4):
Interest income from loans to affiliated companies	1,376		1,724
Interest income from securities	7		4
Dividends received	64		97
Dividends received from affiliated companies	2,270		2,813
Guarantee fees received from affiliated companies	59		9
Rental revenues from affiliated companies	-		199
Consignment fees received	43		37
Other	32		37

Total Other Income	3,853	10.5	4,924	17.5

Other Expenses:
Stock issuance-related costs	159		123
Bond issuance costs	76		-
Securitization facility costs	471		-
Losses on investment funds	-		357
Rental costs for affiliated companies	-		197
Provision for loan losses	24		-
Other	69		70

Total Other Expenses	802	2.2	749	2.7

Ordinary Income (Losses)	4,947	13.5	(16,495)	(58.7)

(Continued)

Annual Financial Report

	Year Ended March 31,
	2007		2008
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(In millions except percentages)
(Continued)
Special Gains:
Gains on sales of investment securities	1,245		200
Gains on sales of investment in affiliated companies	399		-
Special dividends received from affiliated companies	220		-
Gains on retirement of bonds repurchased	-		75
Other	79		-

Total Special Gains	1,943	5.3	275	1.0

Special Losses:
Losses on sales of fixed assets (Note 5)	-		264
Losses on disposal of fixed assets (Note 6)	38		41
Losses on impairment (Note 7)	-		196
Losses on sales of investment securities	105		2,757
Impairment of investment securities	1,081		7,880
Losses on sales of investment in affiliated companies	3		-
Impairment of investment in affiliated companies	-		3,035
Impairment of other investment in affiliated companies	-		1,565
Provision for losses on investment	-		900
Provision for losses on affiliated companies	-		1,558
Provision for losses on affiliated businesses (Note 8)	-		2,963
Expenses for management reform program	-		1,955
Provision for losses on relocation of offices	-		154
Adjustment to estimated excess interest repayment-related costs	6,919		-

Total Special Losses	8,148	22.2	23,274	82.7

Losses before Income Taxes	(1,257)	(3.4)	(39,495)	(140.4)

Income Taxes:
Current	1,736		20
Prior years	-		1,300
Deferred	(3,059)		4,798

Total Income Taxes	(1,322)	(3.6)	6,119	21.8

Net Income (Losses)	¥64	0.2%	¥(45,615)	(162.2)%

Annual Financial Report
3)	Non-consolidated Statements of Changes in Net Assets

(April 1, 2006 ~ March 31, 2007)

	Shareholders’ Equity
		Additional paid-in capital
				Total additional
	Common stock	General	Other	paid-in capital

	(In millions)
Balance as of March 31, 2006	¥11,848	¥14,253	¥1,266	¥15,519

Changes in items for the year ended March 31, 2007:
Stock issuance	4,440	4,333	-	4,333
Cash dividends (Note)	-	-	-	-
Cash dividends	-	-	-	-
Directors’ bonuses (Note)	-	-	-	-
Funding special reserve (Note)	-	-	-	-
Net income	-	-	-	-
Purchases of treasury stock	-	-	-	-
Sales of treasury stock	-	-	228	228
Net changes in items other than shareholders’ equity	-	-	-	-

Total changes for the year ended March 31, 2007	4,440	4,333	228	4,561

Balance as of March 31, 2007	¥16,289	¥18,586	¥1,494	¥20,081

	Shareholders’ Equity
	Retained Earnings
		Other
				Unappropriated	Total		Total
	Legal	Dividend	Special	retained	retained	Treasury	Shareholders’
	reserve	reserves	reserve	earnings	earnings	stock	Equity

	(In millions)
Balance as of March 31, 2006	¥400	¥1,000	¥37,900	¥6,742	¥46,043	¥(1,833)	¥71,579

Changes in items for the year ended March 31, 2007:
Stock issuance	-	-	-	-	-	-	8,774
Cash dividends (Note)	-	-	-	(1,503)	(1,503)	-	(1,503)
Cash dividends	-	-	-	(455)	(455)	-	(455)
Directors’ bonuses (Note)	-	-	-	(74)	(74)	-	(74)
Funding special reserve (Note)	-	-	3,400	(3,400)	-	-	-
Net income	-	-	-	64	64	-	64
Purchases of treasury stock	-	-	-	-	-	(0)	(0)
Sales of treasury stock	-	-	-	-	-	268	496
Net changes in items other than shareholders’ equity	-	-	-	-	-	-	-

Total changes for the year ended March 31, 2007	-	-	3,400	(5,367)	(1,967)	268	7,302

Balance as of March 31, 2007	¥400	¥1,000	¥41,300	¥1,375	¥44,075	¥(1,565)	¥78,881

Note:	These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June 2006.

Annual Financial Report

	Valuation and Translation Adjustments
	Unrealized gains (losses)	Total Valuation and
	on investment securities	Translation Adjustments	Total Net Assets

	(In millions)
Balance as of March 31, 2006	¥3,173	¥3,173	¥74,752

Changes in items for the year ended March 31, 2007:
Stock issuance	-	-	8,774
Cash dividends (Note)	-	-	(1,503)
Cash dividends	-	-	(455)
Directors’ bonuses (Note)	-	-	(74)
Funding special reserve (Note)	-	-	-
Net income	-	-	64
Purchases of treasury stock	-	-	(0)
Sales of treasury stock	-	-	496
Net changes in items other than shareholders’ equity	(3,235)	(3,235)	(3,235)

Total changes for the year ended March 31, 2007	(3,235)	(3,235)	4,067

Balance as of March 31, 2007	¥(61)	¥(61)	¥78,820

Note:	These are items of appropriation of earnings resolved at the Annual Shareholders’ Meeting held in June 2006.

Annual Financial Report
(April 1, 2007 ~ March 31, 2008)

	Shareholders’ Equity
		Additional paid-in capital
				Total additional
	Common stock	General	Other	paid-in capital

	(In millions)
Balance as of March 31, 2007	¥16,289	¥18,586	¥1,494	¥20,081

Changes in items for the year ended March 31, 2008:
Stock issuance	10,000	10,000	-	10,000
Net losses	-	-	-	-
Purchases of treasury stock	-	-	-	-
Sales of treasury stock	-	-	98	98
Net changes in items other than shareholders’ equity	-	-	-	-

Total changes for the year ended March 31, 2008	10,000	10,000	98	10,098

Balance as of March 31, 2008	¥26,289	¥28,586	¥1,593	¥30,180

	Shareholders’ Equity
	Retained earnings (deficits)
		Other			Total
				Unappropriated	retained		Total
	Legal	Dividend	Special	retained earnings	earnings	Treasury	Shareholders’
	reserve	reserves	reserve	(deficits)	(deficits)	stock	Equity

	(In millions)
Balance as of March 31, 2007	¥400	¥1,000	¥41,300	¥1,375	¥44,075	¥(1,565)	¥78,881

Changes in items for the year ended March 31, 2008:
Stock issuance	-	-	-	-	-	-	20,000
Net losses	-	-	-	(45,615)	(45,615)	-	(45,615)
Purchases of treasury stock	-	-	-	-	-	(2,401)	(2,401)
Sales of treasury stock	-	-	-	-	-	74	173
Net changes in items other than shareholders’ equity	-	-	-	-	-	-	-

Total changes for the year ended March 31, 2008	-	-	-	(45,615)	(45,615)	(2,327)	(27,843)

Balance as of March 31, 2008	¥400	¥1,000	¥41,300	¥(44,240)	¥(1,539)	¥(3,892)	¥51,038

	Valuation and Translation Adjustments
	Unrealized (losses) gains on	Total Valuation and
	investment securities	Translation Adjustments	Total Net Assets

	(In millions)
Balance as of March 31, 2007	¥(61)	¥(61)	¥78,820

Changes in items for the year ended March 31, 2008:
Stock issuance	-	-	20,000
Net losses	-	-	(45,615)
Purchases of treasury stock	-	-	(2,401)
Sales of treasury stock	-	-	173
Net changes in items other than shareholders’ equity	171	171	171

Total changes for the year ended March 31, 2008	171	171	(27,671)

Balance as of March 31, 2008	¥109	¥109	¥51,148

Annual Financial Report
SIGNIFICANT ACCOUNTING POLICIES
1.	Valuation Standards and Methods for Computation of Investment Securities
(1)	Investment in affiliated companies

Cost method, cost being determined by the moving average method

(2)	Other securities

Marketable securities
Market value is determined by the market price at year-end.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported as a separate component of “NET ASSETS.” Cost of securities sold is computed using the moving average method.)

Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Company determines the valuation based on the Company’s interest in asset value.

2.	Derivatives (not applicable for the year ended March 31, 2007)

Market value method

3.	Depreciation and Amortization of Fixed Assets
(1)	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired on or after April 1, 1998, excluding building improvements, is computed using the straight-line method.

(Changes in accounting policy) (not applicable for the year ended March 31, 2007)
Following the amendment of the Japanese Corporation Tax Law, the Company changed the depreciation method for tangible fixed assets acquired on or after April 1, 2007 in accordance with the amended Japanese Corporation Tax Law. The effect on the financial results is not significant.
(Additional information) (not applicable for the year ended March 31, 2007)
Following the amendment of the Japanese Corporation Tax Law, with respect to tangible fixed assets acquired on or before March 31, 2007, the Company now amortizes the difference between the amount equivalent to 5% of the acquisition cost and memorandum price using the straight-line method over five years starting from the fiscal year after the residual value reaches 5% of acquisition cost, due to the adoption of the depreciation method prescribed in the amended Japanese Corporation Tax Law, and the amortized amount is included in depreciation expense. The effect on the financial results is not significant.
(2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over five years, which is the estimated useful life.

(3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

Annual Financial Report
4.	Deferred Assets
(1)	The entire amounts of stock issuance-related costs and bonds issuance costs are treated as expenses for the year ended March 31, 2007.

(Accounting Treatment for Deferred Assets) (not applicable for the year ended March 31, 2008)
Beginning from the year ended March 31, 2007, the Company adopted PITF No. 19 “Accounting Treatments for Deferred Assets” issued by the ASBJ on August 11, 2006.

As a result of this adoption, the Company presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” in “Other Expenses” for the year ended March 31, 2007, instead of as “Stock issuance costs” in “Other Expenses” for the year ended March 31, 2006.

This adoption had no impact on profits and losses for the year ended March 31, 2007.
(2)	Stock issuance-related costs (not applicable for the year ended March 31, 2007)

The amount of stock issuance-related costs is treated as expenses as incurred for the fiscal year.

(3)	Bond issuance costs (not applicable for the year ended March 31, 2007)

The amount of bond issuance costs is amortized using the straight-line method over the redemption period.

(Changes in accounting policy)
With respect to bond issuance costs, the entire amount had been previously treated as “Other Expenses” as incurred. However, beginning from the year ended March 31, 2008, the Company changed its treatment so that such costs are amortized using the straight-line method over the redemption period, in order to present appropriate periodic profits and losses by taking into consideration an expected increase in the size of future fund procurement through bond issuances and the related increase in the significance of bond issuance costs in connection with the issuance of U.S. dollar-denominated unsecured straight bonds during the year ended March 31, 2008. In addition, the Company recorded the amortized amount as financial costs in “Operating Expenses” in order to ensure consistency with the treatment of interest expense on bonds.

As a result of this change, compared with the results under the previous treatment, “Operating Expenses” increased by ¥73 million, and “Net Operating Revenues” decreased by the same amount, and “Operating Losses” increased by the same amount, while “Ordinary Losses” and “Losses before Income Taxes” decreased by ¥367 million, respectively.

Annual Financial Report
5.	Allowance and Reserves for Losses, and Accrued Expenses
(1)	Allowance for loan losses

Allowance for loan losses is maintained at a level that is adequate to provide for the estimated amount of loan losses. It is calculated by applying a percentage derived from past collection experience with respect to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

(2)	Accrued bonuses for employees

Accrued bonuses for employees are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

(3)	Accrued bonuses for directors (not applicable for the year ended March 31, 2008)

Accrued bonuses for directors are provided for the payment of directors’ bonuses based on estimated amounts of future payments attributable to the corresponding year.

(Change in accounting policy)
Regarding directors’ bonuses, the Company heretofore recognized these amounts as a decrease of unappropriated retained earnings through the approval by the Annual Shareholders’ Meeting. However, the Company changed the previous method so that directors’ bonuses would be recognized as expenses as incurred in accordance with ASBJ Statement No.4 “Accounting Standard for Directors’ Bonuses” issued on November 29, 2005.

As a result of this change in accounting policy, the amount of “Provision for bonuses for directors” included in “Selling, General and Administrative Expenses” for the year ended March 31, 2007 increased by ¥53 million compared with the previous method. Consequently, “Operating Income” and “Ordinary Income” decreased by the same amount, and “Losses before Income Taxes” for the year ended March 31, 2007 increased by the same amount, respectively.
(4)	Reserve for guarantee losses

Reserve for guarantee losses is maintained at a level that is adequate to provide for estimated probable guarantee losses as of the end of the corresponding year.

(5)	Reserve for losses on relocation of offices (not applicable for the year ended March 31, 2007)

Reserve for losses on relocation of offices is provided at an amount based on a reasonable estimation for losses on disposal of fixed assets, restoration costs, and other related expenses which are expected to be incurred for scheduled office relocations.

(6)	Reserve for losses on excess interest repayments

Reserve for losses on excess interest repayments is provided, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law, at an amount based on a reasonable estimation taking into account past experience and current condition.

In addition, ¥4,800 million and ¥3,859 million were included in “Allowance for loan losses” as of March 31, 2007 and 2008, respectively, in order to prepare for refund claims from borrowers for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law.

(Additional information) (not applicable for the year ended March 31, 2008)
For the year ended March 31, 2007, in connection with the announcement of “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the Industry Audit Committee Report No. 37 issued by the JICPA on October 13, 2006), the Company reviewed the previous method for estimation of “Reserve for losses on excess interest repayments” and “Allowance for loan losses” taking into account the recent status of excess interest repayment-related costs. As a result, the Company recorded an adjustment to estimated excess interest repayment-related costs of ¥6,919 million as “Special Losses,” representing the difference between the amounts estimated under the previous method and the amount newly estimated as a result of the Company’s review.

Annual Financial Report
The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,460 million for “Provision for losses on excess interest repayments” and ¥3,459 million for “Provision for loan losses.”

In addition, regarding “Reserve for losses on excess interest repayments,” the entire amount is recorded as “Long-term liabilities” since the Company cannot accurately calculate the amount that will be used within one year.
(7)	Accrued retirement benefits for directors

Accrued retirement benefits of the Company’s directors are provided at an amount which would have been required if all directors had terminated their services as of the balance sheet date. These amounts are determined in accordance with the Company’s internal rules.

(8)	Allowance for investment losses (not applicable for the year ended March 31, 2007)

Allowance for investment losses is provided for the estimated losses on investments in affiliated companies, taking into consideration the financial and operational conditions of each affiliated company.

(Additional information)
The Company recorded “Allowance for investment losses” beginning from the year ended March 31, 2008, in order to improve the Company’s balance sheet by reflecting the financial conditions of affiliated companies on a timely basis.

As a result, the Company recorded “Provision for losses on investment” of ¥900 million as “Special Losses” and “Losses before Income Taxes” increased by the same amount for the year ended March 31, 2008.
(9)	Reserve for losses on group businesses (not applicable for the year ended March 31, 2007)

Reserve for losses on group businesses is provided at an amount based on a reasonable estimation in order to prepare for losses on guarantees of loans receivable and indemnification for losses on excess interest repayments of affiliated companies.
6.	Basis for Revenue Recognition

Interest income from notes and loans receivable
Interest income from notes and loans receivable is recognized on an accrual basis.

In addition, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.
7.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

Annual Financial Report
8.	Hedging Activities (not applicable for the year ended March 31, 2007)
(1)	Accounting for hedging activities

Special treatment is adopted.

(2)	Hedge instruments and hedge items
1)	Hedge instruments Interest rate currency swaps

2)	Hedge items Foreign currency-denominated bonds
(3)	Hedging policy

The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in exchange rates on borrowings.

(4)	Evaluation of hedge effectiveness

Evaluation of hedge effectiveness is omitted due to adoption of the special treatment.
9.	Other Significant Items Relating to the Preparation of Non-consolidated Financial Statements

Accounting treatment of consumption taxes
Consumption taxes are excluded from transaction amounts.

In addition, consumption taxes not subject to the exclusion are treated as expense for the corresponding year.

Annual Financial Report
CHANGES IN ACCOUNTING TREATMENTS
(April 1, 2006 ~ March 31, 2007)
(Presentation of Net Assets in the Non-consolidated Balance Sheet)
Beginning from the year ended March 31, 2007, the Company adopted ASB Statement No. 5 “Accounting Standards for Presentation of Net Assets in the Balance Sheet” and ASB Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in the Balance Sheet,” both of which were issued on December 9, 2005.

This adoption had no impact on profits and losses for the year ended March 31, 2007.

The total amount of “SHAREHOLDERS’ EQUITY” in the previous presentation method is ¥78,820 million.

Following revisions to the FS Regulations, issued by the Ministry of Finance (MOF Ordinance No.59, 1963), the Company prepared its financial statements as of and for the year ended March 31, 2007 based on the revised FS Regulations.
(April 1, 2007 ~ March 31, 2008)
(Changes in Classification of Rental Revenues from Affiliated Companies and Rental Costs for Affiliated Companies)
With respect to rental revenues from affiliated companies and rental costs for affiliated companies, these amounts had been previously included in rental revenues from real estate and rental costs for real estate, respectively, and classified as “Other operating income” in “Operating Revenues” and “Other operating expenses” in “Operating Expenses,” respectively. However, beginning from the year ended March 31, 2008, the Company changed its accounting treatment so that “Rental revenues from affiliated companies” and “Rental cost for affiliated companies” were classified as “Other Income” and “Other Expenses,” respectively.

Following the review of the real estate rental business, this change was made in order to present multiple-step statement of operations more appropriately by separating these amounts from operating transactions in the real estate rental business, taking into consideration an increase in the proportion of rental revenues from affiliated companies and rental costs for affiliated companies represented by rental revenues from real estate and rental costs for real estate, reflecting an increase in the number of affiliated companies.

As a result of this change, compared with the results under the previous treatment, “Operating Revenues,” “Operating Expenses” and “Net Operating Revenues” decreased by ¥199 million, ¥197 million and ¥2 million, respectively, and “Operating Losses,” “Other Income” and “Other Expenses” increased by ¥2 million, ¥199 million and ¥197 million, respectively, for the year ended March 31, 2008. However, this change had no effect on “Ordinary Losses” and “Losses before Income Taxes” for the year ended March 31, 2008.

Annual Financial Report
CHANGES IN PRESENTATION
(April 1, 2006 ~ March 31, 2007)
(Non-consolidated Statement of Operations)
The non-consolidated statements of operations were previously presented in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, the Company has determined that such presentation no longer properly reflects the Company’s operating results, as the Company has been diversifying its business and the proportion of interest income from consumer loans to total operating revenues has decreased.

As a result, the Company has changed the presentation of its non-consolidated statements of operations to conform to the standard format of non-consolidated statements of operations in order to reflect its current business operations.

The presentation based on the previous standard is as follows:

	Year Ended March 31,
	2006		2007
		Percentage of		Percentage of
		Total Operating		Total Operating
	Amount	Revenues	Amount	Revenues

	(In millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥28,472		¥28,372
Other financial income (Note 1)	5		700
Other operating income (Note 2)	5,674		7,550

Total operating revenues	34,152	100.0%	36,622	100.0%
Operating Expenses:
Financial costs (Note 3)	2,382		3,360
Other operating expenses:
Costs of real estate leases and other	485		635
Advertising expenses	612		215
Loan losses	234		363
Provision for loan losses	8,304		11,978
Provision for guarantee losses	609		970
Provision for losses on excess interest repayments	540		2,317
Salaries for directors	221		285
Salaries for employees	4,587		4,716
Bonuses for employees	360		398
Provision for bonuses for directors	-		53
Provision for bonuses for employees	640		520
Depreciation and amortization	555		596
Taxes and duties	568		630
Lease and rental expenses	1,649		1,668
Commission fees	1,010		1,208
Other	4,333		4,806

Total operating expenses	27,095	79.3	34,726	94.8

Operating Income	7,056	20.7	1,896	5.2

(April 1, 2007 ~ March 31, 2008)
(Non-consolidated Balance Sheet)
“Securities deposit,” which had been included in “Other” in “Investments and other assets” was presented separately beginning from the year ended March 31, 2008, as the amount became more than 1% of the total assets. The amount of “Securities deposit” as of March 31, 2007 was ¥998 million.

“Long-term deposit,” which had been presented as a separate item, was included in “Other” in “Investments and other assets” beginning from the year ended March 31, 2008, as the amount became insignificant for financial purposes. The amount of “Long-term deposit” as of March 31, 2008 was ¥421 million.

Annual Financial Report
NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
Non-consolidated Balance Sheets
Note 1.	Assets and liabilities to affiliated companies which were not presented separately and included in corresponding items as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Operational investment securities (TMK Bonds)	¥-	¥9,200
Long-term accrued income	-	2,648

Note 2.	Assets pledged as collateral for short and long-term borrowings as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Loans receivable	¥50,716	¥40,408
Investment securities	-	1,366

Total	¥50,716	¥41,774

Corresponding borrowings secured by the above collateral as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Short-term borrowings	¥30,000	¥4,489
Current portion of long-term borrowings	6,690	22,519
Long-term borrowings	2,421	3,193

Total	¥39,111	¥30,201

Other than the above, loans receivable, that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including its current portion as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Loans receivable	¥7,060	¥-
Current portion of long-term borrowings	7,020	-

In addition, the Company entrusted certain loans outstanding to a trust bank. In order to raise funds, the Company sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. However, since the Company reserves an option to repurchase the senior beneficiary interest, the Company does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the corresponding funds are recognized as long-term liability. There is no control over the interest by the Company except through the above option. Entrusted loans outstanding included in “Loans receivable” and the related long-term liability recorded as “Asset-backed securities” as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Loans receivable	¥36,778	¥23,709
Asset- backed securities	26,957	10,185

Moreover, the Company sold ¥13,208 million of loans outstanding to a company during the year ended March 31, 2008. The transaction constitutes a legal sale under Japanese law. However, since the company is under the control of the Company as a consolidated subsidiary, the Company does not recognize the extinguishment of the aforementioned loans receivable in the financial statements herein, and the corresponding funds are recognized as “Obligation under receivable buy-back agreement” as of March 31, 2008.

Annual Financial Report
Note 3.	Unsecured consumer loans included in loans receivable as of March 31, 2007 and 2008 were ¥2,211 million and ¥1,227 million, respectively.

Note 4.	Loans receivable, with respect to which it is doubtful that all or a portion of principal can be collected, are recognized as bankrupt and delinquent loans receivable. Bankrupt loans receivable included in “Bankrupt and delinquent loans receivable” as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Bankrupt loans receivable	¥1,714	¥1,745

Note 5.	Commitments and contingencies as of March 31, 2007 is as follows:

March 31,
2007

(In millions)
Guarantees for receivables in the credit guarantee business	¥16,963
Guarantees for borrowings of affiliated companies:
Aprek Co., Ltd.	5,315
NIS Property Co., Ltd.	1,191

Commitments and contingencies as of March 31, 2008 is as follows:

March 31,
2008

(In millions)
Guarantees for receivables in the credit guarantee business	¥11,176
Guarantees for loans receivable held by affiliated companies	3,302
Guarantees for borrowings of affiliated companies	3,970

In addition to above, the Company has to indemnify Aprek Co., Ltd. until February 28, 2013, for losses that Aprek incurs due to claims for excess interest repayments raised by customers to whom Aprek lent money on or before March 3, 2008. Although it is difficult to estimate the amount of this liability, the Company estimates the amount of such losses as being ¥1,266 million, which has been included in “Reserve for losses on group businesses” as of March 31, 2008.
Note 6.	Rediscounted notes as of March 31, 2007 and 2008 are ¥121 million and ¥49 million, respectively.

Note 7.	As required by the Non-bank Bond Issuing Law, bankrupt and delinquent loans receivable as of March 31, 2007 and 2008 are classified as follows:

	March 31,
	2007	2008

	(In millions)
Bankrupt loans receivable	¥1,811	¥1,745
Delinquent loans receivable	5,813	14,764
Delinquent loans receivable (three months or more)	-	-
Restructured loans receivable	18,615	17,267

Total	¥26,240	¥33,776

Notes:
1. “Bankrupt loans receivable,” for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3), and Regulation 96-1(4).

2. “Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Restructured loans receivable.”

3. “Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in “Bankrupt loans receivable” and “Delinquent loans receivable.”

4. “Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in “Bankrupt loans receivable,” “Delinquent loans receivable” and “Delinquent loans receivable (three months or more).”

Annual Financial Report
Note 8. (1)	In order to raise funds efficiently, the Company entered into syndicated loan agreements, overdraft agreements and loan commitment agreements with several banks. The limits and unused balance of these prescribed limit agreements as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit lines	¥14,000	¥5,200
Outstanding borrowings within the limits	(13,000)	(5,200)

Unused balance	¥1,000	¥-

(2)	In providing its core business, integrated financial services, the Company contracts credit line agreements with certain customers, and these customers are able to borrow as needed within set credit lines. The unfunded credit lines as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Total amount of credit line agreements	¥82,774	¥19,499
Loans outstanding under credit line agreements	(29,265)	(18,710)

Total unfunded credit lines	¥53,508	¥788
Of which unfunded credit lines without loans outstanding	46,110	698

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.
Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status or other substantial reasons. In addition, the Company examines the agreements regularly in order to take measures for credit preservation.
Note 9.	As of March 31, 2007, “Investment securities” included securities in the amount of ¥2,123 million loaned under share lending agreement, and “Deposits received” in “Current Liabilities” includes the amount of ¥1,640 million received as collateral.

Note 10.	Notes maturing on March 31, 2007 were settled on the business day for financial institutions.

Since it was a non-business day for financial institutions on March 31, 2007, “Notes receivable” and “Rediscounted notes” as of March 31, 2007 include notes with the settlement date falling on March 31, 2007 in the amount of ¥12 million, respectively.

Note 11.	Total principal balance of loans receivable transferred under loan participation agreements, which were accounted for as a sale in accordance with the Accounting Committee Report No. 3, issued by the JICPA on June 1, 1995, was ¥3,000 million as of March 31, 2007.

Annual Financial Report
Non-consolidated Statements of Operations
Note 1.	Details of other financial income for the years ended March 31, 2007 and 2008 are as follows:

	Year Ended March 31,
	2007	2008

	(In millions)
Other financial income:
Interest from deposits	¥2	¥21
Dividends on beneficial interest in trust	681	1,881
Interest income from securities	16	817

Total	¥700	¥2,720

Note 2.	Details of other operating income for the years ended March 31, 2007 and 2008 are as follows:

	Year Ended March 31,
	2007	2008

	(In millions)
Other operating income:
Fees received	¥4,009	¥1,709
Recovery from loans previously charged-off	842	931
Guarantee fees received	1,686	1,769
Rent revenue from real estate	217	23
Revenue from leases and installment loans	519	434
Other	275	483

Total	¥7,550	¥5,353

Note 3.	Details of financial costs for the years ended March 31, 2007 and 2008 are as follows:

	Year Ended March 31,
	2007	2008

	(In millions)
Financial costs:
Interest expense on borrowings	¥3,032	¥3,358
Interest expense on bonds	328	1,465
Amortization of bond issuance costs	-	73

Total	¥3,360	¥4,897

Note 4.	“Interest income from securities” and “Dividend income” in “Other Income” for the years ended March 31, 2007 and 2008 comprised interest and dividends received from investment securities.

Note 5.	Details of losses on sales of fixed assets for the year ended March 31, 2008 are as follows:

Year Ended March 31,
2008

(In millions)
Losses on sales of fixed assets:
Buildings	¥190
Structures	3
Land	70

Total	¥264

Note 6.	Details of losses on disposal of fixed assets for the years ended March 31, 2007 and 2008 are as follows:

	Year Ended March 31,
	2007	2008

	(In millions)
Losses on disposal of fixed assets:
Buildings	¥26	¥17
Equipment	3	6
Restoration costs for real estate leases	8	17

Total	¥38	¥41

Annual Financial Report
Note 7.	Details of losses on impairment of fixed assets for the year ended March 31, 2008 are as follows:

Location	Matsuyama Branch Office Kyushu Sales Department		Tokyo Head Office		Tokyo Head Office
Use of fixed assets	Sales facilities		Idle assets		Assets scheduled to be sold
Type of fixed assets and amount (in millions):	Buildings Equipment	¥2 ¥1	Telephone rights	¥87	Artworks (Equipment)	¥105

The Company classifies its operational assets into the business units used in management accounting. Idle assets and assets scheduled to be sold are classified into units on an individual basis.

Due to continuous operating losses from sales facilities, idle state of telephone rights with no plan for future use, and decision on sales of artworks, the Company reduced the book value of abovementioned assets to the estimated recoverable amount. As a result, impairment losses, which were included in “Special Losses,” amounted to ¥196 million for the year ended March 31, 2008.

The recoverable amount of sales facilities was measured at use value, which was equivalent to zero value, and the recoverable amount of artworks and telephone rights were measured at net realizable value using the price estimated by third parties.

Note 8.	Provision for losses on group businesses is provided in order to prepare for losses on guarantees of loans receivable and indemnification for losses on excess interest repayments of an affiliated company, which was offset by ¥3,271 million of guarantee fees received and indemnification fees received from the affiliated company for the year ended March 31, 2008.

Annual Financial Report
Non-consolidated Statements of Changes in Net Assets
(April 1, 2006 ~ March 31, 2007)
Changes in the number of shares of treasury stock for the year ended March 31, 2007 are as follows:

Year Ended March 31, 2007

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,055
Decrease	11,757
As of the end of the fiscal year	68,348

The following table shows primary reasons for the above changes:

Year Ended March 31, 2007

(Thousand shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	40,051
Purchase of fractional shares	4
Decrease due to:
Exercise of stock acquisition rights	11,757

(April 1, 2007 ~ March 31, 2008)
Changes in the number of shares of treasury stock for the year ended March 31, 2008 are as follows:

Year Ended March 31, 2008

(Thousand shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	68,348
Increase	60,023
Decrease	122,096
As of the end of the fiscal year	6,276

The following table shows primary reasons for the above changes:

Year Ended March 31, 2008

(Thousand shares)
Increase due to:
Purchase of treasury stock upon approval by the Board of Directors	60,000
Purchase of fractional shares	23
Decrease due to:
Exercise of stock acquisition rights	3,270
1-for-20 reverse stock split completed on August 31, 2007	118,825

Annual Financial Report
Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
(Lessee)
1.	Equivalents of acquisition costs, accumulated amortization and book value as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Equipment:
Acquisition costs equivalent	¥2,255	¥1,311
Accumulated amortization equivalent	(1,693)	(1,015)

Book value equivalent	561	295
Software:
Acquisition costs equivalent	267	84
Accumulated amortization equivalent	(213)	(64)

Book value equivalent	54	19
Other:
Acquisition costs equivalent	4	-
Accumulated amortization equivalent	(4)	-

Book value equivalent	0	-

Total:
Acquisition costs equivalent	2,527	1,395
Accumulated amortization equivalent	(1,910)	(1,080)

Book value equivalent	¥616	¥315

2.	The amounts of outstanding future minimum lease payments as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Due within one year	¥367	¥191
Due after one year	263	131

Total	¥630	¥323

3.	Lease payments, amortization expense equivalent and interest expense equivalent for the years ended March 31, 2007 and 2008 are as follows:

	Year Ended March 31,
	2007	2008

	(In millions)
Lease payments	¥569	¥389
Amortization expense equivalent	546	373
Interest expense equivalent	16	10

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.

Annual Financial Report
Investment Securities
Information regarding marketable investments in affiliated companies as of March 31, 2007 and 2008 is as follows:

	March 31,
	2007			2008
	Carrying Value	Market Value	Difference	Carrying Value	Market Value	Difference

	(In millions)
Investment in subsidiaries	¥1,946	¥34,452	¥32,506	¥500	¥10,688	¥10,188
Investment in affiliates	2,720	2,201	(519)	1,835	1,835	-

Total	¥4,667	¥36,654	¥31,987	¥2,335	¥12,523	¥10,188

Deferred Income Taxes
1.	Significant components of deferred tax assets and liabilities as of March 31, 2007 and 2008 are as follows:

	March 31,
	2007	2008

	(In millions)
Deferred tax assets:
Loan losses	¥22	¥293
Allowance for loan losses	1,534	8,236
Reserve for guarantee losses	392	303
Accrued business tax	95	120
Accrued retirement benefits for directors	132	131
Accrued bonuses for employees	210	183
Reserve for losses on excess interest repayments	1,863	4,360
Impairment of fixed assets	239	79
Allowance for investment losses	-	364
Reserve for losses on group businesses	-	2,369
Impairment of investment securities	-	1,319
Unrealized losses on investment securities	42	-
Losses carryforwards	-	3,421
Other	308	808
Valuation allowance	-	(21,991)

Total deferred tax assets	¥4,841	¥-

2.	The reconciliation of differences between the statutory tax rate and the effective income tax rate is omitted due to losses before income taxes for the years ended March 31, 2007 and 2008.
Business Combinations
(April 1, 2006 ~ March 31, 2007)

Not applicable

(April 1, 2007 ~ March 31, 2008)

Not applicable

Annual Financial Report
Per Share Data

	Year Ended March 31,
	2007	2008

	(In yen)
Non-consolidated:
Net assets per share	¥27.66	¥213.46
Net income (losses) per share:
Basic	0.02	(292.26)
Diluted	0.02	-

Notes:	1. Figure for diluted net income per share for the year ended March 31, 2008 was not presented because of net losses per share.
2. The basis for the calculation of basic and diluted net income (losses) per share presented above is as follows:

	Year Ended March 31,
	2007	2008

	(In millions)
Net income (losses) on the non-consolidated statements of operations	¥64	¥(45,615)
Net income (losses) attributable to common stock	64	(45,615)
Amounts not attributable to common shareholders	-	-
Adjustment to net income for the calculation of diluted net income per share	-	-

	Year Ended March 31,
	2007	2008

	(Thousand shares)
Average number of outstanding shares	2,818,487	156,077
Shares with dilutive effect:
Stock acquisition rights	11,451	-

Total number of shares with dilutive effect	11,451	-

In addition, shares without dilutive effect which are not reflected in the calculation of diluted net income per share for the years ended March 31, 2007 and 2008 are as follows:
(April 1, 2006 ~ March 31, 2007)

Year Ended March 31,
2007

Type	Stock acquisition rights
Special resolution date	June 22, 2005
Number of stock acquisition rights	3,950 units

The details of shares mentioned above are stated in “ITEM 4. OVERVIEW OF THE COMPANY – (2) Information on Stock Acquisition Rights and Convertible Bonds.”
(April 1, 2007 ~ March 31, 2008)

Year Ended March 31,
2008

Type	Stock acquisition rights	Stock acquisition rights	Stock acquisition rights	Stock acquisition rights
Special resolution date	June 22, 2004	June 22, 2005	June 22, 2005	February 18, 2008
Number of stock acquisition rights	2,444 units	13,000 units	3,050 units	87,500 units

The details of shares mentioned above are stated in “ITEM 4. OVERVIEW OF THE COMPANY – 1. INFORMATION ON CAPITAL STOCK – (2) Information on Stock Acquisition Rights and Convertible Bonds.”

Annual Financial Report
3.	Stock split and reverse stock split
(April 1, 2006 ~ March 31, 2007)

On April 1, 2006 the Company completed a 2-for-1 stock split. If the stock split were deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the year ended March 31, 2006 would have been as follows:

Year Ended March 31, 2006

(In yen)
Net assets per share	¥27.33
Net income per share:
Basic	2.66
Diluted	2.51

(April 1, 2007 ~ March 31, 2008)

On August 31, 2007, the Company completed a 1-for-20 reverse stock split. If the reverse stock split were deemed to have occurred on April 1, 2006, the retroactively adjusted per share data for the year ended March 31, 2007 would have been as follows:

Year Ended March 31, 2007

(In yen)
Net assets per share	¥553.21
Net income per share:
Basic	0.46
Diluted	0.46

Annual Financial Report
Significant Subsequent Events
(April 1, 2006 ~ March 31, 2007)

1.	On May 29, 2007, the Board of Directors approved an issuance of “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds,” which were issued on June 20, 2007 as follows:

	(1)	Total amount of issue		US$200 million
	(2)	Issue price		100% of par value
	(3)	Stock payment date		June 20, 2007
	(4)	Maturity		June 20, 2012
	(5)	Interest rate		8.06% per annum
	(6)	Use of proceeds		General corporate purposes and refinancing

2.	On June 23, 2007, the Annual Shareholders’ Meeting approved a reverse stock split as follows:

	(1)	Reverse stock split method		1-for-20 reverse stock split, and the number of outstanding shares of the Company’s common stock is to be reduced from 2,917,887,012 shares to 145,894,350 shares.
	(2)	Reverse stock split schedule:
		1)	Last date for submission of share certificate	August 31, 2007
			Share certificates submission period	From July 31, 2007 to August 31, 2007
		2)	Effective date	August 31, 2007

If the reverse stock split were deemed to have occurred on April 1, 2005, the retroactively adjusted per share data for the years ended March 31, 2006 and 2007 would have been as follows:

	Year Ended March 31,
	2006	2007

	(In yen)
Net assets per share	¥546.53	¥553.21
Net income per share:
Basic	53.16	0.46
Diluted	50.22	0.46

3.	On June 23, 2007, the Board of Directors approved repurchases of shares of the Company’s common stock pursuant to the Corporate Law as follows:

	(1)	Reason for Repurchases		The Company decided to repurchase shares of its common stock in order to improve its capital efficiency and to expeditiously implement its capital policies in the future.
	(2)	Outline of Repurchases:
		1)	Class of shares to be repurchased	Common stock
		2)	Total number of shares to be repurchased	Up to 60,000,000 shares
		3)	Aggregate amount of repurchases	Up to 3 billion yen
		4)	Period for repurchases	1 year from June 25, 2007
		5)	Acquisition method	Ordinary market transactions on the Tokyo Stock Exchange

Annual Financial Report
(April 1, 2007 ~ March 31, 2008)
On May 23, 2008, the Board of Directors approved a merger to absorb NIS Property Co., Ltd., a consolidated subsidiary, effective on July 1, 2008, and the Company entered into the merger agreement on the same day.
1.	Name of the companies concerned and descriptions of their businesses, legal form of the business combination, name of the company after the business combination, and summary and the purpose of the transaction are as follows:
(1)	Name of the companies concerned and descriptions of their businesses

1)	Surviving Company
	Name:	NIS Group Co., Ltd.
	Business Description:	Provider of SME loans, consumer loans and credit guarantee services

2)	Dissolved Company
	Name:	NIS Property Co., Ltd.
	Business Description:	Real estate transactions, real estate development and asset management
(2)	Legal form of the business combination

An absorption merger with the Company as the surviving company and NIS property as the dissolved company.

(3)	Name of the company after the business combination

NIS Group Co., Ltd.

(4)	Summary and the purpose of the transaction

The Group focuses on the real estate-related business primarily though NIS Property, which engages in the principal investment business investing in Japanese real estate market. The aim of this merger is the further increase of operational efficiency through group reorganization.
2.	Summary of Accounting Treatments

A transaction under a common control in accordance with “Accounting Standard for Business Combination” issued by the Business Accounting Council on October 31, 2003 and ASB Guidance No. 10 “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” issued by the ASBJ as last amended on November 15, 2007.

Annual Financial Report
4)	Non-consolidated Supplementary Statements
Details of Investment Securities
(Equity Stocks)

	March 31, 2008
	Number of Shares	Book Value

	(In millions except shares)
Investment securities:
Other securities:
Xinhua Finance Limited	114,717	¥893
Yume Corporation Co., Ltd.	280,000	350
ArtMasters Co., Ltd.	600	270
Masterpiece Group Inc.	3,000	240
Capital Partners Securities Co., Ltd.	6,700	201
Sea Capital Co., Ltd.	7,000	168
DC CREATE Co., Ltd.	540	135
C&C PRO Co., Ltd.	1,000	130
I Pet Co., Ltd.	5,000	120
IPLocks, Inc.	500,000	110
148 other companies	10,353,785	2,899

Total	11,272,342	¥5,517

(Bonds)

	March 31, 2008
	Face Value	Book Value

	(In millions)
Operational investment securities:
Other securities:
1st Tokutei Mokuteki Kaisha (“TMK”) Bonds issued by Stella Hills TMK	¥9,200	¥9,200
1st General Secured TMK Bonds Series B issued by Residential Property Investment TMK	1,100	1,100
1st General Secured TMK Bonds Series B issued by TMK Gold	700	700
1st TMK Bonds Series B issued by Blue Hole TMK	300	300

Subtotal	11,300	11,300
Investment securities:
Other securities:
Bonds with warrants (9 companies)	285	104

Subtotal	285	104

Total	¥11,585	¥11,404

(Other)

	March 31, 2008
	Number of Units	Book Value

	(In millions except units)
Investment securities:
Other securities:
Warrant securities (6 companies)	3,508	¥83
Investment funds:
Alfex Japan Long Short	101,645	1,138
NVCC Chinese New Star 1st Investment Fund	5	459
WP 1st Investment Fund	4	410
NH Global Incubation Investment Fund	6	393
Fewtram 1st Investment Fund	2	200
Tokyo Hybrid Venture Investment Fund	200	122
Japan Spread Partners III Investment Fund	1	90
8 other portfolios	59	359

Subtotal	101,922	3,173

Total	105,431	¥3,257

Annual Financial Report
Details of Fixed Assets

					Accumulated
	Balance as of			Balance as of	Depreciation and	Depreciation
	March 31,			March 31,	Amortization as of	and
	2007	Increase	Decrease	2008	March 31, 2008	Amortization	Net Balance

	(In millions)
Tangible fixed assets:
Buildings	¥-	¥-	¥-	¥264	¥103	¥49	¥160
Structures	-	-	-	-	-	0	-
Equipment	-	-	-	358	180	37	178
Land	-	-	-	-	-	-	-

Total tangible fixed assets	-	-	-	622	283	87	339

Intangible fixed assets:
Software	-	-	-	2,898	1,671	556	1,226
Software development in progress	-	-	-	109	-	-	109
Telephone rights	-	-	-	43	-	-	43

Total intangible fixed assets	-	-	-	3,051	1,671	556	1,379

Long-term prepaid expenses	89	20	36	73	28	19	45
	(1)	(-)	(1)	(-)
Deferred assets:
Deferred bond issuance costs	-	440	-	440	73	73	367

Total deferred assets	-	440	-	440	73	73	367

Notes:	1.	The amounts of tangible fixed assets and intangible fixed assets are omitted in “Balance as of March 31, 2007,” “Increase” and “Decrease,” as these amounts are less than 1% of total assets.
	2.	The amounts presented in parentheses are the amounts of amortization for insurance expense and deferred interest expense. These amounts are not included in the amounts of “Accumulated Depreciation and Amortization” and “Depreciation and Amortization” because aforementioned expenses are different from depreciation and amortization in substance.
Details of Allowance and Reserves for Losses, and Accrued Expenses

	Balance as of		Decrease	Decrease	Balance as of
	March 31, 2007	Increase	(Purpose Usage)	(Other)	March 31, 2008

	(In millions)
Allowance for loan losses	¥17,117	¥22,905	¥11,457	¥1,610	¥26,955
Allowance for investment losses	-	900	-	-	900
Accrued bonuses for employees	520	452	520	-	452
Accrued bonuses for directors	53	-	52	0	-
Reserve for guarantee losses	970	749	970	-	749
Reserve for losses on relocation of offices	-	154	-	-	154
Accrued retirement benefits for directors	328	-	3	-	324
Reserve for losses on excess interest repayments	4,600	9,369	3,203	-	10,766
Reserve for losses on group businesses	-	6,234	384	-	5,850

Notes:	1.	The amount of “Decrease (Other)” of “Allowance for loan losses” represents the total of the amount recovered by collection of ¥483 million and total amount of ¥1,127 million due to adjustment to allowance of loan losses based on the actual charged-off ratio of general loans as well as review of status of specific loans.
	2.	The amount of “Decrease (Other)”of “Accrued bonuses for directors” represents the amount charged on and refunded from companies to which such directors were seconded.
	3.	The amount of “Provision for losses on group businesses” in “Special Losses” in the statements of operations was the amount after offsetting ¥3,271 million of guarantee fees and indemnification fees received from an affiliated company.

Annual Financial Report
(2)	Details of Major Assets and Liabilities
1)	Cash and Deposits

March 31, 2008

(In millions)
Cash	¥22
Deposits:
Checking account	13
Ordinary deposit	3,181
Notice deposit	700
Time deposit	3,041
Foreign currency deposit	27

Total deposits	6,964

Total	¥6,986

2)	Notes Receivable

The summary of promissory notes receivable originated from commercial bills discounting is presented below:
(a)  By  industry

March 31, 2008

(In millions)
Manufacturing	¥24
Construction	2
Transport / Communication	0
Wholesale / Retail / Restaurants	20
Services	3

Total	¥51

(b)  By  maturity

March 31, 2008

(In millions)
April 2008	¥23
May 2008	2
June 2008	14
July 2008	10
August 2008 and thereafter	-

Total	¥51

3)	Loans Receivable

The amounts of loan originations and collections for the year ended March 31, 2008 are as follows:

			Amount					Turnover Ratio (times)
Balance as of	Amount of	Amount of	Transferred to		Balance as of	Collection Ratio (%)		(B)
March 31, 2007	Origination	Collection	Other	Loans	March 31, 2008	(C)	× 100	(A)+(D)

(A)	(B)	(C)	Accounts	Charged-off	(D)	(A)+(B)		2

(In millions except percentage and times)
¥194,824	¥174,921	¥225,508	¥13,112	¥7,339	¥123,785	60.99		1.10

Note: “Amount Transferred to Other Accounts” refers to the amount transferred to “Bankrupt and delinquent loans receivable.”

Annual Financial Report
4)	Loans to Affiliated Companies (Current Assets)

March 31, 2008

(In millions)
Nissin Servicer Co., Ltd.	¥10,550
Aprek Co., Ltd.	3,600

Total	¥14,150

5)	Other Investment in Affiliated Companies

March 31, 2008

(In millions)
Nissin China Holdings., LLC	¥11,754
NISF 1 LLC	6,176
Future 21st LLC	929
Stella Hills TMK	390
Aries Ltd.	220
7 other companies	509

Total	¥19,981

6)	Loans to Affiliated Companies (Investments and other assets)

March 31, 2008

(In millions)
NIS Property Co., Ltd.	¥13,464
NIS Lease Co., Ltd.	10,157
NIS Trading Co., Ltd.	300
3 other companies	285

Total	¥24,206

7)	Bankrupt and Delinquent Loans Receivable

March 31, 2008

(In millions)
Secured loans	¥8,956
SME loans	5,577
Discount notes	35
Consumer loans	1,940

Total	¥16,509

8)	Short-term Borrowings

March 31, 2008

(In millions)
Regional banks	¥3,784
Long-term credit banks	3,489
Foreign banks	8,005
Non-life insurance companies	1,000
Business corporations	700

Total	¥16,979

Annual Financial Report
9)	Current Portion of Long-term Borrowings

March 31, 2008

(In millions)
Commercial banks	¥1,670
Regional banks	13,349
Trust banks	870
Long-term credit banks	334
Foreign banks	1,086
Cooperative banks / Credit unions	1,802
Non-life insurance companies	884
Securities firm	20,364
Business corporations	4,713

Total	¥45,072

10)	Current Portion of Bonds

March 31, 2008

(In millions)
7th unsecured straight bonds	¥7,500
8th unsecured straight bonds	9,800
10th unsecured straight bonds	9,700
5th unsecured private placement bonds	400

Total	¥27,400

Note:	The information of issuance dates and interest rates is described in “ITEM 5. FINANCIAL STATEMENTS – 1. CONSOLIDATED FINANCIAL STATEMENTS – (1) Consolidated Financial Statements – 5) Consolidated Supplementary Statements – 1) Details of Bonds and Convertible Bonds.”
11)	Obligation under receivable buy-back agreement

March 31, 2008

(In millions)
Transaction date:
November 2007	¥13,208

Total	¥13,208

12)	Bonds (Long-term Liabilities)

March 31, 2008

(In millions)
9th unsecured straight bonds	¥5,000
U.S. dollar-denominated unsecured straight bonds	24,480

Total	¥29,480

Note:	The information of issuance dates and interest rates is described in “ITEM 5. FINANCIAL STATEMENTS – 1. CONSOLIDATED FINANCIAL STATEMENTS – (1) Consolidated Financial Statements – 5) Consolidated Supplementary Statements – 1) Details of Bonds and Convertible Bonds.”
(3)	Other

None

Annual Financial Report
ITEM 6. ADMINISTRATIVE MATTERS REGARDING THE COMPANY’S STOCK

Fiscal year	From April 1 to March 31

Annual Shareholders’ Meeting	During June in each year

Record date	March 31

The type of shares certificate	100 shares, 1,000 shares, and 10,000 shares

Record date for dividends	September 30 and March 31

Number of shares to constitute one unit of share	100 shares

Stock transfer:
Place of business handling	Head Office, The Chuo Mitsui Trust Banking Co., Ltd. 33-1, Shiba 3-chome, Minato-ku, Tokyo
Agent	The Chuo Mitsui Trust and Banking Co., Ltd. 33-1, Shiba 3-chome, Minato-ku, Tokyo
Intermediary offices	Branches of The Chuo Mitsui Trust and Banking Co., Ltd. Head office and branches of Japan Securities Agents, Ltd.
Fee for stock transferring	Free of charge
Fee for issuing share certificate	Free of charge

Purchase of shares below one unit (under the Japanese Unit Share System):
Place of business handling	Head Office, The Chuo Mitsui Trust Banking Co., Ltd. 33-1, Shiba 3-chome, Minato-ku, Tokyo
Agent	The Chuo Mitsui Trust and Banking Co., Ltd. 33-1, Shiba 3-chome, Minato-ku, Tokyo
Intermediary offices	Branches of The Chuo Mitsui Trust and Banking Co., Ltd. Head office and branches of Japan Securities Agents, Ltd.
Purchase commission	Handling charges as stipulated by the securities companies designated by the Company for the repurchase.

Method of public notice	Public notice by electronic means.
However, a public notice will be inserted in the Nihon Keizai Shimbun in case where public notice by electronic means is impossible.

URL for public notification: http://www.nisgroup.jp/Japanese/ir/hk.cfm
URL for balance sheet and statement of income: http://www.nisgroup.jp/Japanese/ir/kk.cfm

Special privileges for the shareholders	None

Note:	Shareholders holding shares of less than one unit shall not be able to exercise rights other than the following for shares less than one unit:
Rights set forth in each item of Article 189-2 of the Corporate Law.
Rights to make a claim under provisions set forth in Article 166-1 of the Corporate Law.
Rights to subscribe allotment of shares and warrant shares corresponding to the number of shares held by each shareholder.

Annual Financial Report
ITEM 7.     REFERENCE INFORMATION FOR THE COMPANY
1.	Information on a Parent Company

The Company does not have any parent company.

2.	Other Information

The following documents were submitted to Director of Kanto Local Finance Bureau from April 1, 2007 to the filing date of the current annual financial report.
(1)	Annual Financial Report and Attachment for the year ended March 31, 2007 was submitted on June 25, 2007.
(2)	Correction Report for the abovementioned Annual Financial Report was submitted on October 29, 2007.
(3)	Semi-annual Financial Report for the six months ended September 30, 2007 was submitted on December 13, 2007.
(4)	Securities Registration Statement for Third-Party Allotment of New Shares and Attachment, and Securities Registration Statement for Equity Warrants and Attachment were submitted on January 11, 2008.
(5)	Correction Reports for the abovementioned Securities Registration Statement for Third-Party Allotment of New Shares and Securities Registration Statement for Equity Warrants were submitted on January 30, 2008, February 4, 2008, February 15, 2008, and February 18, 2008.
(6)	Extraordinary Report related to changes of Representative Directors in accordance with Cabinet Office Ordinance 19-2(9) on Disclosure of Corporate Information, etc. was submitted on September 27, 2007.
Extraordinary Report related to changes of Principal Shareholders in accordance with Cabinet Office Ordinance 19-2(4) on Disclosure of Corporate Information, etc. was submitted on February 20, 2008.
Extraordinary Report related to changes of the Specified Subsidiary in accordance with Cabinet Office Ordinance 19-2(3) on Disclosure of Corporate Information, etc. was submitted on February 21, 2008.
Extraordinary Report related to the Absorption Merger of a Subsidiary in accordance with Cabinet Office Ordinance 19-2(7)-3 on Disclosure of Corporate Information, etc. was submitted on May 23, 2008.
(7)	Securities Issuance Registration Statement for Bonds was submitted on November 22, 2007.
(8)	Amendments to Security Issuance Registration Statement for Bonds and Attachment were submitted on November 26, 2007, December 14, 2007, and February 25, 2008.
(9)	Purchase Report of Treasury Stock for the period from June 25, 2007 to June 30, 2007 was submitted on July 10, 2007.
Purchase Report of Treasury Stock for the period from July 1, 2007 to July 31, 2007 was submitted on August 10, 2007.
Purchase Report of Treasury Stock for the period from August 1, 2007 to August 31, 2007 was submitted on September 12, 2007.
Purchase Report of Treasury Stock for the period from September 1, 2007 to September 30, 2007 was submitted on October 11, 2007.
Purchase Report of Treasury Stock for the period from October 1, 2007 to October 31, 2007 was submitted on November 12, 2007.
Purchase Report of Treasury Stock for the period from November 1, 2007 to November 30, 2007 was submitted on December 14, 2007.
Purchase Report of Treasury Stock for the period from December 1, 2007 to December 31, 2007 was submitted on January 15, 2008.
Purchase Report of Treasury Stock for the period from January 1, 2008 to January 31, 2008 was submitted on February 12, 2008.
Purchase Report of Treasury Stock for the period from February 1, 2008 to February 29, 2008 was submitted on March 14, 2008.
Purchase Report of Treasury Stock for the period from March 1, 2008 to March 31, 2008 was submitted on April 14, 2008.
Purchase Report of Treasury Stock for the period from April 1, 2008 to April 30, 2008 was submitted on May 14, 2008.
Purchase Report of Treasury Stock for the period from May 1, 2008 to May 31, 2008 was submitted on June 10, 2008.
(10)	Amendment to Purchase Report of Treasury Stock for the abovementioned Purchase Report of Treasury Stock submitted on January 15, 2008 was submitted on February 8, 2008.

Annual Financial Report
SECOND SECTION: GUARANTOR COMPANY OF THE COMPANY
None

Annual Financial Report
Report of Independent Certified Public Accountants
June 23, 2007
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner, Engagement Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets, the consolidated statement of cash flows and the consolidated supplementary statements of NIS GROUP CO., LTD. included in “FINANCIAL STATEMENTS” as of and for the year ended March 31, 2007. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2007, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
1.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 1. Scope of Consolidation,” the Company has prepared the financial statements under “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations” adopted in the fiscal year ended March 31, 2007.
2.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – 3) Accrued bonuses for directors,” the Company has prepared the financial statements under “Accounting Standard for Directors’ Bonuses” adopted in the fiscal year ended March 31, 2007.
3.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – 6) Reserve for losses on excess interest repayments,” reserve for losses on excess interest repayments is recorded based on the “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” beginning from the fiscal year ended March 31, 2007.
4.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS,” the Company has prepared the financial statements under “Guidance on Accounting Standard for Share-based Payments” adopted in the fiscal year ended March 31, 2007.
5.	As discussed in “Segment Information – 1. Business Segment Information – Note 5. Changes in business segment,” real estate business, which was included in other businesses heretofore, is disclosed as a separate segment for financial reporting purposes, beginning from the year ended March 31, 2007.
6.	As discussed in “Significant Subsequent Events,” the Company issued “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds” on June 20, 2007, in accordance with the resolution approved at the Board of Directors’ Meeting held on May 29, 2007.
We have no interest in NIS GROUP CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report
Report of Independent Certified Public Accountants
June 20, 2008
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner, Engagement Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2-1 of “Financial Instruments and Exchange Law,” we have audited the consolidated balance sheet, the consolidated statement of operations, the consolidated statement of changes in net assets, the consolidated statement of cash flows and the consolidated supplementary statements of NIS GROUP CO., LTD. included in “FINANCIAL STATEMENTS” as of and for the year ended March 31, 2008. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2008, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
1.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 1. Scope of Consolidation,” the Company has prepared the financial statements under “Practical Solution on Application of Control Criteria and Influence Criteria to Investment Associations” adopted in the fiscal year ended March 31, 2007.
2.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – 3) Accrued bonuses for directors,” the Company has prepared the financial statements under “Accounting Standard for Directors’ Bonuses” adopted in the fiscal year ended March 31, 2007.
3.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS – 4. Significant Accounting Policies – (3) Allowance for Loan Losses and Accrued Expenses – 6) Reserve for losses on excess interest repayments,” reserve for losses on excess interest repayments are recorded based on the “Audit Treatment of Reserve for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” beginning from the fiscal year ended March 31, 2007.
4.	As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS,” the Company has prepared the financial statements under “Guidance on Accounting Standard for Share-based Payments” adopted in the fiscal year ended March 31, 2007.
5.	As discussed in “Segment Information – 1. Business Segment Information – Note 5. Changes in business segment,” real estate business, which was included in other businesses heretofore, is disclosed as a separate segment for financial reporting purposes, beginning from the year ended March 31, 2007.
6.	As discussed in “Significant Subsequent Events,” the Company issued “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds” on June 20, 2007, in accordance with the resolution approved at the Board of Directors’ Meeting held on May 29, 2007.
We have no interest in NIS GROUP CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report
Report of Independent Certified Public Accountants
June 23, 2007
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner, Engagement Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the balance sheet, the statement of income, the statement of changes in net assets, and the supplementary statements of NIS GROUP CO., LTD. included in “FINANCIAL STATEMENTS” as of and for the year ended March 31, 2007. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of NIS GROUP CO., LTD. as of March 31, 2007, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
1.	As discussed in “SIGNIFICANT ACCOUNTING POLICIES – 5. Allowance for Loan Losses and Accrued Expenses – (3) Accrued bonuses for directors,” NIS GROUP CO., LTD. has prepared the financial statements under “Accounting Standard for Directors’ Bonuses” adopted in the fiscal year ended March 31, 2007.
2.	As discussed in “SIGNIFICANT ACCOUNTING POLICIES – 5. Allowance for Loan Losses and Accrued Expenses – (5) Reserves for losses on excess interest repayments,” reserves for losses on excess interest repayments are recorded based on the “Treatment in Audits concerning Reserves for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” adopted in the fiscal year ended March 31, 2007.
3.	As discussed in “Significant Subsequent Events,” NIS GROUP CO., LTD. issued “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds” on June 20, 2007, in accordance with the resolution approved at the Board of Directors’ Meeting held on May 29, 2007.
We have no interest in NIS GROUP CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Annual Financial Report
Report of Independent Certified Public Accountants
June 20, 2008
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner, Engagement Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 -1 of “Financial Instruments and Exchange Law,” we have audited the balance sheet, the statement of operations, the statement of changes in net assets, and the supplementary statements of NIS GROUP CO., LTD. included in “FINANCIAL STATEMENTS” as of and for the year ended March 31, 2008. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of NIS GROUP CO., LTD. as of March 31, 2008, and the results of its operations for the year then ended, in conformity with accounting principles generally accepted in Japan.
Additional information:
1.	As discussed in “SIGNIFICANT ACCOUNTING POLICIES – 5. Allowance for Loan Losses and Accrued Expenses – (3) Accrued bonuses for directors,” NIS GROUP CO., LTD. has prepared the financial statements under “Accounting Standard for Directors’ Bonuses” adopted in the fiscal year ended March 31, 2007.
2.	As discussed in “SIGNIFICANT ACCOUNTING POLICIES – 5. Allowance for Loan Losses and Accrued Expenses – (5) Reserves for losses on excess interest repayments,” reserves for losses on excess interest repayments are recorded based on the “Treatment in Audits concerning Reserves for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” adopted in the fiscal year ended March 31, 2007.
3.	As discussed in “Significant Subsequent Events,” NIS GROUP CO., LTD. issued “NIS GROUP CO., LTD., U.S. Dollar-denominated Unsecured Straight Bonds” on June 20, 2007, in accordance with the resolution approved at the Board of Directors’ Meeting held on May 29, 2007.
We have no interest in NIS GROUP CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.